[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

EXECUTION VERSION

Exhibit 10.1

LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

DATED AS OF May 11, 2022

BY AND AMONG

Navire Pharma, Inc.

BRIDGEBIO PHARMA, INC.

AND

BRISTOL-MYERS SQUIBB COMPANY

PRIVILEGED AND CONFIDENTIAL

LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This License, Development and Commercialization Agreement (this “Agreement”), dated as of May 11, 2022 (the “Effective Date”), is made by and among BridgeBio Pharma Inc., a Delaware corporation with offices at 421 Kipling Street Palo Alto, CA 91320-1799 (“BridgeBio”) (solely for the purposes of and solely to the extent set forth in the following provisions: Sections 2.2 (License Grant to [***]); 2.6 (Exclusivity); 10.1 (Mutual Representations and Warranties); and Article 12 through Article 16), Navire Pharma, Inc. (formerly known as PTP Pharmaceuticals, Inc.), a Delaware corporation with offices at 421 Kipling Street Palo Alto, CA 91320-1799 (“Navire”), and Bristol-Myers Squibb Company, a Delaware corporation headquartered at 430 East 29th Street, 14th Floor, NY, NY 10016 (“BMS”). Navire and BMS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

Whereas, Navire has discovered and developed the Licensed Compounds, including BBP-398 (each as defined herein);

Whereas, BMS has experience in the development, manufacture and commercialization of pharmaceutical and biologic products in the Field (as defined herein) in the Territory (as defined herein); and

Whereas, Navire wishes to grant a license to BMS under certain intellectual property rights to further develop, manufacture, and commercialize Licensed Compounds and Licensed Products (as defined herein) in the Field in the Territory, and BMS wishes to take such license, in each case, in accordance with the terms and conditions set forth below.

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

PRIVILEGED AND CONFIDENTIAL

ARTICLE 1

Definitions

As used in this Agreement, the following initially capitalized terms will have the meanings set forth in this Article 1 or as otherwise defined elsewhere in this Agreement:

1.1
“Accounting Standards” means U.S. generally accepted accounting principles (“GAAP”), consistently applied.
1.2
“Acquirer” means collectively, (a) the Third Party referenced in the definition of Change of Control and (b) such Third Party’s Affiliates immediately prior to the consummation of the Change of Control.
1.3
“Additional Navire GDP Know-How” means the Arising Know-How developed, created, conceived, or reduced to practice during the Term by or on behalf of either Party or any of its Affiliates, or jointly by or on behalf of Navire or any of its Affiliates and BMS or any of its Affiliates, in the performance of any Additional Navire GDP Trial.
1.4
“Allowable BMS Development Costs” means, with respect to any Development Activities conducted by or on behalf of BMS (or any of its Related Parties), any Development Costs incurred by BMS (or any of its Related Parties) that are for or otherwise allocable to Development Activities: (a) exclusively for the U.S., [***] of any such Development Costs; (b) exclusively for (i) a country in the Territory other than the U.S. or (ii) any geographic region in the Territory that does not include the U.S., [***] of any such Development Costs; and (c) for the U.S. and any other country(ies) or geographic region(s) in the Territory, [***] of any such Development Costs, in each case ((a) through (c)), as reasonably determined by BMS; provided that, notwithstanding the foregoing, the Parties hereby acknowledge and agree that no cost or expense shall be included as Allowable BMS Development Costs if such inclusion therein would result in a duplication or double counting of the same cost or expense pursuant to this Agreement.
1.5
“Applicable Law” means any applicable federal, state, local, foreign, or multinational law (including, the FD&C Act, GCP, GLP, GMP, and data protection and privacy laws, rules and regulations, including the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act, and the E.U. General Data Protection Regulation (2016/679)), statute, standard, ordinance, code, rule, regulation, directive resolution, or promulgation, or any order, writ, judgment, injunction, decree, stipulation, ruling, determination, or award entered by or with any Governmental Authority, or any license, franchise, permit, or similar right granted under any of the foregoing, or any similar provision having the force or effect of law. For clarity, any specific references to any Applicable Law or any portion thereof, will be deemed to include all then-current amendments thereto or any replacement or successor law, statute, standard, ordinance, code, rule, regulation, directive, resolution, order, writ, judgment, injunction, decree, stipulation, ruling, or determination thereto.
1.6
“BBP-398” means that certain Navire proprietary compound referred to as BBP-398, [***].

PRIVILEGED AND CONFIDENTIAL

1.7
“BMS Reversion Know-How” means, any Know-How that is (a) Controlled by BMS or its Affiliates as of the effective date of termination and (b) [***].
1.8
“BMS Reversion Patent” means any Patent that (a) is Controlled by BMS or its Affiliates as of the effective date of termination and (b) includes one (1) or more claim(s) that claim [***].
1.9
“BMS Reversion Technology” means BMS Reversion Know-How and BMS Reversion Patents.
1.10
“[***] Affiliate” means any entity in which [***] directly or indirectly holds a majority of the voting equity or has the right to appoint a majority of the members of the board of directors, at any time (and regardless of whether such entity is or becomes a [***] Affiliate on or after the Effective Date) excluding [***].
1.11
“[***]” means any Patent or Know-How owned or Controlled by a [***] Affiliate as of the Effective Date or during the Term that is [***].
1.12
“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions are required or authorized by Applicable Law to be closed in New York City, New York.
1.13
“Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1, or October 1 of any year; provided, however, that (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first full Calendar Quarter thereafter, and (b) the last Calendar Quarter of the Term will commence on the last-to-occur of any of the foregoing dates during the Term and end upon the expiration or termination of this Agreement.
1.14
“Calendar Year” means the period beginning on the 1st of January and ending on the 31st of December of the same year; provided, however, that (a) the first Calendar Year of the Term will commence on the Effective Date and end on December 31 of the same year, and (b) the last Calendar Year of the Term will commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the date of termination or expiration of this Agreement.
1.15
“Change of Control” with respect to a Person (an “Acquired Party”), shall be deemed to have occurred upon any of the following occurring after the Effective Date: (a) any Person or group of Persons that is not an Affiliate or [***] Affiliate (with respect to Navire) of such Acquired Party becomes the beneficial owner (directly or indirectly) of fifty percent (50%) or more of the voting shares of the Acquired Party; (b) such Acquired Party consolidates with or merges into or with another Person that is not an Affiliate or [***] Affiliate (with respect to Navire) of such Acquired Party pursuant to a transaction in which fifty percent (50%) or more of the voting shares of the acquiring or resulting entity outstanding immediately after such consolidation or merger is not held by the holders of the outstanding voting shares of such Acquired Party immediately preceding such consolidation or merger; or (c) the Acquired Party sells or transfers to another Person that is not an Affiliate or [***] Affiliate (with respect to Navire) of such Acquired Party all or substantially all of its assets.

PRIVILEGED AND CONFIDENTIAL

1.16
“Clinical Trial” means a human clinical trial, including a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, or combinations thereof (e.g., Phase I/II Clinical Trial or Phase II/III Clinical Trial), a Phase IIIb or Phase IV Clinical Trial, or Registrational Trial, as the case may be.
1.17
“CMC” means chemistry, manufacturing, and controls.
1.18
“Co-Funding Term” means the period of time beginning on the Co-Funding Option Exercise Date and ending on the last day of the Royalty Term in the U.S., unless earlier terminated as set forth in Section 4.6.2(c) (Navire’s Co-Funding Opt-Out Right) or Section 4.6.3 (BMS Termination of Navire Co-Funding), in which case the Co-Funding Term shall end on the date on which the Co-Funding Opt-Out Right is effective or the BMS Co-Funding Termination Notice is delivered, as applicable.
1.19
“Combination Product” means any product that (a) contains a Licensed Compound as well as one or more other active therapeutic ingredients, either as a fixed dose product, co-formulated product, or co-packaged product, (b) is sold for a single price, and (c) is Developed or Commercialized, alone or together with a Third Party, by BMS or any of its Affiliates or Sublicensees.
1.20
“Combination Therapy” means a therapy (other than a Combination Product) using both a Licensed Compound or Licensed Product and at least one (1) other active therapeutic ingredient in concomitant or sequential administration.
1.21
“Commercialize” means, with respect to a product, any and all activities directed to promote, market, distribute, sell (and offer for sale or contract to sell), import, export, or otherwise commercially exploit, or provide product support for such product and to conduct activities, other than Development or Manufacturing, in preparation for conducting the foregoing activities, including interactions with Regulatory Authorities following the receipt of Regulatory Approval in the applicable country or region for such product, including activities to produce commercialization support data and to secure and maintain market access and reimbursement. “Commercializing”, “Commercialized”, and “Commercialization” will have correlative meanings. For clarity, Commercialization does not include Development and Manufacturing.
1.22
“Commercially Reasonable Efforts” means, with respect to a Party in relation to an obligation under this Agreement with respect to a Licensed Product, [***].
1.23
“Competing Product” means any [***].
1.24
“Compulsory License” means, with respect to a Licensed Product in a jurisdiction within the Territory, a license or rights granted to a Third Party through the order, decree or grant of a Governmental Authority within such jurisdiction to use, sell (or offer for sale or contract to sell), import, export or otherwise Commercialize such Licensed Product in such jurisdiction.
1.25
“Control” and “Controlled by” means, with respect to any Know-How (including Regulatory Data), Patent, other intellectual property right or Regulatory Approval, possession by a Party or its Affiliates (whether by ownership, license grant, or other means, other than a license granted in this Agreement) of the legal right to grant to the other Party the right to access, reference

PRIVILEGED AND CONFIDENTIAL

or use, or to grant a license or a sublicense to, such Know-How (including Regulatory Data), Patent, other intellectual property right or Regulatory Approval as provided for herein without violating the terms of any agreement between such Party (or any of its Affiliates) and any Third Party existing at the time such Party or its Affiliate, as applicable, would be required hereunder to grant the other Party such access, reference or use, or to grant a license or a sublicense. Notwithstanding the foregoing, a Party will not be deemed to “Control” any Know-How (including Regulatory Data), Patent, other intellectual property right or Regulatory Approval [***]. With respect to any [***] Affiliates, the foregoing shall apply to such [***] Affiliates mutandis mutatis.
1.26
“Cover”, “Covered” or “Covering” means, with respect to a Licensed Product and a Patent, (a) with respect to an issued Patent, that, in the absence of a license granted to a Person under an issued claim included in such Patent, the manufacture, use, sale, offer for sale or import by such Person of such Licensed Product would infringe such claim, or (b) with respect to an application for a Patent, that, in the absence of a license granted to a Person under a claim included in such application, the manufacture, use, sale, offer for sale or import by such Person of such Licensed Product would infringe such claim if such patent application were to issue as a patent.
1.27
“CRC” means colorectal cancer.
1.28
“Designated Officer” means, in the case of BMS, BMS’ Senior Vice President, Early Clinical Oncology Development (or his or her designee), and in the case of Navire, Navire’s Chief Executive Officer (or his or her designee); provided that, at later stages in Development or Commercialization of Licensed Products, BMS may designate different senior executives with oversight of the then-current stage of Development and Commercialization.
1.29
“Develop” means to discover, research, develop, analyze, test, and conduct pre-clinical trials, Clinical Trials (including, for clarity, Phase IIIb or Phase IV Clinical Trials and any pre-clinical/clinical/CMC commitments following the receipt of Regulatory Approval) and all other regulatory trials (which conduct may include funding clinical grants or providing supplies, including comparators), for any compound or product, as well as any and all activities pertaining to manufacturing development, formulation development, and the development of manufacturing processes, medical affairs, and lifecycle management (including the conduct of Phase IIIb or Phase IV Clinical Trial not explicitly for registrational purposes and non-interventional studies), including new Indications, new formulations, and all other activities (including regulatory activities) related to supporting, securing, and maintaining Regulatory Approval for any compound or product. Development may also include the foregoing activities, if any, with respect to any biomarker or diagnostic for use in connection with a Licensed Compound or Licensed Product. Develop will include Manufacturing Development Activities for Licensed Products for use in Clinical Trials. “Developing”, “Developed”, and “Development” will have correlative meanings.
1.30
“Development Activities” means those Development activities undertaken by or on behalf of: (a) BMS (or any of its Related Parties) with respect to a Licensed Compound or Licensed Product in the Field for the Territory; or (b) Navire and its Related Parties with respect to any Navire GDP Trials.
1.31
“Development Costs” means any and all reasonable costs and expenses, including internal and out-of-pocket costs and expenses, that are attributable or allocable to the Development

PRIVILEGED AND CONFIDENTIAL

of any Licensed Compound or Licensed Product that are incurred by or on behalf of BMS or its Related Parties. Development Costs shall include reasonable: (a) costs and expenses of conducting pre-clinical and clinical studies; (b) costs and expenses of Manufacturing Development Activities, including costs of producing product scale-up and qualification and validation batches of Licensed Product; (c) costs and expenses (and related fees) for preparing, submitting, reviewing or developing data or information for the purpose of submission to a Regulatory Authority or to obtain or maintain Regulatory Approval of the Licensed Product in the Field for the Territory; (d) costs and expenses for the Manufacture and supply of Licensed Compound and Licensed Product (and any other product, including reagents, placebo and comparators, as well as other products used in a Combination Therapy) used in any Clinical Trial or other Development Activities of a Licensed Product in the Field for the Territory; (e) costs and expenses of Developing biomarkers or diagnostics for use in connection with a Licensed Compound or Licensed Product; (f) allocations of supervisory, engineering labor, benefits and payroll taxes, facility rental (or depreciation) and operating costs, database subscription charges and fees, external grants and internal costs for monitoring; and (g) registration costs, in each case, all to the extent attributable or allocable to the Development of any Licensed Compound or Licensed Product in the Field for the Territory.
1.32
“Dollar” or “$” means the legal tender of the United States of America.
1.33
“EMA” means the European Medicines Agency or any successor Regulatory Authority having substantially the same function and authority over drugs in the E.U.
1.34
“E.U.” means the European Union.
1.35
“European Major Market Countries” means the United Kingdom, France, Germany, Italy, and Spain.
1.36
“Existing BBP-398 Monotherapy GDP Trial” means that certain Clinical Trial of the Licensed Product set forth in the Initial Navire Development Plan and known as NAV-1001.
1.37
“Existing Clinical Trial Agreements” means, collectively, the clinical trial agreements and clinical services agreements by and between Navire and Third Parties relating to the conduct of the Existing BBP-398 Monotherapy GDP Trial, the Existing Nivolumab Combination Trial Agreement and the Existing Sotorasib Combination Trial Agreement. The Existing Clinical Trial Agreements are set forth on Schedule 1.37 (Existing Clinical Trial Agreements).
1.38
“Existing CMO Agreements” means the agreements by and between Navire and Third Party manufacturers relating to the Manufacture of Licensed Compound or Licensed Product as of the Effective Date. The Existing CMO Agreements are set forth on Schedule 1.38 (Existing CMO Agreements).
1.39
“Existing Navire Agreements” means, collectively, the Existing Clinical Trial Agreements, Existing CMO Agreements, and Existing Navire In-License Agreements.
1.40
“Existing Navire In-License Agreements” means the agreements existing as of the Effective Date between Navire (or its Affiliates, as applicable) and any Third Party, pursuant

PRIVILEGED AND CONFIDENTIAL

to which such Third Party licenses to Navire (or its Affiliates, as applicable) any Patents or Know-How included in the Navire Technology (but excluding any agreements entered into with Third Party service providers, Third Party manufacturers, consultants or other subcontractors entered in the ordinary course of business under which Navire or its Affiliate owns all Patents and Know-How arising from the activities thereunder or has an exclusive, sublicensable license under all Patents and Know-How arising from the activities thereunder solely related to the Licensed Compound or Licensed Product, or methods of making or using the same), as may be amended (but subject to the terms of this Agreement with respect to the amendment thereof). The Existing Navire In-License Agreements are set forth on Schedule 1.40 (Existing Navire In-License Agreements).
1.41
“Existing Nivolumab Combination GDP Know-How” means the Arising Know-How developed, created, conceived, or reduced to practice during the Term by or on behalf of either Party or any of its Affiliates, or jointly by or on behalf of Navire or any of its Related Parties and BMS or any of its Related Parties, in the performance of the Existing Nivolumab Combination GDP Trial.
1.42
“Existing Nivolumab Combination GDP Trial” means that certain Clinical Trial of the Licensed Product for use in Combination Therapy with nivolumab set forth in the Initial Navire Development Plan and known as NAV-1004, that is being conducted by the Parties pursuant to that certain Master Clinical Trial Collaboration Agreement between the Parties (or their respective Affiliates) dated as of July 23, 2021, as may be amended (but subject to the terms of this Agreement with respect to the amendment thereof) (the “Existing Nivolumab Combination Trial Agreement”). Any amendment to the Existing Nivolumab Combination GDP Trial to include an additional arm would be deemed an Additional Navire Trial hereunder.
1.43
“Existing Sotorasib Combination GDP Trial” means that certain Clinical Trial of the Licensed Product for use in Combination Therapy with sotorasib set forth in the Initial Navire Development Plan and known as NAV-1003, that is being conducted by Navire (or its Affiliate) pursuant to that certain Clinical Trial Collaboration and Supply Agreement by and between Navire Pharma, Inc. (an Affiliate of Navire) and [***], dated as of January 12, 2022, as may be amended (but subject to the terms of this Agreement with respect to the amendment thereof) (the “Existing Sotorasib Combination Trial Agreement”).
1.44
“Exploit” means to Develop, Manufacture or Commercialize, including to research, make, have made, distribute, sell, offer for sale, import, export and otherwise exploit. “Exploiting” and “Exploitation” will have correlative meanings.
1.45
“FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act, as amended from time-to-time, together with any rules, regulations, and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
1.46
“FDA” means the United States Food and Drug Administration or any successor Regulatory Authority having substantially the same function and authority over drugs in the U.S.
1.47
“Field” means any and all uses, including all human and non-human diagnostic, prophylactic and therapeutic uses.

PRIVILEGED AND CONFIDENTIAL

1.48
“First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the first sale of such Licensed Product in such country by BMS or its Affiliates or Sublicensees for use or consumption by the general public following receipt of all Regulatory Approvals; provided, however, that the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate or Sublicensee that is not an end-user; (b) any use of such Licensed Product in Clinical Trials or non-clinical development activities with respect to such Licensed Product by or on behalf of a Party; or (c) any disposal or transfer of such Licensed Product for a bona fide charitable purpose, compassionate use of such Licensed Product or samples of such Licensed Product.
1.49
“First-Line Treatment” means, with respect to a Licensed Product for a particular Indication [***].
1.50
“FTE” means the equivalent of the work of one duly qualified individual of either Party (or its Affiliate) full-time for one year (consisting of a total of [***] hours per year) carrying out Development, Manufacturing, or Commercialization activities, or other scientific or technical work under this Agreement. Overtime and work on weekends, holidays, and the like, in each case, will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of an FTE billable for one individual during a given accounting period will be determined by dividing the number of hours worked directly by such individual on the work to be conducted under this Agreement during such accounting period and the number of FTE hours applicable for such accounting period based on [***] working hours per Calendar Year. For clarity, FTE efforts shall not include the work of general corporate or administrative personnel or the work of any executive or Alliance Manager in overseeing or supervising any activity hereunder or any members of the JSC (or any committee thereof) participating in JSC (or such committee) meetings.
1.51
“Generic Product” means, with respect to a Licensed Product and on a country-by-country basis, any generic pharmaceutical product that (a) is sold by a Third Party (that is not a Sublicensee of BMS or its Affiliates) under a MAA granted by a Regulatory Authority to a Third Party; (b) contains a Licensed Compound as an active therapeutic ingredient; and (c) is approved for use in such country in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Licensed Product as determined by the applicable Regulatory Authority, including any product authorized for sale (i) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the FD&C Act (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively), (ii) in the E.U. pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision), or (iii) in any other country or jurisdiction in the Territory pursuant to any equivalent of such provisions, including any amendments and successor statutes with respect to the subsections (i) through (iii) thereto.
1.52
“Good Clinical Practice” or “GCP” means all applicable then-current Good Clinical Practice ethical and scientific quality standards for the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of Clinical Trials, including, as applicable, (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for

PRIVILEGED AND CONFIDENTIAL

Good Clinical Practice (CPMP/ICH/135/95), as amended, (b) U.S. Code of Federal Regulations Title 21, Parts 11 (Electronic Records and Signatures), 50 (Protection of Human Subjects), 54 (Financial Disclosure by Clinical Investigators), 56 (Institutional Review Boards), and 312 (Investigational New Drug Application), and (c) the equivalent Applicable Law in any relevant country, each as may be amended and applicable from time to time and, in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.
1.53
“Good Laboratory Practice” or “GLP” means all applicable then-current Good Laboratory Practice standards, including, as applicable, (a) the Good Laboratory Practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 for the conduct of nonclinical laboratory studies, and (b) the equivalent Applicable Law in any relevant country, each as may be amended and applicable from time to time.
1.54
“Good Manufacturing Practice” or “GMP” means all applicable then-current Good Manufacturing Practice including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practice regulations, 21 C.F.R. Parts 210 and 211, (b) the principles detailed in the ICH Q7 guidelines, and (c) the equivalent Applicable Law in any relevant country, each as may be amended and applicable from time to time.
1.55
“Government Official” means: (a) any officer or employee of: (i) a government, or any department or agency thereof; (ii) a government-owned or controlled company, institution, or other entity, including a government-owned hospital or university; or (iii) a public international organization (such as the United Nations, the International Monetary Fund, the International Committee of the Red Cross, and the World Health Organization), or any department or agency thereof; (b) any political party or party official or candidate for public or political party office; or (c) any person acting in an official capacity on behalf of any of the foregoing.
1.56
“Governmental Authority” means any multi-national, federal, state, local or governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court, tribunal or other entity), in each case, entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, any court or tribunal (or any department, bureau, or division thereof), or any governmental arbitrator or arbitral body. For clarity, any Regulatory Authority will be a Governmental Authority.
1.57
“IDL” means an Import Drug License as that term may be defined by the National Medical Products Administration, together with any renewals or equivalence thereof.
1.58
“IND” means an investigational new drug application submitted to the FDA, clinical trial authorization submitted to the EMA, or similar application or submission to the applicable Regulatory Authority, in each case, which must be approved, cleared or authorized by the applicable Regulatory Authority to commence or conduct any Clinical Trial of a pharmaceutical product in humans in such jurisdiction, and all supplements and amendments to any of the foregoing.

PRIVILEGED AND CONFIDENTIAL

1.59
“Indication” means, with respect to a particular Licensed Compound or Licensed Product, the use of such compound or product for treatment of: [***].
1.60
“Initiation” means, with respect to any Clinical Trial, the first dosing of the first volunteer or patient in such Clinical Trial with a Licensed Compound or Licensed Product. “Initiating,” “Initiated,” and “Initiate” shall have the corresponding meaning.
1.61
“Invention” means any discovery or invention, whether or not patentable, developed, created, conceived, or reduced to practice by or on behalf of either Party (or their respective Affiliates), or by or on behalf of both Parties (or their respective Affiliates), in the conduct of activities under this Agreement.
1.62
“Know-How” means all confidential technical, scientific, regulatory, and other information, results, knowledge, techniques and data, in whatever form and whether or not patented or patentable, including Inventions, invention disclosures, discoveries, plans, processes, practices, methods, knowledge, trade secrets, know-how, instructions, skill, experience, ideas, concepts, data (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality control, and pre-clinical and clinical data), formulae, formulations, compositions, specifications, marketing, pricing, distribution, cost, sales and manufacturing data or descriptions, and all chemical or biological materials and other tangible materials.
1.63
“Knowledge” means the actual knowledge after performing a reasonable investigation of the individuals set forth on Schedule 1.63.
1.64
“[***]” means the success criteria set forth on Schedule 1.64.
1.65
“[***]” means any compound or product [***].
1.66
“[***]” means the success criteria set forth on Schedule 1.66.
1.67
[***].
1.68
“[***]” means [***].
1.69
“[***]” means [***].
1.70
“Licensed Compound” means (a) BBP-398; (b) [***].
1.71
“Licensed Product” means any product containing a Licensed Compound (alone or in a Combination Product) in all forms, presentations, formulations, methods of administration and dosage forms. For clarity, different forms, presentations, formulations, methods of administration, and dosage forms of a given Licensed Product shall be considered the same Licensed Product for the purposes of this Agreement.
1.72
“Major Market Countries” means the United States, each of the European Major Market Countries, and Japan.

PRIVILEGED AND CONFIDENTIAL

1.73
“Manufacture” or “Manufacturing” or “Manufactured” means, with respect to a compound or product, the receipt, handling and storage of active pharmaceutical ingredients, drug substance or drug product, and other materials, the manufacturing, processing, packaging and labeling, filling, finishing, assembly, supply, holding (including storage), quality assurance, quality control testing (including release) of such compound or product (other than quality assurance and quality control related to the development of manufacturing processes and manufacturing development and formulation development, all of which activities will be considered Development Activities) and shipping of such compound or product.
1.74
“Manufacturing Development Activities” means development of test methods, stability testing, formulation development, process development, quality assurance activities, quality control activities, qualification and validation activities, analytic process development, manufacturing process validation, scale-up, and all other activities, including CMC Development-related activities, necessary for or related to the Manufacture of any Licensed Compound or Licensed Product.
1.75
“Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to sell a Licensed Product (but excluding Pricing Approval) in any particular country or regulatory jurisdiction, including any (a) New Drug Application submitted under Section 505 of the FD&C Act, or (b) substantially similar application or submission filed with a Regulatory Authority in a country or group of countries within the Territory to obtain approval (but excluding Pricing Approval) to Commercialize such Licensed Product in that country or in that group of countries.
1.76
“[***]” means that certain Collaboration and License Agreement by and among [***].
1.77
[***]
1.78
“Navire GDP Know-How” means the Arising Know-How developed, created, conceived, or reduced to practice during the Term by or on behalf of Navire or any of its Affiliates in the performance of any Navire GDP Trial. Navire GDP Know-How shall include any data, including Regulatory Data, generated by or on behalf of Navire or any of its Affiliates in the performance of any Navire GDP Trial.
1.79
“Navire In-License Agreements” means any agreement between Navire (or its Affiliates, as applicable) and any Third Party pursuant to which such Third Party licenses to Navire (or its Affiliates, as applicable) any Patents or Know-How included in the Navire Technology (but excluding any agreements entered into with Third Party service providers, Third Party manufacturers, consultants or other subcontractors entered in the ordinary course of business under which Navire owns or has an exclusive, sublicensable license under all Patents and Know-How arising from the activities thereunder solely related to the Licensed Compound or Licensed Product, or methods of making or using the same), including the Existing Navire In-License Agreements.
1.80
“Navire Know-How” means any Know-How (other than any Joint Arising Know-How) owned or Controlled by Navire or its Affiliates as of the Effective Date or during the Term

PRIVILEGED AND CONFIDENTIAL

that (a) is [***] to Exploit any Licensed Compound or Licensed Product, including as a monotherapy or for use in any Combination Therapy, including any biomarkers or diagnostics related to any Licensed Compound or Licensed Product, or (b) [***] in the performance of Development Activities, including all Navire Arising Know-How.
1.81
“Navire Patent” means any Patent (other than any Joint Arising Patent) that is owned or Controlled by Navire or its Affiliates as of the Effective Date or during the Term that (a) claims or covers any Navire Know-How, or any Licensed Compound or Licensed Product (including as a monotherapy or for use in any Combination Therapy), or the Exploitation thereof, including any biomarkers or diagnostics related to any Licensed Compound or Licensed Product, or (b) is [***] to Exploit any Licensed Compound or Licensed Product, including as a monotherapy or for use in any Combination Therapy, including the Navire Arising Patents, and any other Patent set forth on Schedule 1.81 (Navire Patents).
1.82
“Navire Technology” means Navire Know-How and Navire Patents.
1.83
“Net Sales” means, in respect of a given Licensed Product, the total gross amounts invoiced by BMS or a Related Party to Third Party customers during a net sales measurement period for sales of such Licensed Product in the Territory for use in the Field, less the following deductions actually incurred, allowed, paid, accrued or specifically allocated to the Licensed Product in its financial statements and calculated in accordance with Accounting Standards:
(a)
[***];
(b)
[***];
(c)
[***];
(d)
[***]; and
(e)
[***].

[***] The calculations set forth in this definition of “Net Sales” shall be determined in accordance with Accounting Standards.

No deduction shall be made for any item of cost incurred by any Related Party in Developing or Commercializing Licensed Products except as permitted pursuant to clauses (a) to (e) above; provided that [***].

The calculations set forth in this section shall be determined in accordance with Accounting Standards. If any Licensed Product is, or is sold as part of, a Combination Product, Net Sales shall be calculated assuming that [***].

1.84
“[***]” means [***].
1.85
“Official” means: any appointed or elected official, any government employee, any political party, party official, or candidate for political office, or any officer, director, or

PRIVILEGED AND CONFIDENTIAL

employee of any Governmental Authority or employees of state-owned or state-controlled businesses.
1.86
“Other Navire GDP Know-How” means the Arising Know-How developed, created, conceived, or reduced to practice during the Term by or on behalf of either Party or any of its Affiliates, or jointly by or on behalf of Navire or any of its Affiliates and BMS or any of its Affiliates, in the performance of any Navire GDP Trial other than (a) the Existing Sotorasib Combination GDP Trial, (b) the Existing Nivolumab Combination GDP Trial, and (c) any Additional Navire GDP Trials.
1.87
“Patent Challenge” means: (a) initiation or request of an interference, nullity actions, inter-partes reexaminations, inter-partes review, ex parte reexaminations, supplemental examinations, post-grant review, derivation proceeding or opposition proceeding (or any equivalent proceeding in any country outside of the United States with respect to any of the foregoing) with respect to; (b) making, filing or maintaining any claim, demand, lawsuit or cause of action to challenge the validity or enforceability of; or (c) opposing any extension of, or the grant of a supplementary protection certificate with respect to, in each case ((a) through (c)), any Navire Patent, BMS Arising Patent or Joint Arising Patent.
1.88
“Patents” means any and all: (a) issued patents; (b) pending patent applications, including all provisional and priority patent applications, convention filings, PCT applications, substitutions, continuations, continuations-in-part, converted provisionals, divisionals, renewals and all patents granted thereon; (c) patents-of-addition, international applications and utility models, reissues, reexaminations, and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates, or the equivalent thereof; (d) inventor’s certificates; (e) other forms of government-issued rights substantially similar to any of the foregoing; and (f) United States and foreign counterparts of any of the foregoing.
1.89
“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, Governmental Authority, association, or other entity.
1.90
“Phase I Clinical Trial” means a human clinical trial (a) in the U.S., the principal purpose of which is preliminary determination of the safety, metabolism, and pharmacokinetic properties and clinical pharmacology of a compound alone or in combination with other agents, in healthy individuals or patients, and to determine that such compound elicits reproducible and sustained pharmacodynamic changes in biopsy samples of tissues intended to be the site of action to satisfy the requirements of 21 C.F.R. §312.21(a), or (b) similar clinical study in a country other than the U.S. and in order to support advancement to Phase II Clinical Trials. Portions of the “Phase I Clinical Trial” may necessitate study in a reasonably well defined, homogeneous population of subjects with respect to a particular Indication to better understand pharmacodynamic changes and potential preliminary clinical activity but in a relatively small group of subjects. For clarity, “Phase I Clinical Trial” shall include any phase Ib expansion Clinical Trial where the primary end point(s) of any such Clinical Trial does not include efficacy.
1.91
“Phase II Clinical Trial” means a human clinical trial (a) in the U.S., the principal purpose of which is a preliminary determination of the efficacy and safety of a compound or

PRIVILEGED AND CONFIDENTIAL

product either alone or in combination with other agents for an Indication in a well-defined, homogeneous population of patients being studied, at the intended clinical dose or doses or range of doses, on a sufficient number of subjects and for a sufficient period of time to confirm the optimal manner of use of such compound or product (dose and dose regimen) for such Indication, as described in 21 C.F.R. §312.21(b), or (b) similar clinical study in a country other than the U.S. A Phase II Clinical Trial is prospectively designed, including with standard of care comparator control group(s), if available or recommended by an applicable Regulatory Authority, to generate data to support commencing a Phase III Clinical Trial. For clarity, “Phase II Clinical Trial” excludes any Phase I Clinical Trial.
1.92
“Phase III Clinical Trial” means a human clinical trial (a) in the U.S. that is prospectively designed to demonstrate statistically that a compound or product is safe and efficacious either alone or in combination with other agents, in a well-defined, homogeneous population of subjects for its intended use for an Indication, and to determine warnings, precautions, and adverse reactions that are associated with such compound or product in the dosage range to be prescribed, and in a manner sufficient (whether alone or together with data from a planned second Phase III Clinical Trial) to support Regulatory Approval of the compound or product for such Indication or label expansion of the compound or product as described in 21 C.F.R. §312.21(c), or (b) similar clinical study in a country other than the U.S.
1.93
“Phase IIIb or Phase IV Clinical Trial” means a human clinical trial of a compound or product for an Indication that (a) is not required for receipt of Regulatory Approval for such Indication for a country but that may be useful in providing additional drug profile data in support of such Regulatory Approval or, as applicable, Pricing Approval (whether the trial is commenced prior to or after receipt of such Regulatory Approval in such country), (b) is commenced after receipt of the initial Regulatory Approval for such Indication in the country for which such trial is being conducted (and which may include investigator-sponsored clinical trials), or (c) is required, requested, or advised by a Regulatory Authority as a condition of, or in connection with, obtaining or maintaining such Regulatory Approval in such country for such Indication (whether the trial is commenced prior to or after receipt of such Regulatory Approval).
1.94
“PMDA” means the Pharmaceuticals and Medical Devices Agency, or any successor Regulatory Authority having substantially the same function and authority over drugs in Japan.
1.95
“Pre-Marketing” means all sales and marketing activities undertaken prior to and in preparation for the launch of Licensed Products in a given country or other regulatory jurisdiction in the Territory. Pre-Marketing will include market research, key opinion leader development, advisory boards, medical education, disease-related public relations, health care economic studies, sales force training, and other pre-launch activities prior to the First Commercial Sale of a Licensed Product in a given country or other regulatory jurisdiction in the Territory.
1.96
“Pricing Approval” means, with respect to any country where a Governmental Authority authorizes reimbursement or access, or approves or determines pricing, for pharmaceutical, receipt (or, if required to make such authorization, approval of determination effective publication) of such reimbursement or access authorization or pricing approval or determination (as the case may be).

PRIVILEGED AND CONFIDENTIAL

1.97
“Prior CDA” means that certain Mutual Confidential Disclosure Agreement by and between the Parties (or their respective Affiliates or [***] Affiliates (with respect to Navire)) effective as of [***].
1.98
“Product Specifications” means, with respect to a Licensed Compound or a Licensed Product, the Manufacturing, performance, quality-control, and packaging and labeling specifications for such Licensed Compound or Licensed Product, as applicable, in the Field in the Territory, as such specifications are set forth in the Supply Agreement.
1.99
“Prosecution” or “Prosecute” means, with respect to a particular Patent, all activities associated with the filing, prosecution and maintenance of such Patent (and patent application(s) derived from such Patent), as well as re-examinations, supplemental examinations, reissues, and applications for patent term adjustments and extensions, supplementary protection certificates and the like with respect to that Patent, together with the conduct of any interference, opposition, invalidation, reexamination, or reissue proceeding; post-grant review; inter partes review; derivation proceeding; or other similar administrative proceeding or administrative appeal thereof, with respect to that Patent.
1.100
“Registrational Trial” means a human clinical trial of a compound or product in any country that (a) is a Phase III Clinical Trial or (b) is otherwise designed to provide sufficient efficacy and safety data to support the filing of an MAA, even if such Clinical Trial is a, for example, Phase II Clinical Trial, that the applicable Regulatory Authority has agreed (as evidenced by definitive written correspondence, which may include meeting minutes, email correspondence or other written correspondence) that such Clinical Trial is designed to be a Registrational Trial that supports the filing of an MAA without the need for additional Clinical Trials if the pre-defined endpoints are met.
1.101
“Regulatory Approval” means, with respect to any product in any regulatory jurisdiction for a given Indication, all approvals from the applicable Regulatory Authority necessary for the Manufacture, distribution, use, sale, importing and exporting of such product in such regulatory jurisdiction for such Indication in accordance with Applicable Law, including (a) any Pricing Approvals or National Formulary Placement in such country or jurisdiction, in each case, even if not legally required to sell product in a country, (b) any prerequisite Manufacturing approval or authorization required by a Regulatory Authority, and (c) labeling approval (including approvals for any expansion or modification of the label). For the avoidance of doubt, Regulatory Approval shall include accelerated approval in the U.S. as described in 21 C.F.R. Part 314, Subpart H, or comparable approvals outside the U.S.
1.102
“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable national or supranational Governmental Authority, including but not limited to the FDA, EMA, the European Commission, and PMDA, involved in granting Regulatory Approval of a pharmaceutical product, as applicable, in such country or regulatory jurisdiction.
1.103
“Regulatory Data” means any and all research data, pharmacology data, CMC data, pre-clinical data, clinical data, and all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with regulatory filings for a Licensed

PRIVILEGED AND CONFIDENTIAL

Compound or Licensed Product (including information in any applicable Drug Master Files (“DMFs”), or similar documentation).
1.104
“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Governmental Authority with respect to a Licensed Product in the Field in a given country or jurisdiction in the Territory, other than any rights conferred by a Patent, in each case, that confers exclusive rights to BMS, its Affiliates or Sublicensees, as applicable to market such Licensed Product in the Field in such country or jurisdiction.
1.105
“Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, listings, Regulatory Approvals, or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, obtain marketing authorization, market, sell, or otherwise Commercialize a Licensed Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs, IDLs, presentations, responses, and applications for other Regulatory Approvals.
1.106
“Related Parties” means (a) with respect to BMS, BMS’ Affiliates and Sublicensees of the rights granted to BMS hereunder (excluding distributors, even if they are granted a sublicense under the rights granted to BMS under Section 2.1 (Grant to BMS)), and (b) with respect to Navire, Navire’s Affiliates, and its and their licensees and sublicensees and, to the extent permitted under Section 2.5.3 (Subcontractors), [***].
1.107
“Reversion Product” means, with respect to a Terminated Territory, any Licensed Product that (a) is the subject of clinical Development or Commercialization by BMS or any Related Party in such Terminated Territory as of the applicable effective date of termination and (b) is not a Combination Product, in each case as such Licensed Product exists as of the effective date of termination.
1.108
“Royalty Payment” means any royalty payment pursuant to Section 8.5 (Royalty Payments).
1.109
“Royalty Rate” means any royalty rate set forth in Table 8.5.1 in Section 8.5.1 (Royalty Rates) or Table 8.5.2 in Section 8.5.2 (Royalty Rates for Licensed Products upon Exercise of Co-Funding Option), as applicable.
1.110
“Royalty Term” means, with respect to a given Licensed Product on a country-by-country basis in the Territory, the period of time beginning on the First Commercial Sale of such Licensed Product in such country and ending the later of (a) [***] from the First Commercial Sale of such Licensed Product in such country, (b) the expiration of the last to expire Valid Claim within the [***] (each such Patent, a “Royalty Patent”), or (c) the expiration of the Regulatory Exclusivity period for such Licensed Product in such country.
1.111
“Safety Reason” means [***].
1.112
“Second-Line Treatment” means, with respect to a Licensed Product for a particular Indication [***].

PRIVILEGED AND CONFIDENTIAL

1.113
“SHP2” means [***].
1.114
“SHP2 Inhibitor” means [***].
1.115
“Successful Completion” means [***].
1.116
“Terminated Territory” means any country or countries with respect to which this Agreement has been terminated. For clarity, if this Agreement is terminated in its entirety, the Terminated Territory shall be the entire Territory.
1.117
“Territory” means worldwide, excluding the [***] and any Terminated Territory.
1.118
“Third Party” means any Person other than Navire, BMS, or their respective Affiliates or any [***] Affiliates.
1.119
“Third Party Claim” means any and all suits, claims, actions, proceedings or demands brought by a Third Party against a Party (or the Navire Indemnitees or BMS Indemnitees, as applicable).
1.120
“Third Party Damages” means all losses, costs, taxes (including penalties and interest), claims, damages, judgments, liabilities and expenses payable to a Third Party by a Party (or the Navire Indemnitees or BMS Indemnitees, as applicable) under a Third Party Claim (including reasonable attorneys’ fees and other reasonable out-of-pocket costs of litigation in connection therewith).
1.121
“United States” or “U.S.” means the United States of America and its possessions and territories.
1.122
“Valid Claim” means either (a) a claim of a Patent within the Navire Patents in the Territory that has issued and has not expired, lapsed, been cancelled or abandoned, or been dedicated to the public, disclaimed, or held unenforceable, invalid, revoked or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including through opposition, reexamination, reissue, disclaimer, inter partes review, post grant procedures or similar proceedings or (b) a claim of a pending patent application within the Navire Patents that has been filed and continues to be prosecuted in good faith and that has not been cancelled, withdrawn, abandoned, expired, or finally rejected by administrative agency action without the possibility of appeal, provided, however, that if a claim of a pending patent application has been pending for more than [***] following the earliest priority filing date for such application, such claim will not constitute a Valid Claim.
1.123
Additional Definitions. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section
“Acquired Party”	1.15

PRIVILEGED AND CONFIDENTIAL

“Additional Navire GDP Trials”	4.1
“ADR”	15.1
“Affiliate”	Schedule 1.4
“Agreement”	Preamble
“Alliance Manager”	3.6
“[***]”	1.43
“ANDA Act”	9.6.5
“Arising Know-How”	9.1.2(a)
“Arising Patent”	9.1.2(a)
“Arising Technology”	9.1.2(a)
“Audit”	8.17
“Bankrupt Party”	14.8
“[***]”	Schedule 1.4
“BMS”	Preamble
“BMS Arising Know-How”	9.1.2(a)
“BMS Arising Patents”	9.1.2(a)
“BMS Arising Technology”	9.1.2(a)
“BMS Co-Funding Termination Notice”	4.6.3
“BMS Indemnitees”	11.1
“BMS Manufacturing Development Technology”	2.7.4(a)
“BMS Manufacturing Technology Transfer”	2.7.4(a)

PRIVILEGED AND CONFIDENTIAL

“BMS Other Reversion Technology”	14.2.3
“BMS Third Party Payments”	8.9
“Board”	1.76
“Breaching Party”	13.2
“[***] Affiliate IP License”	2.2.1
“BridgeBio CoC Competing Product”	2.6.2
“Chairperson”	3.1.1
“Change of Control Party”	16.5.1
“Competing Combination Program”	16.4.3
“Competitive Activities”	2.6.1
“Co-Funding Option”	4.6.1
“Co-Funding Option Exercise Date”	4.6.1
“Co-Funding Option Period”	4.6.1
“Co-Funding Opt-Out Right”	4.6.2(c)
“Competing Combination Program”	16.4.3
“Confidential Information”	12.1.1
“[***]”	4.2.3(b)
“Development Milestone”	8.2
“Development Milestone Notification Notice”	8.2

PRIVILEGED AND CONFIDENTIAL

“Development Milestone Payment”	8.2
“Dispute”	15.1
“DMFs”	1.103
“Effective Date”	Preamble
“Electronic Delivery”	16.14
“Existing Navire Agreements”	10.2.12(a)
“Existing Navire GDP Trials”	4.1
“Existing IND”	5.1.1
“Existing Nivolumab Combination Trial Agreement”	1.42
“Existing Sotorasib Combination Trial Agreement”	1.43
“Force Majeure”	16.2
“GAAP”	1.1
“German Exemption Certificate”	8.13.3
“Global Development Plan” or “GDP”	4.2.1
“ICH”	1.52
“Indemnified Party”	11.3
“Indemnifying Party”	11.3
“Infringement”	9.6.1(a)
“Initial Global Development Plan”	4.2.2

PRIVILEGED AND CONFIDENTIAL

“Initial Navire Development Plan”	4.3.1
“IPWG”	9.2.1
“Joint Arising Know-How”	9.1.2(a)
“Joint Arising Patents”	9.1.2(a)
“Joint Arising Technology”	9.1.2(a)
“Joint Steering Committee” or “JSC”	3.1.1
“[***]”	1.68
“[***]”	4.7.5
“Manufacturing Technology Transfer”	2.7.2
“[***]”	3.2
“Material Breach Notice”	13.2
“[***]”	1.76
“Milestone Payments”	8.4
“Navire”	Preamble
“Navire Additional Development Budget”	4.2.1
“Navire Arising Know-How”	9.1.2(a)
“Navire Arising Patents”	9.1.2(a)
“Navire Arising Technology”	9.1.2(a)
“Navire CoC Competing Product”	2.6.1
“Navire Co-Funding Share”	4.6.2(a)
“Navire Development Plan”	4.2.1

PRIVILEGED AND CONFIDENTIAL

“Navire GDP Trials”	4.1
“Navire GDP Trial Breach”	4.3.3
“Navire Indemnitees”	11.1
“[***]”	10.2.12(c)
“Party” or “Parties”	Preamble
“Product Infringement”	9.6.1(a)
“Product Marks”	9.8.4(a)
“Prosecuting Party”	9.3.3
“Registrational Trial Notice”	4.6.1
“Retained Rights”	2.3.2
“Reversion License”	14.2.1
“Royalty Patent”	1.110
“Sales Milestone”	8.3
“Sales Milestone Payment”	8.3
“Sublicensee”	2.5.2
“Supply Agreements”	7.1
“Supply Period”	7.1
“[***]”	1.76
“Term”	13.1
“Upfront License Fee”	8.1
“VAT”	8.13.1
“Withholding Action”	8.13.2

PRIVILEGED AND CONFIDENTIAL

Article 2

Licenses
2.1.
Grant to BMS. Subject to the terms and conditions of this Agreement, Navire hereby grants to BMS during the Term, an exclusive (even as to Navire and its Affiliates) sublicensable (in accordance with Section 2.5.2 (Sublicensees)), royalty-bearing (in accordance with Section 8.5 (Royalty Payments)) license, under the Navire Technology and Navire’s (and its Affiliates’) interest in and to the Joint Arising Technology, in each case, to (a) Develop, Manufacture, sell, offer for sale, import and otherwise Commercialize and use the Licensed Compounds and Licensed Products, including as a monotherapy or for use in any Combination Therapy, and any biomarkers or diagnostics for use in connection therewith, in the Field in the Territory; and (b) conduct Manufacturing Development Activities, Manufacture and have Manufactured the Licensed Compounds and Licensed Products, including as a monotherapy or for use in any Combination Therapy, and any biomarkers or diagnostics for use in connection therewith, in the Field outside the Territory and in the Territory, in each case, solely for the purpose of Developing, Manufacturing, selling, offering for sale, importing into and otherwise Commercializing or using the Licensed Compounds and Licensed Products, whether as a monotherapy or for use in any Combination Therapy, and any biomarkers or diagnostics for use in connection therewith, in the Field in the Territory.
2.2.
License to [***].
2.2.1.
In the event that (a) Navire, its Affiliates or any of its or their licensees of any Patents or Know-How that claim or cover (with respect to Patents) or are related to (with respect to Know-How) the Development, Manufacture, or Commercialization of (i) any Licensed Compound or Licensed Product, including as a monotherapy or for use in any Combination Therapy, or (ii) any other active therapeutic ingredient(s) solely for use of such active therapeutic ingredient(s) in a Combination Therapy, in each case ((i) and (ii)), outside the Territory obtains a license from any [***] Affiliate under any [***], (b) any [***] Affiliate seeks to assert or asserts any [***] against BMS, its Affiliates or its or their Sublicensees in connection with the Development, Manufacture, Commercialization in the Field in the Territory or use of (i) any Licensed Compound or Licensed Product, including as a monotherapy or for use in any Combination Therapy, or (ii) any other active therapeutic ingredient(s) solely for use of such active therapeutic ingredient(s) in a Combination Therapy pursuant to this Agreement, in each case ((i) and (ii)), in the Field in the Territory, or (c) in the opinion of BMS’ patent counsel, as evidenced by a written or verbal opinion, the Development, Manufacture, Commercialization of (i) any Licensed Compound or Licensed Product, including as a monotherapy or for use in any Combination Therapy, or (ii) any other active therapeutic ingredient(s) solely for use of such active therapeutic ingredient(s) in a Combination Therapy, in each case ((i) and (ii)), in the Field in the Territory would infringe or misappropriate (as applicable) any [***], then, in each case of (a) through (c), to the extent that such [***] Affiliate owns or Controls such [***] and has the right to grant to BMS, its Affiliates or Sublicensees a non-exclusive license under such [***] to (i) Develop, Manufacture and Commercialize (A) any Licensed Compound or Licensed Product, including as a monotherapy or for use in any Combination Therapy, or (B) any other active therapeutic ingredient(s) solely for use of such active therapeutic ingredient(s) in a Combination Therapy, in each case ((A) and (B)), in the Field in the Territory, or (ii) conduct Manufacturing Development Activities, Manufacture and have Manufactured, and use the Licensed Compounds

PRIVILEGED AND CONFIDENTIAL

and Licensed Products, including as a monotherapy or for use in any Combination Therapy, and any biomarkers or diagnostics for use in connection therewith, in the Field outside the Territory and in the Territory, in each case, solely for the purpose of Developing, Manufacturing, selling, offering for sale, importing into and otherwise Commercializing or using the Licensed Compounds and Licensed Products, whether as a monotherapy or for use in any Combination Therapy, and any biomarkers or diagnostics for use in connection therewith, in the Field in the Territory (a “[***] Affiliate IP License”), then upon written notice by BMS to Navire or BridgeBio, Navire or BridgeBio, as applicable, will grant, or cause to be granted, to BMS or its Affiliates such [***] Affiliate IP License. Navire shall grant the [***] Affiliate IP License to BMS directly or indirectly via sublicense, or BridgeBio shall cause the applicable [***] Affiliate to grant such license to Licensee.
2.2.2.
BMS agrees to reimburse such [***]Affiliate for that portion of any payments that such [***] Affiliate is required to make to a Third Party as a result of, and to the extent attributable to, BMS or its Affiliates or any of its or their Sublicensees’ exercise of such [***] Affiliate IP License, provided that Navire has disclosed such payments to BMS in writing prior to the grant to BMS of the applicable [***] Affiliate IP License; provided, however, that BMS may deduct from the Royalty Payments with respect to Net Sales and the Milestone Payments that would otherwise have been due under Section 8.2 (Development Milestone Payments) or Section 8.3 (Sales Milestone Payments), an amount equal to [***] of any such reimbursement payments. Notwithstanding the foregoing, and subject to Section 8.8 (Royalty Floor) in no event shall the Royalty Payments with respect to Net Sales be reduced by more than [***] in any Calendar Quarter by operation of this Section 2.2.2; [***]. BMS will reimburse such [***] Affiliate for any such payments within [***] after receipt of an invoice from Navire or such [***] Affiliate. Navire shall use reasonable efforts to negotiate with the applicable Third Party that any such Third Party payments required to be paid by BMS in respect of its activities in the Territory are no less favorable than any corresponding payments required to be paid by Navire or any of its Affiliates or any [***] Affiliate in respect of any of its or their similar activities outside the Territory (as of the Effective Date or anytime thereafter).
2.3.
Additional Licensing Provisions.
2.3.1.
No Implied Licenses. Except as explicitly set forth in this Agreement, (a) neither Navire nor BridgeBio shall be deemed by estoppel or implication to have granted to BMS any license or other right to any intellectual property of Navire or BridgeBio, and (b) BMS shall not be deemed by estoppel or implication to have granted to Navire or BridgeBio any license or other right to any intellectual property of BMS. For clarity, the license or rights granted pursuant to Section 2.1 (Grant to BMS), Section 2.2 (License to [***]) or the [***] shall not include the license or right under the Navire Technology, [***] or Navire’s interest in and to the Joint Arising Technology or otherwise to Exploit any other active therapeutic ingredient(s) that are not a Licensed Compound, except to the extent such license or rights are solely with respect to use of such other active therapeutic ingredient(s) for use in a Combination Product or Combination Therapy.
2.3.2.
Retained Rights. For clarity, Navire, BridgeBio, and BMS each retains all rights under Know-How and Patents owned or Controlled by it that are not expressly granted pursuant to this Agreement. In addition, notwithstanding the exclusive licenses granted to BMS

PRIVILEGED AND CONFIDENTIAL

pursuant to Section 2.1 (Grant to BMS) or the [***], Navire retains the non-exclusive right under the Navire Technology and Navire’s interest in and to the Joint Arising Technology solely as necessary to perform either itself, or through its Affiliates, licensees (other than BMS), sublicensees or subcontractors (in the case of licensees, sublicensees or subcontractors for the performance of activities under this Agreement, solely to the extent the use of licensees, sublicensees or subcontractors is permitted under Section 2.5.2 (Sublicensees) or Section 2.5.3 (Subcontractors)): (a) the Navire GDP Trials in accordance with Section 4.3 (Navire Development); (b) its Manufacturing obligations for BMS and its Affiliates as set forth in Section 7.1 (Supply of Licensed Compounds and Licensed Products to BMS); (c) perform, and have performed its Manufacturing Development Activities and Manufacturing obligations solely to the extent obligated under the [***] and (d) [***].
2.3.3.
Other BMS Product. Notwithstanding anything to the contrary set forth herein, and except as required under Applicable Laws or as set forth in the pharmacovigilance agreement(s) entered into pursuant to Section 4.9.1, BMS shall have no obligation to disclose any data or other information with respect to any other active therapeutic ingredient(s) in a Combination Therapy hereunder, and shall have the right to redact any data or other information related to any such product(s) from any reports, records or other materials made available or provided to Navire hereunder. For clarity, no payments shall be due or payable hereunder by BMS on any sales of any such other product(s).
2.4.
Existing Navire Agreements.
(a)
All licenses granted to BMS under certain Navire Technology that is not owned by Navire or its Affiliates are subject to the limitations and reservations imposed on Navire, its Affiliates or its or their sublicensees under the Existing Navire In-License Agreements, in each case, [***]. Without limiting the foregoing, BMS, its Affiliates, and their respective Sublicensees shall comply with the provisions of the Existing Navire Agreements, in each case, [***].
(b)
Navire obtained the rights to certain Navire Technology that is not owned by Navire or its Affiliates under the [***]. Upon any termination of the [***], (i) the Navire Patents licensed hereunder from Navire that are identified in Schedule 1.81 (Navire Patents) as being licensed to Navire under the [***] shall no longer be Navire Patents hereunder and (ii) the terms of this Section 2.4 (Existing Navire In-License Agreements) with respect to the [***] shall no longer be in effect.
(c)
Following the Effective Date, [***].
2.5.
Performance by Affiliates, Sublicensees and Subcontractors.
2.5.1.
Performance by Affiliates. Navire recognizes that BMS (a) shall have the right (but not the obligation) to extend the rights and licenses granted to it under this Agreement, including those rights granted to it under Section 2.1 (Grant to BMS), Section 2.2 (License to [***]) and the [***] to one or more of its Affiliates; and (b) may perform (but shall not be obligated to perform) some or all of its obligations under this Agreement through one or more of its Affiliates; provided, however, that BMS will remain responsible for the performance by its Affiliates and will cause its Affiliates to comply with the applicable provisions of this

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Agreement in connection with such performance. BMS hereby expressly waives any requirement that Navire exhaust any right, power, or remedy, or proceed against an Affiliate of BMS for any obligation or performance hereunder prior to proceeding directly against BMS. The Parties acknowledge and agree that Navire may perform any obligations under this Agreement through one or more of its Affiliates; provided, however, that Navire will remain responsible for the performance by its Affiliates and will cause its Affiliates to comply with the applicable provisions of this Agreement in connection with such performance. Navire hereby expressly waives any requirement that BMS exhaust any right, power, or remedy, or proceed against an Affiliate of Navire for any obligation or performance hereunder prior to proceeding directly against Navire.
2.5.2.
Sublicensees. BMS will have the right (but not the obligation) to sublicense, through multiple tiers, those rights granted to it under Section 2.1 (Grant to BMS), Section 2.2 (License to [***]) or the [***] to one or more Third Parties (each such Third Party, but excluding any subcontractors, a “Sublicensee”). BMS will remain responsible for the performance by any of its Sublicensees and will cause its Sublicensees to comply with the applicable provisions of this Agreement that are applicable to Sublicensees in connection with such performance, including confidentiality provisions. BMS hereby expressly waives any requirement that Navire exhaust any right, power, or remedy, or proceed against a Sublicensee, for any obligation or performance hereunder prior to proceeding directly against BMS.
2.5.3.
Subcontractors. [***]. In the case of any subcontracting of any Development or Manufacturing activities by either Party under this Agreement to a Third Party, such Third Party must have entered into a written agreement with such Party that includes terms and conditions that are consistent in all material respects with the applicable terms and conditions in this Agreement, including terms and conditions (a) protecting and limiting use and disclosure of Confidential Information of the other Party to the same extent as under Article 12 (provided, however, that this clause (a) shall not apply with respect to any such Third Party subcontractor agreements entered into prior to the Effective Date, to the extent that such Third Party subcontractor agreement provides for confidentiality and non-use obligations that are less protective and limiting regarding the use or disclosure of such Confidential Information of the other Party than as set forth under Article 12); and (b) requiring such Third Party subcontractor, and all of its or its affiliates’ employees, independent contractors and agents involved in such Development or Manufacture activities of Licensed Compounds or Licensed Products in the Territory under this Agreement, to assign (or grant an exclusive, fully-paid, worldwide, fully sublicensable (through multiple tiers) license) to such Party, all right, title and interest in and to any and all Know-How (including, for clarity, all Inventions and data) developed, created, conceived, or reduced to practice in connection with the performance of any such subcontracted activities, together with any Patent claiming any such Know-How or other intellectual property rights (provided, however, that this clause (b) shall not apply (i) with respect to (A) any such Third Party subcontractor agreements entered into prior to the Effective Date, to the extent that such Third Party subcontractor agreement provides that such Third Party subcontractor may retain right, title and interest in and to any Know-How that solely comprises an improvement to Know-How or Patents owned by such Third Party subcontractor (or any of its Affiliates) and used in the performance of the subcontracted activities in accordance with such Third Party subcontractor agreement or any Patent that claims any such Know-How, and (B) any such Third Party subcontractor agreements entered into with any university or other academic or non-profit institution to the extent such Third Party subcontractor retains, customary, reasonable,

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non-exclusive rights to use any such Know-How or Patents for internal non-commercial research, educational and patient care purposes; and (ii) with respect to any Third Party subcontractor agreement entered into following the Effective Date, to the extent that such Third Party subcontractor agreement provides that such Third Party subcontractor may retain right, title and interest in and to any Know-How that solely comprises an improvement to Know-How or Patents owned by such Third Party subcontractor (or any of its Affiliates) and used in the performance of the subcontracted activities in accordance with the Third Party subcontractor agreement and was developed, created, conceived and reduced to practice by such Third Party subcontractor without the use of any Know-How, Patents or other Confidential Information of the other Party or any Patent that claims any such Know-How; provided, further, that the Party engaging such Third Party subcontractor shall have used Commercially Reasonable Efforts to not include any such retention of right, title or interest as set forth in this clause (ii) with respect to such Third Party subcontractor agreement entered into following the Effective Date). For clarity, BMS may subcontract any of its obligations under this Agreement to any Third Party [***], in accordance with this Section 2.5.3 (Subcontractors) and to the extent applicable, [***] with respect to Third Party manufacturers under the [***]. Each Party is responsible for compliance by its subcontractors performing its obligations under this Agreement with the applicable terms and conditions of this Agreement, including that the subcontracting Party hereby expressly waives any requirement that the other Party exhaust any right, power, or remedy, or proceed against a subcontractor, for any obligation or performance hereunder prior to proceeding directly against the subcontracting Party.
2.6.
Exclusivity.
2.6.1.
Exclusivity Covenant. Subject to Section 14.4 (Exclusivity), BridgeBio and Navire each hereby covenants and agrees that, during the period from and after the Effective Date until the [***] of the First Commercial Sale by BMS of a Licensed Product in the Territory, it will not, and will cause [***] Affiliates [***], respectively, not to, either directly or indirectly, whether alone or with, for or on behalf of any Third Party (including license (or grant any other right, including any option), authorize, appoint or otherwise enable any Third Party to) engage in any Development, Manufacturing or Commercialization activities with respect to any Competing Product (including submitting any MAA for any Competing Product) in the Territory, in each case, other than (a) the performance of the Navire GDP Trials pursuant to this Agreement in accordance with Section 4.3 (Navire Development); (b) the performance of its Manufacturing obligations for BMS and its Affiliates pursuant to this Agreement as set forth in Section 7.1 (Supply of Licensed Compounds and Licensed Products to BMS); and (c) perform, and have performed its Manufacturing Development Activities and Manufacturing obligations solely to the extent obligated under the [***] in accordance with 2.3.2 (Retained Rights). Notwithstanding the foregoing, with respect to any [***] Affiliate, this Section 2.6.1 (Exclusivity Covenant) will not restrict any [***] Affiliate from Developing, Manufacturing or Commercializing any compound or product that is not a Competing Product, as a combined therapy for use with any Competing Product owned or controlled by a Third Party; provided, however, that (i) [***] shall ensure, and shall cause such [***] Affiliate to ensure, that (A) activities relating to such Competing Products and combined therapy are conducted independently of the activities of this Agreement and without use of any Navire Technology, and (B) no Confidential Information of BMS is provided to, or shared with, any personnel working on such Competing Product or combined therapies, (ii) such [***] Affiliate puts in place reasonable firewalls and other protections reasonably acceptable to BMS that are reasonably designed to ensure that the foregoing clause (i) is complied with, and (iii)

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BridgeBio shall ensure such [***] Affiliate does not receive any financial compensation with respect to the sales of such Competing Product.
2.6.2.
Exceptions for Change of Control. Notwithstanding the provisions of Section 2.6.1 (Exclusivity Covenant), if Navire or BridgeBio undergoes a Change of Control with a Third Party who owns or has rights to a Competing Product (but excluding any rights to a Licensed Compound or Licensed Product) that (a) is in material ongoing development or (b) is being commercialized by such Third Party, in each case ((a) and (b)), as of the date of the Change of Control (a “BridgeBio CoC Competing Product”), then Navire or BridgeBio shall not be in breach of the provisions of Section 2.6.1 (Exclusivity Covenant) as a result of the continued Commercialization or Development of any such BridgeBio CoC Competing Product during the Term; provided that (a) such activities are conducted independently of the activities of this Agreement and without use of any Navire Technology; (b) no Confidential Information of BMS, is provided to, or shared with any personnel working on the BridgeBio CoC Competing Product; and (c) BridgeBio puts in place customary firewalls and other protections reasonably acceptable to BMS that are reasonably designed to ensure that the foregoing clauses (a) and (b) are complied with.
2.7.
Technology Transfer.
2.7.1.
Navire Technology Transfer and Assistance. Navire shall (and shall cause its Affiliates to) [***] with BMS (and its designees) and provide [***] to BMS (and its designees) to enable BMS (and its designees) to Exploit the Licensed Products (including any Licensed Compounds), as and to the extent reasonably requested by BMS, including (a) [***] following the Effective Date (but in all cases, within [***] after the Effective Date), and thereafter during the Term, as applicable, no less than [***] (regardless of whether requested by BMS), conducting technology transfers to BMS with respect to Navire Know-How, including any documents and other information and materials containing Navire Know-How, in a format reasonably requested by BMS, in each case, to the extent not previously provided by Navire; (b) providing BMS (and its designees) [***] with respect to all regulatory and other matters related to Exploitation of the Licensed Compounds and Licensed Products (including, if applicable, [***] for use with a Licensed Product); and (c) providing BMS (and its designees) with reasonable access by teleconference or in-person (as reasonably requested by BMS) to Navire personnel (and personnel of its Affiliates and Third Party contractors) involved in the Exploitation of Licensed Compounds or Licensed Products to assist with the transition and the implementation of the Navire Know-How and answer questions related to Licensed Compounds and Licensed Products (including, if applicable, [***] for use with a Licensed Product). Subject to Section 2.7.3 (Costs of Manufacturing Technology Transfer) with respect to the Manufacturing Technology Transfer, such technology transfer and assistance shall be at no additional cost to BMS. Such transfers will occur in an orderly fashion and in a manner such that the value, usefulness, and confidentiality of the transferred Navire Know-How, Regulatory Materials, Regulatory Data, and other regulatory documentation are preserved in all material respects.
2.7.2.
Manufacturing Technology Transfer. Without limiting the provisions of Section 2.7.1 (Navire Technology Transfer and Assistance), at the request of BMS, such request given during the period commencing on the Effective Date and until the [***] thereof Navire will, and will use Commercially Reasonable Efforts to work with its existing Third Party manufacturers,

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to provide to BMS, and assist BMS with respect to, the transfer and implementation of Manufacturing capabilities with respect to the Licensed Compounds and Licensed Products to BMS (or its designee as directed by BMS) at facilities designated by BMS, including: (a) the one-time transfer of the tangible embodiments of Navire Know-How necessary or useful for the Manufacture of the Licensed Compounds and Licensed Products, in order for BMS (or its designee) to Manufacture the Licensed Compounds and Licensed Products in accordance with Applicable Law in the exercise of BMS’ license rights under this Agreement, and to conduct the processes employed by or on behalf of Navire (including Navire’s Third Party manufacturers); and (b) cooperating with and providing technical assistance (including on-site assistance) and consultation as reasonably requested by BMS in connection with the transfer and the implementation of such Navire Know-How by BMS or its designee, and using Commercially Reasonable Efforts to cause its Third Party manufacturers to do the same (the “Manufacturing Technology Transfer”) as provided in this Section 2.7.2 (Manufacturing Technology Transfer). Without limiting Navire’s obligation to perform the Manufacturing Technology Transfer, after BMS provides a Manufacturing Technology Transfer request, BMS, in consultation with Navire (considering in good faith any Navire comments thereon), shall establish a manufacturing technology transfer plan detailing a plan for the Manufacturing Technology Transfer, which plan shall be consistent with this Section 2.7.2 (Manufacturing Technology Transfer), and each Party shall use Commercially Reasonable Efforts to carry out activities allocated to such Party as set forth in such plan.
2.7.3.
Costs of Manufacturing Technology Transfer. In connection with the Manufacturing Technology Transfer, Navire will make available to BMS, [***], up to a total of [***] FTE hours of assistance provided by experienced Navire CMC employees to perform its obligations under Section 2.7.2 (Manufacturing Technology Transfer); provided that [***]. In the event BMS reasonably requests any assistance from Navire in connection with the Manufacturing Technology Transfer that would require Navire to expend efforts in excess of [***] FTE hours, Navire shall provide such additional assistance and BMS shall pay Navire for the FTE hours incurred in the performance of such additional assistance, at the rate of [***] per FTE hour.
2.7.4.
Manufacturing Assistance Outside Territory.
(a)
At the request of Navire, such request given during the period [***], BMS will provide to Navire, and will use Commercially Reasonable Efforts to work with its existing Third Party manufacturers, to provide to Navire, and reasonably assist Navire with respect to, the transfer and implementation of any improvements specific to the Manufacture of the Licensed Compounds and Licensed Products that are developed, created, conceived, or reduced to practice in the conduct of Manufacturing Development Activities by or on behalf of BMS, in each case that are (a) Controlled by BMS or its Affiliates; and (b) actually being used by or on behalf of BMS or its Affiliates or its or their Sublicensees in connection with, and necessary for, the Manufacture of the Licensed Compounds and Licensed Products, as such Licensed Compounds and Licensed Products exists as of the date of such transfer (“BMS Manufacturing Development Technology”), to Navire, its Affiliates or a Third Party manufacturer ([***]), including: (i) the one-time transfer of the tangible embodiments of the BMS Manufacturing Development Technology; and (ii) cooperating with and providing technical assistance and consultation as reasonably requested by Navire, its Affiliates or such Third Party manufacturer, as applicable, in connection with the transfer and the implementation of such BMS Manufacturing Development

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Technology by Navire, and using Commercially Reasonable Efforts to cause its Third Party manufacturers to do the same (the “BMS Manufacturing Technology Transfer”) as provided in this Section 2.7.4 (Manufacturing Assistance Outside the Territory); provided, however, [***]. After Navire provides a BMS Manufacturing Technology Transfer request, the Parties shall establish and mutually agree a manufacturing technology transfer plan detailing a plan for the BMS Manufacturing Technology Transfer, and each Party shall use Commercially Reasonable Efforts to carry out activities allocated to such Party as set forth in such plan.
(b)
In furtherance of the foregoing, subject to the terms and conditions of this Agreement, BMS hereby grants to Navire and its Affiliates, during the Term, a non-exclusive, sublicensable (solely to (i) any licensee of Navire of that has been granted the exclusive right to Develop or Commercialize the Licensed Compound or Licensed Product outside the Territory or (ii) Third Party manufacturers conducting Manufacturing Development Activities or Manufacture the Licensed Compounds and Licensed Products on behalf of Navire, its Affiliates or such licensees set forth in the foregoing clause (i); provided that [***]. Navire shall be responsible for [***], and (B) complying with any other obligations included in any such Third Party agreements that are applicable to the grant to Navire of such license or to the exercise of such license by Navire or any of its Affiliates or its or their permitted sublicensee’s, in each case, solely to the extent that Navire has been provided in advance with a written copy expressly setting forth the provisions of such Third Party obligations that Navire, any of its Affiliates, or its or their permitted sublicensee’s must comply with, and BMS shall be responsible for paying or providing to any such Third Party any payments or reports made or provided by Navire pursuant to the foregoing; provided that [***].
(c)
Without limiting any of the foregoing, upon Navire’s request, BMS will use [***] to facilitate an introduction of Navire to its Third Party manufacturer(s) and, subject to agreement by any such Third Party manufacturer (in its sole discretion), Navire shall have the right to enter into direct supply agreements with such Third Party manufacturer(s) supplying Licensed Compound or Licensed Product at all stages of the manufacturing supply chain. For clarity, neither BMS nor its Affiliates will prohibit Navire, its Affiliates or licensees from entering into direct supply agreements with such Third Party manufacturer(s) for supply of Licensed Compound or Licensed Product.
(d)
In connection with the BMS Manufacturing Technology Transfer, BMS will make available to Navire, its Affiliates or a Third Party manufacturer [***]), at [***], up to a total of [***] FTE hours of assistance provided by experienced BMS CMC employees to perform its obligations under Section 2.7.4 (Manufacturing Assistance Outside the Territory); [***]. In the event Navire, its Affiliates or any such Third Party manufacturer, as applicable, reasonably requests any assistance from BMS in connection with the BMS Manufacturing Technology Transfer that would require BMS to expend efforts in excess of [***] FTE hours, BMS shall provide such additional assistance and Navire shall pay BMS for the FTE hours incurred in the performance of such additional assistance, at the rate of [***] per FTE hour.

ARTICLE 3

Governance

3.1.
Joint Steering Committee.

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3.1.1.
Formation; Composition. No later than [***] after the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) comprised of up to [***] representatives from each Party with sufficient seniority within the applicable Party to make decisions arising within the scope of the JSC’s responsibilities. Each Party may replace its JSC representatives at any time upon written notice to the other Party. Either Party’s representatives at the JSC may invite non-members to participate in the discussions and meetings of the JSC; provided that such participants will have no voting authority at the JSC and are bound by confidentiality and non-use obligations similar to those set out in Article 12 and such participation has been approved by the other Party prior to such non-voting member’s participation at a discussion or meeting, such approval not to be unreasonably conditioned, withheld or delayed. The JSC will be chaired by one of the JSC representatives from BMS (the “Chairperson”). The role of the Chairperson will be to convene and preside at meetings of the JSC. The Chairperson will have no additional powers or rights beyond those held by the other JSC representatives. The Alliance Managers will work with the Chairperson to prepare and circulate agendas and to ensure the preparation of minutes.
3.1.2.
Specific Responsibilities. The JSC will:
(a)
facilitate the flow of information between the Parties with respect to the Development of the Licensed Compounds and Licensed Products in the Territory, including with respect to any and all Navire GDP Know-How (including all Regulatory Data), and review and discuss any Development reports and updates;
(b)
review and discuss the Global Development Plan, and any update or amendment thereto;
(c)
review and approve any update or amendment to the Navire Development Plan;
(d)
review and discuss Navire’s Manufacturing plans to support the Global Development Plan;
(e)
[***];
(f)
[***];
(g)
keep each Party reasonably informed of the other Party’s (or its Related Party’s) Development and Commercialization activities and interactions with Regulatory Authorities in the other Party’s territory, by receiving updates from the Party conducting such activities and provide a forum for the Parties to discuss such activities;
(h)
review and oversee issues regarding pharmacovigilance, quality, and safety both inside and outside the Territory;
(i)
as needed, form subcommittees or working groups (in each case, that have no decision-making powers) that are responsible for the oversight and information sharing with respect to any specific aspect of activities under this Agreement; and

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(j)
perform such other functions as appropriate, to further the purposes of this Agreement, in each case, as expressly set forth in this Agreement or as otherwise agreed in writing by the Parties.
3.1.3.
Meetings. During the Term, the JSC will meet on a quarterly basis, or as otherwise agreed to by the JSC. No later than [***] prior to any meeting of the JSC, the Alliance Managers will jointly prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, prior to such meeting so long as the other Party consents to such later addition of such agenda items (which consent shall not be unreasonably conditioned, withheld or delayed). The JSC may meet in person, by videoconference or by teleconference; provided that, unless otherwise agreed by the Parties, at least one meeting per Calendar Year will be held in person. The location of the in-person JSC meetings will alternate between a location selected by BMS and a location selected by Navire, with BMS selecting the location of the first in-person JSC meeting. Each Party will bear the expense of its respective JSC members’ participation in JSC meetings. Meetings of the JSC will be effective only if at least [***] JSC members from each Party (which members do not include such Party’s Alliance Manager) are present or participating (including by videoconference or teleconference) in such meeting. The Alliance Managers will be responsible for preparing reasonably detailed written minutes of all JSC meetings that reflect material decisions made and action items identified at such meetings. The Alliance Managers will send draft meeting minutes to each member of the JSC for review and approval within [***] after each JSC meeting. Such minutes will be deemed approved unless one (1) or more members of the JSC objects to the accuracy of such minutes within [***] of receipt.
3.1.4.
Decision-Making. The representatives from each Party on the JSC will have, collectively, one (1) vote on behalf of that Party, and all decision making will be by consensus; provided that disputes at the JSC will be handled in accordance with Section 3.2 (Resolution of JSC Disputes).
3.2.
Resolution of JSC Disputes. All decisions within the JSC will be made by consensus; provided that, if the JSC is unable, despite using good faith efforts, to reach consensus on any issue for which it is responsible within [***] after a Party affirmatively states that a decision needs to be made, then either Party may refer such matter to the Senior Officers for resolution, and the Senior Officers will attempt to resolve the matter in good faith. If the Senior Officers fail to resolve such matter within [***] after the date on which the matter is referred to the Senior Officers (unless a longer period is agreed to by the Parties), then except as set forth below, BMS will have final decision-making authority with respect to such matter; provided, however, that disputes arising between the Parties relating to (a) [***], shall require mutual, unanimous, written agreement of the Parties’ representatives to the JSC, (b) [***] or (c) the [***], the Parties will submit such matter for resolution in accordance with the last sentence of Section 15.1 (Disputes).
3.3.
Governance of Existing Nivolumab Combination Trial. Notwithstanding anything to the contrary set forth herein, the terms [***] shall control with respect to the governance of [***].
3.4.
Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be

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delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JSC shall not have the power to amend, modify, or waive compliance with this Agreement, which may only be amended or modified as provided in Section 16.1 (Entire Agreement; Amendment) or compliance with which may only be waived as provided in Section 16.11 (Waiver and Modification). [***]
3.5.
Discontinuation of JSC. The JSC (and any committee thereof) will continue to exist until [***]. Additionally, in the event of a Change of Control of Navire (or any of its Affiliates), BMS shall have the right to disband the JSC (and any committee thereof) pursuant to Section 16.5 (Change of Control). Once the JSC is disbanded, (a) the JSC (and any committee thereof) will have no further obligations under this Agreement and, thereafter (i) the Alliance Managers will be the points of contact for the exchange of information between the Parties under this Agreement, (ii) any requirement of a Party to provide information or other materials to the JSC shall be deemed a requirement to provide such information or other materials to the other Party, and (iii) any references in this Agreement to decisions of the JSC will automatically become references to decisions by and between the Parties in writing (with BMS having final decision making authority in the event of any dispute, but subject to the other terms of this Agreement and consistent with the terms of Section 3.2 (Resolution of JSC Disputes)), and (b) upon the request of BMS, the Parties shall establish one or more working groups for purposes of the oversight and information sharing with respect to the Development and Commercialization activities, including interactions with Regulatory Authorities, in each Party’s respective territory.
3.6.
Alliance Manager. Within [***] of the Effective Date, each Party will appoint an individual (from the Party or from any Affiliate of such Party) who possesses a general understanding of Development, Manufacturing, and Commercialization issues regarding pharmaceutical products to act as the facilitator of the meetings of the JSC and the first point of contact between the Parties with regard to questions relating to this Agreement or the overall business relationship and related matters between the Parties (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

ARTICLE 4

Development

4.1 Overview of Development. Subject to the terms of this Agreement, Navire will be responsible for the performance of (a) the Existing BBP-398 Monotherapy GDP Trial, Existing Nivolumab Combination GDP Trial, and the Existing Sotorasib Combination GDP Trial (collectively, the “Existing Navire GDP Trials”); and (b) any additional Clinical Trials of Licensed Compounds and Licensed Products that the Parties mutually agree Navire will conduct pursuant to Section 4.3.1 (Navire Development Activities) (such additional Clinical Trials, the “Additional Navire GDP Trials” and together with the Existing Navire GDP Trials, collectively, the “Navire GDP Trials”). Except for the Navire GDP Trials, BMS will have the sole right, directly or through its Affiliates, Sublicensees and subcontractors, to Develop, and conduct Manufacturing Development Activities for, the Licensed Compounds and Licensed Products (including as a monotherapy as well as for use in any Combination Therapy) in the Field and in the Territory, and with respect to Manufacturing Development Activities outside the Territory for use in the Field and for the Territory.

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4.2 Global Development Plan.

4.2.1 General. The Development of the Licensed Products in the Field in the Territory will be conducted in accordance with a global Development plan (the “Global Development Plan” or “GDP”), which BMS will prepare, review, and update as set forth in this Section 4.2 (Global Development Plan). The Global Development Plan will set forth a high level overview of Development activities for the Licensed Product; provided that (a) if Navire is conducting any Navire GDP Trials, the GDP shall include a detailed plan for each Navire GDP Trial, including the protocol synopsis for each Navire GDP Trial (such plan, the “Navire Development Plan”); provided, that, the Navire Development Plan shall (i) [***] and (ii) [***]; (b) if Navire is conducting any Additional Navire GDP Trial, the Navire Development Plan shall also include a budget of the costs and expenses to be incurred by Navire directly for the performance of such Additional Navire GDP Trial (such budget, the “Navire Additional Development Budget”); and (c) if Navire exercises its Co-Funding Option, a budget of the Development Costs for the Development Activities.

4.2.2 Initial Global Development Plan and Updates and Amendments. The initial Global Development Plan for the Licensed Products is attached hereto as Schedule 4.2.2 (the “Initial Global Development Plan”). BMS will review, update, and amend as appropriate, the then-current Global Development Plan not less often than semi-annually (during the second and fourth Calendar Quarter of each Calendar Year) to reflect any material changes, reprioritizations of, or additions to the Global Development Plan; provided that, if the JSC is disbanded pursuant to Section 3.5 (Discontinuation of JSC), BMS shall be under no obligation to provide Navire updates or amendments pursuant to this Section 4.2.2 (Initial Global Development Plan and Updates and Amendments) following such discontinuation of JSC. BMS shall consider in good faith any Navire comments on any proposed amendment of the then-current Global Development Plan, and the Parties will submit any Material Amendments to the then-current Navire Development Plan to the JSC for its review, discussion, and approval.

4.2.3 [***].

(a) Navire will promptly notify BMS in the event that Navire receives a request from [***] pursuant to the [***] to [***]. For clarity, [***] right to [***] shall be subject to [***].

(b) Subject to Section 4.2.3(a), in the event that [***] participates, or includes any Clinical Trial sites outside the Territory. in any Clinical Trial conducted in or for the Territory hereunder pursuant to the [***], upon reasonable notification by BMS, and at BMS’ cost and expense, [***].

4.3 Navire Development.

4.3.1 Navire Development Activities. The initial Navire Development Plan (including a high-level budget of the costs and expenses to be incurred by Navire for the performance of the Navire GDP Trials set forth therein) is included as part of the Initial Global Development Plan (the “Initial Navire Development Plan”). Subject to the terms of this Agreement, Navire will be responsible for the performance of the Existing Navire GDP Trials

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(which are ongoing or contemplated as of the Effective Date and set forth in the Initial Navire Development Plan) and, to the extent mutually agreed by the Parties as set forth below, any Additional Navire GDP Trials. If BMS desires that Navire perform any additional Clinical Trials of Licensed Compounds and Licensed Products (other than the Existing Navire GDP Trials), then BMS will consult with Navire in connection therewith, and will thereafter present to Navire an update to the Navire Development Plan (together with a corresponding development budget for the reasonable costs of such Additional Navire GDP Trial to be incurred by Navire directly for the conduct of such Additional Navire GDP Trial) and will negotiate in good faith an updated plan and budget for the review, discussion, and approval of the JSC.

4.3.2 Navire GDP Trial Diligence. Navire will be responsible for the performance and completion of, and will perform, and use Commercially Reasonable Efforts to complete, each Navire GDP Trial in accordance with the Global Development Plan (including the Navire Development Plan set forth therein), the Existing Nivolumab Combination Trial Agreement (in the case of the Existing Nivolumab Combination GDP Trial), the Existing Sotorasib Combination Trial Agreement (in the case of the Existing Sotorasib Combination GDP Trial), and this Agreement.

4.3.3 Navire GDP Trial Breach. If Navire is not conducting any Navire GDP Trial in accordance with the Global Development Plan (including the Navire Development Plan set forth therein), including using Commercially Reasonable Efforts to meet the timelines set forth therein (“Navire GDP Trial Breach”), then BMS will provide written notice to Navire, and, as soon as reasonably practicable upon receipt of such notice, the Parties will discuss in good faith such issue and the activities necessary to remedy such Navire GDP Trial Breach. Upon receipt of such notice, Navire will have a period of [***] from receipt of such notice to remedy such Navire GDP Trial Breach; provided that if such breach by its nature, is curable, but cannot be cured within such [***] period, then the cure period will be extended if Navire provides a written plan for curing such breach to BMS and the Navire uses Commercially Reasonable Efforts to cure such breach in accordance with such written plan; provided however, that no such extension will exceed an additional [***] without the written consent of BMS. If Navire has not remedied such Navire GDP Trial Breach within such period, then BMS will have the right (but not the obligation), upon written notice to Navire, and in BMS’ sole discretion, to elect one of the following remedies ((a), (b) or (c), as applicable):

(a) terminate this Agreement pursuant to Section 13.2 (Termination for Breach) immediately upon written notice, notwithstanding any cure periods under Section 13.2 (Termination for Breach);

(b) terminate the applicable Navire GDP Trial that is the subject of such Navire GDP Trial Breach, in which case, (i) Navire shall wind-down such Navire GDP Trial at Navire’s costs and expense, (ii) BMS shall have the right to irrevocably terminate the Navire Co-Funding Participation Right pursuant to Section 4.6.3 (BMS Termination of Navire Co-Funding), and (iii) [***], as applicable, notwithstanding Section 8.2 (Development Milestone Payments), in no event shall the Development Milestone Payment corresponding to [***], as applicable, be deemed achieved or payable under Section 8.2 (Development Milestone Payments); or

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(c) if BMS has not elected to terminate this Agreement pursuant to Section 4.3.3(a) or terminate the applicable Navire GDP Trial that is the subject of such Navire GDP Trial Breach pursuant to Section 4.3.3(b), in which case, then:

(i) in the event that such Navire GDP Trial was [***], notwithstanding Section 8.2 (Development Milestone Payments), in no event shall the Development Milestone Payment corresponding to the First Successful Completion of [***], as applicable, be deemed achieved or payable under Section 8.2 (Development Milestone Payments);

(ii) except with respect to a Navire GDP Trial Breach for [***] (which shall be subject to Section 4.3.3(c)(iii)), assume and complete any activities with respect to such Navire GDP Trial, in which case:

(A) at its cost and expense, as and to the extent requested by BMS, Navire shall (1) [***];

(B) as BMS’ sole monetary remedy with respect to any direct damages incurred by BMS with respect to such Navire GDP Trial Breach (provided that, for clarity, BMS shall still have the right to seek remedies that do not involve BMS seeking payment for such direct damages (including indemnification pursuant to Section 11.1 (Indemnification by Navire))), BMS may elect to either:

(1) terminate the Navire Co-Funding Participation Right pursuant to Section 4.6.3 (BMS Termination of Navire Co-Funding), in which case, Navire shall reimburse BMS (x) [***] and (y) [***]; or

(2) if BMS elects not to so terminate the Navire Co-Funding Participation Right pursuant to the foregoing clause (1), Navire shall reimburse BMS (x) [***] and (y) [***];

in each case ((1) or (2)), which reimbursements shall be made on a [***] basis by Navire to BMS within [***] after the end of such [***] following receipt of an invoice therefor from BMS.

(iii) if such Navire GDP Trial Breach is with respect to the [***], conduct (or have conducted) a replacement Clinical Trial for the Licensed Product with [***], in which case, as BMS’ sole monetary remedy with respect to any direct damages incurred by BMS with respect to such Navire GDP Trial Breach (provided that, for clarity, BMS shall still have the right to seek remedies that do not involve BMS seeking payment for such direct damages (including indemnification pursuant to Section 11.1 (Indemnification by Navire))), BMS may elect to either:

(A) terminate the Navire Co-Funding Participation Right pursuant to Section 4.6.3 (BMS Termination of Navire Co-Funding), in which case,

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Navire shall reimburse BMS [***] of the costs incurred by BMS (or its designees) in connection with the performance of such replacement Clinical Trial by or on behalf of BMS (or its designee); or

(B) if BMS elects not to so terminate the Navire Co-Funding Participation Right pursuant to the foregoing clause (B), Navire shall reimburse BMS [***] of the costs incurred by BMS (or its designees) in connection with the performance of such replacement Clinical Trial by or on behalf of BMS (or its designee);

in each case ((A) or (B)), which costs shall include the cost of supply of the [***] for use in such Clinical Trial and which reimbursements shall be made by Navire to BMS within [***] after receipt of an invoice therefor from BMS.

Nothing in this Section 4.3.3 (Navire GDP Trial Breach), shall limit Navire’s ability to comply with Applicable Laws or to act in the interest of the safety of subjects participating in any clinical trials.

4.3.4 Safety Risk in Navire GDP Trial. Notwithstanding anything to the contrary in this Agreement, each Party shall have the right to (a)(i) suspend immediately or (ii) terminate, upon [***] written notice, any Navire GDP Trial (except in the case of BMS with respect to the [***]), which written notice shall include reasonable evidence in support of such suspension or termination, if it reasonably deems it necessary to protect the safety, health or welfare of subjects enrolled in any such Navire GDP Trial due to the existence of such Party’s good faith belief that there is an unacceptable risk for harm in humans based upon the observation of serious adverse events in humans after any Licensed Compound, Licensed Product has been administered to or taken by humans, such as during the a Navire GDP Trial or (b) suspend or terminate any Navire GDP Trial (except in the case of BMS with respect to the [***]) within [***] following notice to the other Party if a clinical hold arises. Prior to termination of any Navire GDP Trial pursuant to this Section 4.3.4 (Safety Risk in Navire GDP Trial), the JSC shall meet and discuss in good faith the safety concerns raised by such Party or the basis for the clinical hold, how long the clinical hold is expected to last and how the Parties might address the issue that caused the clinical hold and, in each case, consider in good faith the input, questions and advice of the other Party, but should any dispute arise in such discussion, the dispute resolution process set forth in Section 3.2 (Resolution of JSC Disputes) or Section 15.1 (Disputes) shall not apply to such dispute and either Party shall have the right to terminate such Navire GDP Trial (except in the case of BMS with respect to the [***]), provided that such termination shall take effect without the Parties first following the procedures set forth in Section 3.2 (Resolution of JSC Disputes) or Section 15.1 (Disputes).

4.3.5 Navire GDP Trial Sites and Informed Consent. Without limiting the provisions of this Section 4.3 (Navire Development) or Article 5, in each case, solely to the extent not prohibited under the [***]:

(a) Navire shall be responsible for the selection of the Navire GDP Trial sites and clinical trial investigators, and entering into clinical trial agreements in connection therewith; provided that, (i) for any such clinical trial agreements entered into after the Effective

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Date, Navire shall provide the template(s) for such clinical trial agreements (any material changes thereto) to BMS sufficiently prior to submission thereof so as to allow for a reasonable opportunity for BMS to review and approve such template(s) and (ii) for any such site or investigator that has not been engaged (through a written agreement) as of the Effective Date, Navire shall notify BMS thereof in writing prior to engagement thereof and sufficiently prior to execution thereof so as to allow for a reasonable opportunity for BMS to review and approve such sites and investigators; provided that, if BMS does not respond to such notice within [***], such lack of response shall be treated as an approval hereunder. Navire shall ensure that all Navire GDP Trial sites engaged after the Effective Date are engaged through a written clinical trial agreement in the form template approved by BMS. Any material changes to such form template with respect to any Navire GDP Trials shall be subject to BMS’ written consent, not to be unreasonably withheld. In addition, Navire hereby represents and warrants to BMS that Navire has provided to BMS true, correct and complete copies of any applicable Existing Clinical Trial Agreements (which may be in redacted form) that Navire has executed as of the Effective Date. In all cases, the clinical trial agreements shall require the Navire GDP Trial sites to comply with all Applicable Laws and, with respect to the clinical trial agreements executed after the Effective Date, will contain (A) terms and conditions protecting and limiting use and disclosure of Confidential Information at least to the same extent as under Article 12, and (B) subject to Section 2.5.3 (Subcontractors), intellectual property provisions that assign to Navire rights in all Arising Technology, including all Navire GDP Know-How, as provided for herein.

(b) Navire shall be responsible for preparing and obtaining all necessary approvals and clearances, including EC (Ethics Committee) approvals, customs clearances and patient informed consent forms necessary for the conduct of the Navire GDP Trials. Navire shall prepare the template patient informed consent form for the Navire GDP Trials, and with respect to any such forms prepared after the Effective Date, shall provide such template to BMS for its review and approval. Any material changes to such model forms shall be subject to BMS’ written consent, not to be unreasonably withheld. Navire shall ensure that all patient authorizations and consents (in the form approved by BMS) for the Navire GDP Trials are obtained, and Navire shall ensure that all patient authorizations and consents in connection with the Navire GDP Trials permit sharing of Navire GDP Know-How with BMS in accordance with this Agreement, in each case, in accordance with applicable data protection and privacy laws, rules and regulations, including the E.U. General Data Protection Regulation (2016/679) or any other similar Applicable Laws. In the event that BMS determines in its reasonable opinion that any patient authorizations and consents for any Existing Navire GDP Trials are insufficient to permit sharing of Navire GDP Know-How with BMS in accordance with this Agreement, in each case, in accordance with applicable data protection and privacy laws, rules and regulations, including the E.U. General Data Protection Regulation (2016/679) or any other similar Applicable Laws, then except with respect to the [***], Navire will use reasonable efforts to collaborate with BMS to agree upon the appropriate course of action to remedy such deficiencies and Navire will take reasonable steps to carry out such agreed course of action to remedy such deficiencies, including as agreed, seeking a waiver or other approval from the applicable institutional review boards for such Existing Navire GDP Trial or, if mutually agreed by the Parties, reconsenting patients.

4.3.6 Navire Change of Control. In the event of a Change of Control of Navire (or any of its Affiliates), [***].

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4.4 Objectives under the Global Development Plan.

4.4.1 Development Diligence Obligations. BMS will use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for at least one Licensed Product in the Field in the Major Market Countries.

4.4.2 Compliance. Each Party will conduct the Development Activities allocated to such Party under the Global Development Plan in accordance with the Global Development Plan and sound and ethical business and scientific practices, and in compliance with all Applicable Law, including GCPs, GLPs and GMPs, and also including all applicable pharmacovigilance, data privacy, and data protection laws in the Territory. In addition, each Party will not use in any capacity, in connection with its Development of the Licensed Compounds or Licensed Products hereunder, any Person who has been debarred pursuant to Section 306 of the FD&C Act (or similar Applicable Law outside of the U.S.), or who is the subject of a conviction described in such section. Each Party will inform the other Party in writing immediately if it or any Person who is performing services for such Party hereunder is debarred or is the subject of a conviction described in Section 306 (or similar Applicable Law outside of the U.S.), or if any action, suit, claim, investigation, or legal administrative proceeding is pending or, to such Party’s knowledge, is threatened, relating to the debarment of such Party or any Person used in any capacity by such Party in connection with its Development of the Licensed Compounds or the Licensed Products hereunder.

4.5 Development Costs. Subject to Navire’s exercise of the Co-Funding Option and accordingly its responsibility for the Navire Co-Funding Share in accordance with Section 4.6.2 (Exercise of Navire Co-Funding Option), each Party will be solely responsible for [***] of all costs and expenses incurred by such Party or its Affiliates with respect to its Development Activities; provided, however, that (a) BMS will continue to be responsible for [***] of the expenses reasonably incurred by Navire directly for the performance of the [***] as and to the extent set forth in the [***], which amounts shall be shared in accordance with the [***]; and (b) BMS will be responsible for [***] of the costs and expenses reasonably incurred by Navire directly for the performance of any Additional Navire GDP Trial to the extent such costs and expenses are in accordance with the Navire Development Budget therefor. Accordingly, at the end of each Calendar Quarter, Navire will provide BMS an invoice of costs and expenses, including internal and out-of-pocket costs, incurred by Navire directly for the performance of any Additional Navire GDP Trial during the prior Calendar Quarter for which BMS is obligated to reimburse Navire pursuant to this Section 4.5 (Development Costs) and BMS will pay the undisputed invoiced amounts within [***] after the date of invoice. Each invoice shall enable BMS to compare the reported costs against each applicable Navire Development Budget, on both a quarterly basis and a cumulative basis for each activity covered therein. BMS shall have the right to audit Navire’s records to confirm the accuracy of Navire’s costs and reports as provided in Section 8.17 (Records; Audit).

4.6 Navire Co-Funding Option.

4.6.1 Grant of Option. BMS hereby grants to Navire the option (the “Co-Funding Option”) to co-fund the Development of Licensed Products in the Field for the U.S. No later than [***] prior to the expected date of Initiation of the first Registrational Trial for the first Licensed Product for the U.S. (or if a Clinical Trial that was not started as a Registrational Trial becomes

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the first Registrational Trial for such Licensed Product for the U.S., within [***] following the date that a Clinical Trial becomes the first Registrational Trial for such Licensed Product for the U.S.), BMS will provide Navire with written notice thereof along with an updated or amended copy of the then-current Global Development Plan, including BMS’ then-current estimated budget for such Global Development Plan and an estimate of all Allowable BMS Development Costs incurred by BMS or its Related Parties as of such date (the “Registrational Trial Notice”). Navire may exercise the Co-Funding Option by providing written notice to BMS at any time beginning upon Navire’s receipt of the Registrational Trial Notice and ending [***] thereafter (the “Co-Funding Option Period” and the date Navire provides such notice, the “Co-Funding Option Exercise Date”). If Navire does not exercise the Co-Funding Option during the Co-Funding Option Period, then the Co-Funding Option will expire.

4.6.2 Exercise of Navire Co-Funding Option.

(a) Navire Co-Funding Share. If Navire exercises the Co-Funding Option during the Co-Funding Option Period, (i) Navire will be responsible for (A) [***] of all Allowable BMS Development Costs incurred by BMS or its Related Parties prior to the Co-Funding Option Exercise Date and (B) [***] of all Allowable BMS Development Costs incurred by BMS or its Related Parties during the Co-Funding Term (Navire’s share of such Development Costs, the “Navire Co-Funding Share”); and (ii) Navire will be entitled to receive the increased Royalty Rates on Net Sales of Licensed Products in the U.S. as set forth in Section 8.5.2 (Royalty Rates for Licensed Products upon Exercise of Co-Funding Option) during the Co-Funding Term (the “Navire Co-Funding Participation Right”). For the purposes of determining the Navire Co-Funding Share, Development Costs will be determined from the books and records of BMS or its Related Parties maintained in accordance with Accounting Standards.

(b) Invoices and Payments.

(i) Within [***] of the Co-Funding Option Exercise Date, BMS will provide to Navire an invoice for the Navire Co-Funding Share with respect to the Allowable BMS Development Costs incurred by BMS or its Affiliates prior to the Co-Funding Option Exercise Date. Navire will remit such payment to BMS within [***] of Navire’s receipt of such invoice.

(ii) Upon and after Navire’s exercise of the Co-Funding Option, within [***] of the end of each Calendar Quarter, BMS will provide to Navire an invoice setting forth the Navire Co-Funding Share for the preceding Calendar Quarter. Navire will remit such payment to BMS in accordance with the terms of Section 8.15 (General Payment Procedures).

(iii) Notwithstanding the foregoing, in the event the Navire Co-Funding Participation Right is terminated pursuant to Section 4.6.2(c) (Navire’s Co-Funding Opt-Out Right) or Section 4.6.3 (BMS Termination of Navire Co-Funding), with respect to the last Calendar Quarter of the Co-Funding Term, the Navire Co-Funding Share and Royalty Payments accrued on the Net Sales of Licensed Products for such Calendar Quarter will be calculated on a pro-rated basis based on the number of days remaining in such Calendar Quarter.

(c) Navire’s Co-Funding Opt-Out Right. Subject to this Section 4.6.2(c) (Navire’s Co-Funding Opt-Out Right) and the other applicable terms of this Agreement, Navire

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may irrevocably terminate the Navire Co-Funding Participation Right (such termination, the “Co-Funding Opt-Out Right”). Navire may exercise the Co-Funding Opt-Out Right at any time upon [***] prior written notice to BMS. If Navire exercises the Co-Funding Opt-Out Right, then:

(i) Navire shall continue to be obligated to share any Development Costs incurred during the Co-Funding Term prior to the effective date of termination of the Co-Funding Term, and, with respect to Royalty Payments, BMS shall be obligated to pay Navire the increased Royalty Payments accrued on the Net Sales of Licensed Products as set forth in Section 8.5.2 (Royalty Rates for Licensed Products upon Exercise of Co-Funding Option) during the Co-Funding Term prior to the effective date of termination of the Co-Funding Term; and

(ii) Navire shall not be obligated to share any Development Costs incurred after the effective date of termination of the Co-Funding Term, and, with respect to Royalty Payments, BMS shall only be obligated to pay Navire Royalty Payments accrued on the Net Sales of Licensed Products as set forth in Section 8.5.1 (Royalty Rates) after the effective date of termination of the Co-Funding Term.

4.6.3 BMS Termination of Navire Co-Funding. BMS may, without prejudice to any other remedies available to its at law or in equity, irrevocably terminate the Navire Co-Funding Participation Right upon written notice to Navire (such notice, “BMS Co-Funding Termination Notice”) in the event that either (a) any undisputed amount required to be paid by Navire under this Section 4.6 (Navire Co-Funding Option) is not paid on the date due in accordance with Section 4.6.2(b) (Invoices and Payments) (and Navire thereafter does not pay such undisputed amount within [***] notice from BMS that such payment was not made) [***]; (b) Navire has not remedied any Navire GDP Trial Breach within the cure period set forth in Section 4.3.3 (Navire GDP Trial Breach); or (c) there is a Change of Control of Navire or any of its Affiliates (subject to Section 16.5 (Change of Control)). In such event:

(a) Navire shall continue to be obligated to share any Development Costs incurred prior to the effective date of termination of the Co-Funding Term, and, with respect to Royalty Payments, BMS shall continue to be obligated to pay Navire the increased Royalty Payments accrued on the Net Sales of Licensed Products as set forth in Section 8.5.2 (Royalty Rates for Licensed Products upon Exercise of Co-Funding Option) as and to the extent otherwise payable pursuant to Section 8.5.2 (Royalty Rates for Licensed Products upon Exercise of Co-Funding Option) during the Co-Funding Term prior to the effective date of termination of the Co-Funding Term; and

(b) Navire shall not be obligated to share any Development Costs incurred after the effective date of termination of the Co-Funding Term, and, with respect to Royalty Payments, BMS shall only be obligated to pay Navire Royalty Payments accrued on the Net Sales of Licensed Products as set forth in Section 8.5.1 (Royalty Rates) as and to the extent otherwise payable pursuant to Section 8.5.1 (Royalty Rates) after the effective date of termination of the Co-Funding Term.

4.7 Records, Reports, and Information.

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4.7.1 General. Each Party will, and will cause each of its Related Parties to, maintain current and accurate records of all Development Activities conducted by it and them under this Agreement and all data and other information resulting from such activities (which records will include, as applicable, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs, and documentation thereof (e.g., samples of materials and other graphic or written data generated in connection with such Development Activities)). Such records will properly reflect all work done and results achieved in the performance of such Development Activities in sufficient detail and in good scientific manner appropriate for regulatory and patent purposes. Each Party will document its Development Activities to be conducted pursuant to this Agreement in formal written study reports according to applicable national and international guidelines (e.g., ICH, GCP and GLP). BMS shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all records of Navire maintained pursuant to this Section 4.7.1 (General), in each case, solely to the extent not prohibited under the [***]. BMS shall maintain such records and the information disclosed therein in confidence in accordance with Article 12.

4.7.2 BMS Status Updates in the Territory. At least semi-annually, during the second and fourth Calendar Quarter of each Calendar Year, in advance of such Calendar Quarter’s regularly scheduled JSC meeting or in writing if the JSC is discontinued, BMS will provide Navire with a report summarizing, since the previous such report, (a) the Development Activities under the Global Development Plan for the Licensed Products in the Field in the Major Market Countries and the results thereof; (b) material regulatory matters and meetings with Regulatory Authorities related to the Licensed Products in the Field in the Major Market Countries; and (c) a high level overview of Development activities for the Licensed Product in the Field in the Major Market Countries to be conducted by BMS or its Affiliates.

4.7.3 Navire Status Updates in the Territory. During the Term, (a) least quarterly, during each Calendar Quarter of each Calendar Year, in advance of each regularly scheduled JSC meeting (or, thereafter, in writing if the JSC is discontinued), Navire will provide BMS with reports summarizing the Development Activities with respect to any Navire GDP Trial since the previous such report, including the information specified in Schedule 4.7.3 (Report Information for Navire GDP Trials); and (b) without limiting the foregoing clause (a), Navire will promptly provide to BMS copies of any data and results generated in connection with Navire’s Development Activities with respect to any Navire GDP Trial, and for clarity, all such data and results shall be considered Navire GDP Know-How; provided that, in each case ((a) or (b)), with respect to the [***].

4.7.4 Navire Status Updates Outside the Territory. At least quarterly, during each Calendar Quarter of each Calendar Year, in advance of each regularly scheduled JSC meeting or in writing if the JSC is discontinued (or otherwise promptly following Navire’s receipt of any reports, data or other information from [***] pursuant to the [***]), Navire will provide BMS with reports summarizing, since the previous such report, the Development activities and progress related to the pursuit or maintenance of Regulatory Approval for any Licensed Compound or Licensed Product in the Field outside the Territory. Navire will respond to BMS’ reasonable questions or requests for additional information relating to such activities in a timely manner, to the extent such information is in Navire’s (or its Affiliate’s) possession.

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4.7.5 Potential Harmful Actions.

(a) Solely to the extent required under the [***], in the event that any Development activities (including regulatory activities), conducted by or on behalf of BMS or any of its Affiliates or its Sublicensees with respect to any Licensed Product in the Territory would reasonably be expected to materially adversely impact the Development, Manufacture or Commercialization of any Licensed Product in the Field in the [***], then, to the extent that BMS or any of its Affiliates or its Sublicensees has knowledge of such activities, BMS shall give Navire reasonable advance notice of any such activities prior to the undertaking of such activities in the Territory.

(b) In the event that any Development (including regulatory activities), Manufacturing or Commercialization any Licensed Compound or Licensed Product outside the Territory by or on behalf of Navire, [***] or any of its or their respective Affiliates or direct or indirect licensees, would reasonably be expected to materially negatively impact the Development, Manufacture or Commercialization of any Licensed Compound or Licensed Product in the Territory, then, to the extent that Navire has knowledge of such activities (including, for clarity, in the event that Navire receives notice of any such activities from [***] pursuant the [***]), Navire shall give BMS reasonable advance notice of any such activities prior to the undertaking of such activities outside the Territory, but in any case, promptly following Navire receiving notice or otherwise becoming of aware of such activities. During the term of the [***] Agreement, in the event that (i) Navire delivers a notice to BMS pursuant to this Section 4.7.5(b), or BMS otherwise becomes aware that the Development, Manufacture or Commercialization of any Licensed Product by or on behalf of Navire, [***] or any of its or their respective Affiliates or direct or indirect licensees in the [***] would reasonably be expected to materially negatively impact the Development, Manufacture or Commercialization of any Licensed Compound or Licensed Product in the Territory, in each case, upon the reasonable request of BMS, Navire shall [***].

(c) Notwithstanding anything to the contrary set forth herein, BMS shall have final decision-making authority over all matters relating to the Development, Manufacture, Commercialization or other exploitation of any Licensed Compound or Licensed Products outside the Territory that would reasonably be expected to materially negatively impact BMS’ or any of its Related Party’s Development, Manufacture or Commercialization of any Licensed Compound or Licensed Product in the Field in the Territory. Without limiting Section 4.7.5(b), Navire shall consider in good faith any reasonable request of BMS for Navire [***].

(d) Without limiting Section 5.1.2(b), BMS shall not exercise its final decision-making authority with respect to any matter hereunder in any manner that shall require Navire, its Affiliates, BridgeBio, or any [***] Affiliate to violate Applicable Law or [***].

4.8 Patient Privacy and Data Protection. Subject to the terms of this Agreement, and prior to the sharing of any personal data (as defined under applicable data protection and privacy laws) between the Parties pursuant to this Agreement, Navire and BMS will cooperate in good faith to define the responsibilities of the Parties with respect to the control, processing and transfer of personal data as contemplated by and pursuant to this Agreement. These responsibilities shall include, as appropriate, mutually acceptable guidelines and procedures for the processing, receipt, investigation, recordation, communication, and exchange (as between the Parties) and regulatory

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submission of personal data pursuant to this Agreement. Such agreed procedures shall include, if applicable, the Standard Contractual Clauses published by the European Commission on June 4, 2021 for the transfer of personal data to third countries pursuant to the General Data Protection Regulation (EU) 2016/679.

4.9 Pharmacovigilance.

4.9.1 As between the Parties, BMS shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Licensed Product in the Field in the Territory, in each case in accordance with Applicable Law and this Agreement. Navire (or its designee) shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Licensed Product in the countries outside the Territory. Promptly following the Effective Date (but in all cases within [***] after the Effective Date), the Parties will negotiate in good faith a two way (between the Parties or their respective Affiliates) or three-way pharmacovigilance agreement (among the Parties or their respective Affiliates and [***]) as necessary to comply with Applicable Law on customary terms with respect to the exchange of adverse event and other safety information (a) arising from any and all Navire GDP Trial(s) or any other Clinical Trials relating to the Licensed Product in the Territory; or (b) relating to the Licensed Product outside the Territory; provided that BMS shall be responsible for maintaining the global safety database for the Licensed Product and, subject to the Parties entering into a pharmacovigilance agreement(s) pursuant to this Section 4.9.1, BMS shall make the worldwide safety database accessible to [***], its Affiliates, sublicensees and contractors. BMS agrees to comply and to cause its Affiliates and Sublicensees and contractors to comply with such obligations. Such pharmacovigilance agreement shall ensure that adverse event and other safety information is exchanged in a manner and according to a schedule that will permit each Party (and its sublicensees or designees) to comply with Applicable Laws in their respective markets.

4.9.2 With respect to any patient data or other patient information provided by Navire from outside the Territory pursuant to this Agreement or any pharmacovigilance agreement entered into pursuant to Section 4.9.1, as between the Parties, Navire shall be responsible for (a) securing all necessary approvals from all applicable Regulatory Authorities (and other Third Parties); and (b) making all filings under Applicable Laws outside the Territory, [***]; provided, however, that, in all cases, Navire shall (and shall cause its Affiliates to) (i) promptly notify BMS in writing if it is prohibited to provide BMS with any patient data, patient information and study reports as a result of the provisions of this Section 4.9.2, (ii) to the extent required under Applicable Laws, obtain full and proper consents from all data subjects (including any Persons participating in any Clinical Trials) that permit Navire (and its Affiliates) to provide and share the personal information of such data subjects to BMS (and its Affiliates), such that BMS (and its Affiliates) may receive, use, process and otherwise exploit such information as set forth in this Agreement or any pharmacovigilance agreement entered into pursuant to Section 4.9.1, and (iii) at the request of BMS, use Commercially Reasonable Efforts to provide BMS with such data, information and study reports in a manner that is compliant with Applicable Laws, including, if mutually agreed by the Parties, to provide any such data in anonymized form.

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ARTICLE 5

Regulatory

5.1 Regulatory Materials and Regulatory Approvals.

5.1.1 Transfer of Regulatory Materials and Regulatory Approvals. Except with respect to any Regulatory Materials and Regulatory Approvals solely related to the [***], upon the request of BMS, Navire shall assign and transfer to BMS all Regulatory Materials and Regulatory Approvals for any Licensed Compound or Licensed Product owned or Controlled by Navire (or any of its Affiliates) with respect to the Territory, including IND# 151,414 the “Existing IND”); provided that BMS may decide, at BMS’ discretion on a case-by-case basis, that it does not want to take assignment of one or more Regulatory Materials or Regulatory Approvals (including a particular Existing INDs), as applicable, in which case Navire shall not so transfer and assign the designated Regulatory Material or Regulatory Approval to BMS. In furtherance of the foregoing, Navire shall execute all documents and take all actions as are necessary or reasonably requested by BMS to transfer and vest title to BMS in all such Regulatory Materials and Regulatory Approvals including the Existing INDs. Pending such time as a given Regulatory Material or Regulatory Approval (including Existing IND) is assigned and transferred to BMS, Navire shall, and hereby does, grant to BMS (and its Affiliates and designees) a right of reference to any and all such Regulatory Material and Regulatory Approval (including the Existing INDs) solely as set forth herein. Following the assignment and transfer of the Existing INDs to BMS, during the pendency of any Navire GDP Trials, BMS shall assign sponsorship responsibilities and authorize Navire to conduct the Navire GDP Trials and communicate with the applicable Regulatory Authorities in accordance with this Agreement and the Existing Clinical Trial Agreements, and shall maintain [***]’s right of cross reference under the [***].

5.1.2 Regulatory Matters.

(a) Except as otherwise set forth in this Article 5, BMS will have the sole right, directly or through its Affiliates, Sublicensees and subcontractors, to prepare and submit Regulatory Materials for obtaining and maintaining the Regulatory Approvals for the Licensed Products in the Field in the Territory (including in connection with patient information leaflets, product inserts, and labeling and packaging for the Licensed Products in the Field in the Territory). For clarity, except in connection with those Development Activities to be conducted pursuant to the Global Development Plan by Navire, Navire shall have no right to, and shall not, file any Regulatory Materials related to any Licensed Compound or Licensed Product in the Territory or otherwise interact with any Regulatory Authorities with respect to any Licensed Compound or Licensed Product in the Territory; provided, however, if Navire is required to interact or communicate with a Regulatory Authority with respect to its activities under the Global Development Plan, it shall do so only in consultation with and at the direction of BMS, solely to the extent not prohibited under the [***]. With respect to any interactions or discussions with Regulatory Authorities to be conducted with respect to Navire’s Development Activities pursuant to the Global Development Plan by Navire (including any relevant Regulatory Materials relating thereto), Navire shall consult with BMS on all such interactions and discussions and allow BMS to participate in any such interactions and discussions, if permitted in accordance with Applicable Law, and to review and approve any Regulatory Materials to be made by Navire with respect to such Development Activities; provided that, with respect to the [***] solely to the extent

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prohibited under the [***]. At the request of BMS, Navire shall reasonably cooperate with and assist BMS in complying with regulatory obligations, including preparing Regulatory Materials and Regulatory Approvals, for the Licensed Product for use in the Field in the Territory, including by Navire providing to BMS, within [***] after a request (or such other shorter period of time provided by BMS to Navire in writing in the event a Regulatory Authority establishes a response deadline shorter than such [***] period), such information and documentation which is in Navire’s (or any of its Affiliate’s) Control and possession as may be necessary or reasonably helpful for BMS to prepare a response to an inquiry from a Regulatory Authority in the Territory with respect to the Licensed Product in the Field.

(b) [***]

5.1.3 Copies of Regulatory Materials to BMS. Within [***] after the Effective Date, and thereafter promptly (but no later than [***]) after generation thereof during the Term, Navire shall provide to BMS a copy of all Regulatory Materials, Regulatory Approvals and all documents, materials and correspondence in connection therewith, including all correspondence to or from any Regulatory Authority, that pertains to Licensed Compound or Licensed Product in the Field in the Territory, including any that are received or made in connection with Navire’s activities under the Global Development Plan solely to the extent not prohibited under the [***]. Such documents, materials and correspondence shall be the Confidential Information of BMS.

5.1.4 Cost of Regulatory Activities. Except as otherwise expressly set forth herein, all regulatory costs incurred by a Party or its Affiliates in connection with the preparation, submission and maintenance of any Regulatory Materials for, and obtaining of Regulatory Approvals of, the Licensed Products in the Field in the Territory as set forth in this Section 5.1 (Regulatory Materials and Regulatory Approvals) will be borne by such Party; provided that, if Navire exercises its Co-Funding Option, then all such regulatory costs incurred by BMS or its Related Parties will be included in Development Costs and subject to Navire Co-Funding Share in accordance with Section 4.6.2 (Exercise of Navire Co-Funding Option).

5.1.5 Regulatory Reporting.

(a) As part of the [***] updates provided in Section 4.7.1 (Records, Reports, and Information; General), BMS will keep Navire reasonably informed as to the status of Regulatory Approvals with respect to the Licensed Products in the Field in the Major Market Countries. BMS will promptly notify Navire of all communications or correspondence with Regulatory Authorities with respect to any Licensed Product in the Field in the Territory that (i) are received by BMS, its Affiliates or any of its Sublicensees during the Term from any Regulatory Authority or submitted by BMS, its Affiliates or any of its Sublicensees to any Regulatory Authority in the Territory and (ii) would reasonably be expected to impact the Development, Manufacture or Commercialization of any Licensed Product in the Field in the [***]; provided that BMS may redact any information related to a product other than a Licensed Product. In the event that, during the Term, Navire receives a request from [***] pursuant to [***] of the [***] Agreement for any data or information (including any communications with Regulatory Authorities, existing Regulatory Filings, clinical or pre-clinical data or supporting documentation) relating to any Licensed Product in the Field in the Territory, upon Navire’s request, BMS will promptly provide Navire with copies of such data or information (in each case, in the form such

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data and information is maintained by BMS or its Affiliates as of the time of such request, and BMS will have no obligation to compile or prepare any new Regulatory Materials or documentation) solely to the extent (A) relating to the Licensed Products in the Field in the Territory; (B) Controlled by and in the possession of BMS, its Affiliates or its Sublicensees (C) necessary or reasonably useful to support [***]'s Development, Manufacture or Commercialization of, or Regulatory Approval for, Licensed Products in Field in the [***], and (D) and required to be provided by Navire under the [***].

(b) Navire shall keep BMS reasonably and regularly informed in connection with the preparation of all Regulatory Materials, Regulatory Authority review of Regulatory Materials, and Regulatory Approvals, in each case with respect to the Licensed Product for sale in the Field outside the Territory. Without limiting the foregoing, Navire shall provide BMS, in a timely manner, with copies of all notices, questions, and requests for information in tangible form which it receives from a Regulatory Authority with respect to the Licensed Product for sale in the Field outside the Territory, in each case, solely to the extent not prohibited under the [***]. Without limiting the foregoing, within [***], Navire shall inform BMS of notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Regulatory Authority outside the Territory which: (i) raises any material concerns regarding the safety or efficacy of the Licensed Product; (ii) indicates or suggests a potential material liability to Third Parties in connection with the Licensed Product; (iii) is reasonably likely to lead to a recall, market withdrawal or market notification with respect to the Licensed Product whether inside the Territory or outside the Territory; or (iv) relates to expedited and periodic reports of adverse events with respect to the Licensed Product whether inside the Territory or outside the Territory, and which may have an adverse impact on Regulatory Approval or the continued Commercialization of the Licensed Product whether inside the Territory or outside the Territory. Navire shall also promptly provide BMS with a copy of all correspondence received from a Regulatory Authority whether inside the Territory or outside the Territory specifically regarding the matters referred to above solely to the extent not prohibited under the [***].

(c) During the Term, at BMS’ election, and at BMS’ sole cost and expense, [***].

5.2 Rights of Reference; Further Assurances.

5.2.1 Navire hereby grants to BMS and its Related Parties a right of reference to any Regulatory Materials owned or Controlled by Navire or any of its Affiliates during the Term solely relating to any Licensed Compound or Licensed Product and any biomarkers or diagnostics for use in connection therewith, including the right to rely upon, access, inspect, copy, and otherwise use all information and data included in or used to support any such Regulatory Materials, solely for BMS’ or its Related Parties’ use in the Exploitation of the Licensed Compounds and Licensed Products (and any biomarkers or diagnostics for use in connection therewith) in the Field in the Territory.

5.2.2 BMS hereby grants to Navire and its Related Parties a right of reference to any Regulatory Materials owned or Controlled by BMS or any of its Affiliates during the Term solely relating to any Licensed Compound or Licensed Product, including the right to rely upon, access, inspect, copy, and otherwise use all information and data included in or used to support

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any such Regulatory Materials, solely for Navire’s or its Related Parties’ use in the Exploitation of the Licensed Compounds and Licensed Products in the Field outside the Territory.

5.2.3 In furtherance of the foregoing, each Party (and its Affiliates) will take such actions as may be reasonably requested by the other Party to give effect to the intent of the foregoing provisions and to give the requesting Party and its Related Parties the benefit of the foregoing right of reference. Such actions may include providing a signed statement that the requesting Party and its Related Parties may rely on, and that the Regulatory Authority may access, in support of the requesting Party (or its Related Party’s) application for Regulatory Approval in the Field in such Party’s territory or providing any underlying raw data or information submitted by a Party (or its Affiliates) to the Regulatory Authority with respect to any such Regulatory Materials or Regulatory Approvals.

5.2.4 Each Party shall use Commercially Reasonable Efforts to obtain Control of any and all Regulatory Materials of any of its direct or indirect licensees such that such Party can grant the foregoing rights of reference to the other Party hereunder with respect to such Regulatory Materials.

ARTICLE 6

Commercialization

6.1 Commercialization in the Field in the Territory. BMS will have the sole right, directly or through its Affiliates, Sublicensees and subcontractors, to Commercialize the Licensed Compounds and Licensed Products for use in the Field in the Territory. BMS shall have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute the Licensed Products in the Territory and to perform or cause to be performed all related services. BMS shall handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products in the Territory.

6.2 BMS’ Performance.

6.2.1 Commercialization Diligence Obligations. BMS will use Commercially Reasonable Efforts to Commercialize at least one (1) Licensed Product for use in the Field in each Major Market Country in which BMS has obtained Regulatory Approval for such Licensed Product.

6.2.2 Compliance. In connection with BMS’ Commercialization of the Licensed Products in the Field in the Territory, BMS will comply with all Applicable Law in all material respects.

6.2.3 Reporting Obligations. BMS will inform Navire concerning the progress of its efforts to Commercialize Licensed Product, through annual updates that will summarize in reasonable detail BMS’ Commercialization activities for such Licensed Product. In addition, on a country-by-country basis, BMS will provide Navire with written notice of the First Commercial Sale of each Licensed Product in the Field in the Territory as soon as reasonably practicable after such event, and in any event within [***] of occurrence in such country.

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6.3 Diversion. Subject to Applicable Law, each Party hereby covenants and agrees that it and its Affiliates shall not, and it shall contractually obligate (and use commercially reasonable efforts to enforce such contractual obligation) its applicable licensees, sublicensees, and contractors not to, directly or indirectly, promote, market, distribute, import, sell or have sold any Licensed Product, including via the Internet or mail order, to any Third Party in the other Party’s territory. Neither Party shall engage, nor permit its Affiliates, licensees, sublicensees or contractors to engage, in any advertising or promotional activities relating to any Licensed Product for use directed primarily to customers or other buyers or users of such Licensed Product located in any country or jurisdiction in the other Party’s territory, or solicit orders from any prospective purchaser located in any country or jurisdiction in the other Party’s territory.

ARTICLE 7

Manufacturing

7.1 Supply of Licensed Compounds and Licensed Products to BMS.

7.1.1 Supply of Licensed Compounds and Licensed Products to BMS. During the period beginning on the Effective Date and ending on the date that BMS determines that the facilities designated by BMS pursuant to Section 2.7.2 (Manufacturing Technology Transfer) are fully qualified and validated for the Manufacture of Licensed Compound and Licensed Product following completion of Manufacturing Technology Transfer pursuant to Section 2.7.2 (Manufacturing Technology Transfer) (the “Supply Period”), unless BMS notifies Navire in writing in accordance with the terms and conditions set forth in the Supply Agreements that it no longer desires Navire to Manufacture and supply Licensed Compounds or Licensed Products to BMS (and its Related Parties), Navire shall Manufacture and supply to BMS (and its Related Parties) Licensed Compounds and Licensed Products, for the purpose of performing Development Activities. Such Manufacturing and supply shall be pursuant to one or more supply agreements and associated quality agreements (collectively, “Supply Agreements”) to be negotiated in good faith, mutually agreed, and entered into by the Parties in within [***] after the Effective Date (or such other period of time as agreed to by the Parties in writing). For clarity, the Parties may mutually agree to enter into a clinical supply agreement within such period and defer execution of a commercial supply agreement until a later date, and each such agreement shall be considered a “Supply Agreement” hereunder. The Supply Agreements will include terms customary and commercially reasonable for supply arrangements between parties in similar circumstances. In all cases, the price for the supply shall be [***], as more particularly set forth in the Supply Agreements. For clarity, in all cases, BMS will also have the right to use alternative sources of supply, in its discretion.

7.1.2 Materials Transfer.

(a) In accordance with the timelines set forth in Schedule 7.1.2 (Initial Materials Transfer) (or at such time as determined by the JSC thereafter), Navire will transfer to BMS, at BMS’ cost and expense (in accordance with the applicable Supply Agreement entered into pursuant to Section 7.1.1 (Supply of Licensed Compounds and Licensed Products to BMS)), (i) the amounts of Licensed Compounds and Licensed Products (including work-in-process from ongoing manufacturing campaigns) set forth in Schedule 7.1.2 (Initial Materials Transfer), which Schedule shall also indicate the amounts of Licensed Compounds and Licensed Products to be

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transferred to BMS that are intended to be or identified as GMP material and the amounts of Licensed Compounds and Licensed Products to be retained by Navire, and (ii) the other materials set forth in Schedule 7.1.2 (Initial Materials Transfer). With respect to any Licensed Compounds and Licensed Products as set forth in Schedule 7.1.2 (Initial Materials Transfer) that is identified as GMP material, Navire hereby represents and warrants to BMS that, at the time of transfer to BMS, such Licensed Compounds and Licensed Products shall (A) have been Manufactured in accordance with GMP and Applicable Law, (B) conform to the Product Specifications with respect thereto, and (C) not be adulterated or mislabeled.

(b) Within [***] after the expiration of the Supply Period (or as soon as reasonably practicable thereafter), Navire will transfer to BMS, at BMS’ cost and expense (in accordance with the applicable Supply Agreement entered into pursuant to this Section 7.1.1 (Supply of Licensed Compounds and Licensed Products to BMS)), any remaining amounts of Licensed Compounds and Licensed Products (including work-in-process from ongoing manufacturing campaigns) then in Navire’s (or its Affiliates’ or Related Parties’ or its Third Party manufacturer’s) possession or control, other [***].

(c) Title to the foregoing amounts of Licensed Compounds and Licensed Products and such other materials will transfer to BMS upon BMS’ receipt thereof. Prior to the date of the first shipment of such Licensed Compounds and Licensed Products under the Supply Agreement, the Parties shall finalize and execute a quality agreement on customary terms that governs the transfer to BMS of Licensed Compounds and Licensed Products that are intended to be or identified as GMP material, which quality agreement shall (i) set forth the additional roles and responsibilities relative to the quality of such Licensed Compounds and Licensed Products as well as GMP documents and certifications required to release such Licensed Compounds and Licensed Products, (ii) attach the applicable Product Specifications, and (iii) set forth any documentation required for shipment.

7.2 Supply of Licensed Compounds and Licensed Products for Navire GDP Trials. Navire shall be responsible, at its cost, for Manufacturing and supplying sufficient quantities of Licensed Compounds and Licensed Products for the conduct of the Existing Navire GDP Trials. With respect to any such Licensed Compounds and Licensed Products, Navire hereby represents and warrants to BMS that such Licensed Compounds and Licensed Products shall (a) have been Manufactured in accordance with GMP and Applicable Law; (b) conform to the Product Specifications with respect thereto; and (c) not be adulterated or mislabeled.

7.3 Other Supply of Licensed Compounds and Licensed Products. Except as otherwise set forth in Section 7.1 (Supply of Licensed Compounds and Licensed Products to BMS) and 7.2 (Supply of Licensed Compounds and Licensed Products for Navire GDP Trials), BMS will have the sole right, directly or through its Affiliates, Sublicensees and subcontractors, to Manufacture the Licensed Compounds and Licensed Products for use in the Field in the Territory. For clarity, nothing set forth herein will prevent Navire or any of its licensees or sublicensees from Manufacturing the Licensed Compound or Licensed Products in the Territory for the Exploitation of such Licensed Compounds or Licensed Products outside of the Territory.

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ARTICLE 8

Payments

8.1 Upfront License Fee. Within [***] from the Effective Date, BMS will make a one-time payment to Navire of [***] (“Upfront License Fee”). The Upfront License Fee will be nonrefundable and noncreditable against any other payments due hereunder.

8.2 Development Milestone Payments. BMS will pay to Navire the one-time, non-refundable, non-creditable, milestone payments described in this Section 8.2 (Development Milestone Payments) and set forth in Table 8.2 (Development Milestones) below following the first achievement by BMS (or its Related Parties) hereunder of the corresponding milestone events for the first Licensed Product in the Field in the Territory to achieve such milestone event (each such Development milestone event, a “Development Milestone” and its corresponding milestone payment, a “Development Milestone Payment”). BMS will promptly notify Navire in writing of, but in no event later than [***] after, the achievement of each Development Milestone (each, a “Development Milestone Notification Notice”). BMS will pay the applicable Development Milestone Payment set forth in Table 8.2 (Development Milestone Payments) by electronic transfer of immediately available funds, into an account designated by Navire, within [***] after the achievement (first occurrence) of the applicable Development Milestone; provided, however, that in no event will a failure to deliver a Development Milestone Notification Notice relieve BMS of its obligation to pay Navire the Development Milestone Payments described in this Section 8.2 (Development Milestone Payments). Each Development Milestone will be paid a maximum of one (1) time, and Development Milestone Payments previously paid by BMS for any Licensed Product would not be paid again for any additional Licensed Product that achieves such Development Milestones or any repeated achievement by the same Licensed Product. Further, (a) if a Clinical Trial does not constitute a Registrational Trial at the time of its Initiation but subsequently becomes a Registrational Trial or if Regulatory Approval is granted for the first Licensed Product after such Clinical Trial, such Clinical Trial will be deemed a Registrational Trial and the applicable Development Milestone for such Registrational Trial will be deemed achieved (to the extent not previously achieved) at the time at which the applicable Regulatory Authority has agreed (as evidenced by definitive written correspondence from the applicable Regulatory Authority, which may include meeting minutes, email correspondence or other written correspondence) that such Clinical Trial is a Registrational Trial that supports the filing of an MAA without the need for additional Clinical Trials if the pre-defined endpoints are met, and (b) except as set forth in Section 4.3.3 (Navire GDP Trial Breach), (i) if the Development Milestone for “[***]” or “[***]” has failed to be achieved and (ii) BMS (or any of its Related Parties) achieves the subsequent Development Milestone for “[***]” with respect to (A) the same Licensed Product for use in [***] shall be deemed achieved and BMS shall pay to Navire the Development Milestone Payment corresponding to the [***] or (B) the same Licensed Product for use in Combination Therapy with a [***] and [***] then the [***] shall be deemed achieved and BMS shall pay to Navire the Development Milestone Payment corresponding to the [***], as applicable.

Table 8.2 – Development Milestones

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Development Milestone	Development Milestone Payment due [***]	--	--
[***]	$[***]	--	--
[***]	$[***]	--	--
[***]	$[***]	--	--
[***]	[***]	[***]	[***]
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	[***]
[***]	$[***]	$[***]	[***]
[***]	$[***]

8.3 Sales Milestones Payments. Within [***] following the end of the Calendar Year in which each of the sales milestone events described in Table 8.3 (Sales Milestones) below is first achieved hereunder for the first Licensed Product, whether by BMS or any Related Party, BMS will pay Navire the corresponding one-time, non-refundable, non-creditable, payment set forth in Table 8.3 (Sales Milestones) (each such sales milestone event, a “Sales Milestone” and its corresponding milestone payment, a “Sales Milestone Payment”). Such Sales Milestone Payment will be paid by electronic transfer of immediately available funds into an account designated by Navire. Each Sales Milestone will be paid a maximum of one (1) time, and Sales Milestone Payments previously paid by BMS for any Licensed Product would not be paid again for any additional Licensed Product that achieves such Sales Milestones or any repeated achievement by the same Licensed Product.

Table 8.3 – Sales Milestones
Sales Milestone	Sales Milestone Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

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For clarity, (a) if no royalty is payable on a given unit of Licensed Product (e.g., following the Royalty Term for such Licensed Product in a given country), then the Net Sales of such unit of Licensed Product shall not be included for purposes of determining whether a Sales Milestone is achieved; and (b) if two (2) or more Sales Milestones are achieved in the same Calendar Year, then payment of the corresponding Sales Milestone Payments will be concurrently due for all such achieved Sales Milestones.

8.4 Payments for the first Licensed Product. All milestone payments described in Section 8.2 (Development Milestone Payments) and Section 8.3 (Sales Milestones Payments) (collectively, “Milestone Payments”) will be paid only once, regardless of the number of times achieved, and regardless of whether a Licensed Product is approved for use in different presentations, formulations, dosages or as a Combination Product and regardless of the number of Licensed Products that achieve each Development Milestone or Sales Milestone.

8.5 Royalty Payments.

8.5.1 Royalty Rates. As further consideration for the rights granted to BMS under this Agreement, subject to Section 8.5.2 (Royalty Rates for Licensed Products upon Exercise of Co-Funding Option) as well as Section 8.5.3 (Provisions Applicable to Royalty Payments), Section 8.6 (Generic Competition), Section 8.7 (Expiration of Valid Claims), Section 8.8 (Royalty Floor), Section 8.9 (Stacking) and Section 8.10 (Compulsory Licenses), during the applicable Royalty Term with respect to a given Licensed Product, BMS will pay to Navire, for each Calendar Year, a tiered royalty on annual Net Sales of such Licensed Product in the Field in the Territory, on a Licensed Product-by-Licensed Product basis, based on the Royalty Rates as set forth in Table 8.5.1 (Royalties for Licensed Products without Co-Funding Obligations).

Table 8.5.1 –Royalties for Licensed Products without Co-Funding Obligations
Net Sales Thresholds Annual Net Sales for a given Licensed Product in a given Calendar Year in the Territory:	Royalty Rates for a given Licensed Product
[***]	[***]%
[***]	[***]%
[***]	[***]%

8.5.2 Royalty Rates for Licensed Products upon Exercise of Co-Funding Option. If Navire exercises its Co-Funding Option pursuant to Section 4.6.2 (Exercise of Navire Co-Funding Option); provided that (a) Navire is not in breach of its payment obligations under Section 4.6.2 (Exercise of Navire Co-Funding Option); and (b) the Co-Funding Term has not otherwise ended, during each applicable Royalty Term, in lieu of the Royalty Rates on Net Sales of Licensed Products set forth in Section 8.5.1 (Royalty Rates), subject to Sections 8.5.3 (Provisions Applicable to Royalty Payments), 8.6 (Generic Competition), 8.7 (Expiration of Valid Claims), 8.8 (Royalty Floor), 8.9 (Stacking) and 8.10 (Compulsory Licenses), BMS will pay to Navire, for each Calendar Year, a tiered royalty on annual Net Sales of such Licensed Product in

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the Field in the Territory, on a Licensed Product-by-Licensed Product basis, based on the Royalty Rate as set forth in Table 8.5.2 (Co-Funding Option Royalties for Licensed Products):

Table 8.5.2 – Co-Funding Option Royalties for Licensed Products
Outside the U.S.
Net Sales Thresholds Annual Net Sales for a given Licensed Product in a given Calendar Year in the Territory other than the U.S.:	Royalty Rates
[***]	[***]%
[***]	[***]%
[***]	[***]%
Within the U.S.
Net Sales Thresholds Annual Net Sales for a given Licensed Product in a given Calendar Year within the U.S.:	Royalty Rates
On the portion of annual Net Sales of a given Licensed Product in the U.S. in a given Calendar Year that is less than or equal to $[***]	[***]%
On the portion of annual Net Sales of a given Licensed Product in the U.S. in a given Calendar Year that is greater than $[***] but less than or equal to $[***]	[***]%
On the portion of annual Net Sales of a given Licensed Product in the U.S. in a given Calendar Year that is greater than $[***]	[***]%

8.5.3 Provisions Applicable to Royalty Payments.

(a) BMS’ royalty obligations to Navire under this Section 8.5 (Royalty Payments) shall apply on a Licensed Product-by-Licensed Product and country-by-country basis only during the applicable Royalty Term for such Licensed Product in such country. Following expiration of the applicable Royalty Term for a given Licensed Product in a given country, as applicable, no further royalties will be payable in respect of sales of such Licensed Product in such country and thereafter the license granted to BMS hereunder with respect to such Licensed Product in such country will automatically become fully paid-up, perpetual, irrevocable and royalty-free. For clarity, with respect to each Licensed Product and a country in the Territory, no Royalty Payments shall be due or payable on any future sales of such Licensed Product in such country held in inventory (i.e., that have not been sold as determined in accordance with Accounting Standards) as of the date of expiration of the Royalty Term for such Licensed Product in such country.

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(b) The applicable Royalty Rates set forth in the applicable table above will apply only to that portion of the annual Net Sales of the applicable Licensed Product during a given Calendar Year that falls within the indicated range. For clarity, (i) if no royalty is payable on a given unit of Licensed Product (e.g., following the Royalty Term for a given Licensed Product in a given country), then the Net Sales of such unit of Licensed Product shall not be included for purposes of determining the royalties or royalty tiers, (ii) Net Sales of a given Licensed Product will not be combined with Net Sales of any other Licensed Product for purposes of determining the royalties or royalty tiers, and (iii) with respect to each of the Licensed Products for which a royalty is payable, only one royalty shall be payable by a Party to the other Party for each sale of such Licensed Product.

8.6 Generic Competition. On a country-by-country and Licensed Product-by-Licensed Product basis, if during a Calendar Quarter for which Royalty Payments are being calculated hereunder, one or more Generic Products are sold in a particular country and the aggregate number of units of such Licensed Product sold in such country for such Calendar Quarter declines by the percentage described below, relative to the average quarterly unit volume sales of such Licensed Product in such country in the four (4) Calendar Quarters prior to the first entry of a Generic Product in such country, then the Royalty Rate otherwise applicable to the Net Sales of such Licensed Product in such country for such Calendar Quarter and all future Calendar Quarters thereafter will be reduced by the following percentage of the otherwise applicable Royalty Rate:

Decline in Units	Royalty Reduction
[***]	[***]
[***]	[***]
[***]	[***]

8.7 Expiration of Valid Claims. If, on a Licensed Product-by-Licensed Product and country-by-country basis, any Royalty Payments that are payable pursuant to Section 8.5 (Royalty Payments) attributable to Net Sales of such Licensed Product in a country in the Territory in which there is no Valid Claim within the Royalty Patents claiming such Licensed Product in such country, then the Royalty Rate otherwise applicable to the Net Sales of such Licensed Product in such country will be reduced by [***].

8.8 Royalty Floor. Subject to Section 8.10 (Compulsory Licenses), on a country-by-country and Licensed Product-by-Licensed Product basis, during the Royalty Term, in no event will the aggregate Royalty Payments that are payable pursuant to Section 8.5 (Royalty Payments) for such Licensed Product in such country in any Calendar Quarter be reduced, as a result of Section 8.6 (Generic Competition), Section 8.7 (Expiration of Valid Claims), or Section 8.9 (Stacking), individually or in combination, below [***] of the aggregate Royalty Payments

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otherwise payable pursuant to Section 8.5 (Royalty Payments) for such Licensed Product in such country.

8.9 Stacking. If BMS (or any of its Affiliates or Sublicensees) obtains a license under Patents or Know-How of a Third Party ([***]) that are [***], or obtaining the right to license to such Patents or Know-How for use in connection with any of the foregoing, would result in a payment to such Third Party, then BMS may deduct from the Royalty Payments with respect to Net Sales of such Licensed Product in a particular Calendar Quarter and the Milestone Payments that would otherwise have been due under Section 8.2 (Development Milestone Payments) or Section 8.3 (Sales Milestone Payments) with respect to such Licensed Product, an amount equal to [***] paid by BMS (or any of its Affiliates or Sublicensees) to such Third Party for license (or the exercise thereof) (“BMS Third Party Payments”). Notwithstanding the foregoing, and subject to Section 8.8 (Royalty Floor) in no event shall the Royalty Payments with respect to Net Sales of such Licensed Product be reduced by more than [***] in any Calendar Quarter by operation of this Section 8.9 (Stacking); provided that, [***]. Notwithstanding the foregoing, except to the extent Navire has reimbursed BMS in accordance with Section 8.12 (Existing Third Party License Agreements and Other Third Party License Agreements), if (a) BMS (or any of its Affiliates or its Sublicensees) obtains a license from any Third Party to any Patents that [***]; or (b) [***], then BMS may deduct from any amounts payable by BMS to Navire hereunder (including upfronts, royalties and milestones), [***] paid by BMS (or any of its Affiliates or Sublicensees) to such Third Party or the applicable Navire Licensor, as applicable, for such license (or the exercise thereof) that is directly attributable to [***]. For the avoidance of doubt, and without limiting the right of BMS to reduce payments to Navire in accordance with this Section 8.9 (Stacking), in no event shall Navire, its Affiliates, BridgeBio or any [***] Affiliate have any obligation to make any payment to BMS or its Affiliates under this Section 8.9 (Stacking).

8.10 Compulsory Licenses. If a Compulsory License is granted to a Third Party with respect to a Licensed Product in any country in the Territory with a royalty rate lower than the Royalty Rate that otherwise would be applicable under Section 8.5 (Royalty Payments) to such Licensed Product in such country (as adjusted pursuant to Section 8.6 (Generic Competition) and Section 8.7 (Expiration of Valid Claims)), then the Royalty Rate to be paid by BMS on Net Sales in such country under Section 8.5 (Royalty Payments) shall be reduced to [***].

8.11 Royalty Payments and Reports. BMS will calculate all Royalty Payments payable to Navire pursuant to Section 8.5 (Royalty Payments) with respect to Net Sales of each Licensed Product at the end of each Calendar Quarter, which amounts will be converted to Dollars at such time in accordance with Section 8.14 (Currency Conversion). BMS will pay to Navire the Royalty Payments due for Net Sales during a given Calendar Quarter within [***] after the end of such Calendar Quarter. Each Royalty Payment due to Navire will be accompanied by a statement of the amount of Net Sales of each Licensed Product, (a) in the Territory as a whole; and (b) on a country-by-country basis during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars). Without limiting the generality of the foregoing, BMS will require its Related Parties to account for its Net Sales and to provide such reports with respect thereto as if such sales were made by BMS.

8.12 Existing Third Party License Agreement and Other Third Party License Agreements. As between the Parties, Navire will be solely responsible for all payments, including

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upfronts, milestones, royalties and other forms of consideration, owed to any Third Party with respect to the Licensed Compounds and Licensed Products or the Exploitation thereof (a) under any agreements between Navire (or any of its Affiliates) and a Third Party, including any Navire In-License Agreements; or (b) under any agreements between BMS (or any of its Related Parties) and a Third Party with respect to any (i) Patent that claims or covers [***] or (ii) intellectual property right that is [***]; provided, however, that with respect to this clause (b), Navire will be responsible solely to the extent such payments to are reasonably attributable to the license to such Patent or intellectual property right with respect to the Licensed Compound or Licensed Product. [***]. Without the prior written consent of BMS, Navire shall not, and shall cause its Affiliates not to, enter into any agreement with any Third Party after the Effective Date related to [***]. BMS will have the first right (but not the obligation) to negotiate and enter into any such agreement.

8.13 Taxes and Withholding.

8.13.1 VAT. The Parties agree to cooperate with one another and use reasonable efforts to ensure that value added tax or similar payment (“VAT”) in respect of any payments made by BMS to Navire under this Agreement does not represent an unnecessary cost in respect of payments made under this Agreement. For purposes of clarity, all sums payable under this Agreement will be exclusive of VAT. In the event that any VAT is owing in any jurisdiction in respect of any such payment, BMS will pay such VAT, and such payment will be made after deduction of such VAT. In the event that any deducted VAT is later recovered by BMS or an Affiliate, BMS will reimburse Navire within thirty (30) days of recovery for the deducted amount. In the event that any VAT is owed in any jurisdiction in respect of any such payment, Navire will provide to BMS tax invoices showing the correct amount of VAT in respect of such payments hereunder.

8.13.2 Withholding Tax Matters. If BMS is required to make a payment to Navire subject to a deduction of tax or withholding tax, then the sum payable by BMS (in respect of which such deduction or withholding is required to be made) will be made to Navire after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount will be remitted in accordance with Applicable Law. Notwithstanding this Section 8.13.2 (Withholding Tax Matters) to the contrary, if, as a result of a Withholding Action, by BMS (including any assignee or successor), withholding is required by Applicable Law and the amount of such withholding exceeds the amount of withholding that would have been required if BMS had not committed the Withholding Action, then BMS shall pay an additional withholding amount to Navire such that, after withholding from the payment contemplated by this Agreement and such additional withholding amount, Navire receives the same amount as it would have received from BMS absent such Withholding Action by the Payor but only to the extent such additional withholding amounts cannot be otherwise recouped or offset by Navire. If, as a result of a Withholding Action by Navire (including any assignee or successor), withholding is required under Applicable Law and the amount of such withholding exceeds the amount of withholding that would have been required if Navire had not committed the Withholding Action, BMS shall not be required to pay an additional withholding amount. For purposes of this Section 8.13 (Taxes and Withholding), “Withholding Action” by a Party (including any assignee or successor) means (i) a permitted assignment or sublicense of this Agreement (in whole or in part) by such Party to an Affiliate or a Third Party outside of the United States; (ii) the exercise by such Party of its rights

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under this Agreement (in whole or in part) through an Affiliate or Third Party outside of the United States (or the direct exercise of such rights by an Affiliate of such Party outside of the United States); and (iii) a redomiciliation of such Party, an assignee or a successor to a jurisdiction outside the United States.

8.13.3 German Exemption Certificate. If at any time the Navire Technology includes intellectual property that is registered in a German public book or register, Navire shall obtain and provide BMS with a valid certificate issued by the applicable German tax authorities establishing Navire’s exemption from German withholding tax (a “German Exemption Certificate”). If any payment is due to Navire hereunder with respect to such Navire Technology and, at the time such payment is to be made, BMS is not in possession of a valid and effective German Exemption Certificate, BMS shall inform Navire and Navire may elect to either have (a) BMS delay making such payment until such time as Navire receives such a German Exemption Certificate; or (b) BMS withhold such amounts from such payment as determined by BMS. If BMS withholds any amount under clause (b) above, BMS shall remit such withheld amount to the applicable German tax authorities and provide Navire with reasonable evidence of such payment. Such reasonable evidence shall in any event include without limitation the certificate under section 50a (5) sentence 7 of the German Income Tax Act (Einkommensteuergesetz).

8.13.4 Tax Cooperation. To the extent BMS is required to deduct and withhold taxes on any payments to Navire, BMS will pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Navire an official tax certificate or other evidence of such withholding sufficient to enable Navire to claim such payments of taxes. BMS agrees to reasonably cooperate with Navire in claiming refunds or exemptions from such deductions or withholdings under any Applicable Law or treaty to ensure that any amounts required to be withheld pursuant to this Section 8.13 (Taxes and Withholding) are reduced to the fullest extent permitted by Applicable Law or treaty. In addition, the Parties shall reasonably cooperate to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement, as applicable.

8.14 Currency Conversion. All payments hereunder will be made in Dollars. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), any amount expressed in a foreign currency will be converted into Dollars in a manner consistent with such Party’s normal practices used to prepare its audited financial statements for external reporting purposes, in accordance with GAAP, consistently applied.

8.15 General Payment Procedures. Unless otherwise expressly payable in certain time frames as provided in this Agreement, the receiving Party will invoice the paying Party for all amounts due to such receiving Party under this Agreement, and such payments will be made within [***] following the receipt by the paying Party of an invoice from the receiving Party specifying the amount due. All payments under this Agreement will be made in Dollars. All payments to either Party under this Agreement shall be made by electronic funds transfer of immediately available funds in the requisite amount to such bank account designated by the receiving Party.

8.16 Offset Rights. Each Party shall have the right to offset any (a) undisputed amount; or (b) disputed amount once such dispute has been finally resolved pursuant to Article 15, in each

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case ((a) and (b)), owed by the other Party to such first Party under or in connection with this Agreement, including pursuant to Article 11, against any payments owed by such first Party to such other Party under this Agreement. Such offsets shall be in addition to any other rights or remedies available under this Agreement and Applicable Law.

8.17 Records; Audits. Each Party will keep full, true, and accurate records and books of account containing all particulars that may be necessary for the purpose of confirming the accuracy of, and calculating, as applicable, all Royalty Payments, the Navire Co-Funding Share, and all costs and expenses incurred for the performance of each Navire GDP Trial (in the case of Navire), during the Term and for [***] thereafter or such longer period as required by Applicable Law. Each Party will have a right to request an audit of the other Party in order to confirm the accuracy of the foregoing as provided in this Section 8.17 (Records; Audits) (an “Audit”); provided, however, that the auditing Party will only have the right to request such Audit [***] and may not Audit the same records or books more than [***], and may only Audit the records or books during the [***] period immediately prior to the date of such Audit. Upon the written request of either Party to Audit the other Party, the auditing Party will engage an independent, internationally recognized accounting firm reasonably acceptable to the audited Party to perform a review as is necessary to enable such accounting firm to calculate or otherwise confirm the accuracy of the applicable Royalty Payments payable to Navire hereunder (including records of Net Sales), the Navire Co-Funding Share, or costs and expenses incurred for the performance of each Navire GDP Trial, as applicable, in each case, for the Calendar Year(s) requested by the auditing Party; provided that (1) such accounting firm will be given access to, and will be permitted to examine and copy such books and records of the audited Party upon [***] prior written notice to the audited Party, and at all reasonable times on Business Days, (2) prior to any such examination taking place, such accounting firm will enter into a confidentiality agreement with the audited Party reasonably acceptable to the audited Party in order to keep all information and data contained in such books and records strictly confidential and only use the same for the purpose of the reviews, preparation of any audit reports or findings, or calculations that they need to perform in order to determine any amounts being reviewed, and (3) such accounting firm will use reasonable efforts to minimize any disruption to the audited Party’s business. The audited Party will make personnel reasonably available during regular business hours to answer queries on all such books and records to the extent required for the purpose of the Audit. The accounting firm will deliver a copy of their findings to each of the Parties within [***] of the completion of the review, and, unless the audited Party invokes the dispute resolution mechanism set forth in Section 15.1 (Disputes) within [***] of the audited Party’s receipt of such finding, the findings of such accounting firm will be final and binding on each of the Parties. Any undisputed underpayments by BMS or Navire will be paid to Navire or BMS, as applicable, within [***] of notification of the results of such Audit. Any undisputed overpayments made by BMS or Navire will be refunded by Navire or BMS, as applicable, within [***] of notification of the results of such Audit. The cost of the accounting firm will be the responsibility of Navire unless the accounting firm’s calculation shows that the actual amounts payable, as applicable, to be different, by more than the greater of (x) [***] of the amount otherwise due or (y) [***], than the amounts as paid or reported by the audited Party for the period subject to the Audit, in which case, the audited Party will reimburse the auditing Party for the reasonable cost of the Audit.

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article 9

Intellectual Property Matters

9.1.
Ownership.
9.1.1.
Background Technology. As between the Parties, and except with respect to any Arising Technology (which is addressed in Section 9.1.2 (Arising Technology)) and subject to the rights and licenses granted by Navire to BMS hereunder: (a) Navire will retain all rights, title, and interest in and to any Patent, Know-How, and other intellectual property right owned or Controlled by Navire or any of its Affiliates as of the Effective Date or generated or obtained by or on behalf of Navire or any of its Affiliates during the Term outside of the scope of performance of activities under this Agreement; and (b) BMS will retain all rights, title, and interest in and to any Patent, Know-How, and other intellectual property right owned or Controlled by BMS or any of its Affiliates as of the Effective Date or generated or obtained by or on behalf of BMS or any of its Affiliates during the Term outside of the scope of performance of activities under this Agreement.
9.1.2.
Arising Technology.
(a)
“Arising Know-How” means any and all Know-How (including, for clarity, all Inventions and data) developed, created, conceived, or reduced to practice during the Term (i) solely by or on behalf of a Party or any of its Affiliates or (ii) jointly by or on behalf of Navire or any of its Affiliates and BMS or any of its Affiliates, in each case, in the performance of activities under this Agreement. “Arising Patent” means any Patent claiming any such Arising Know-How. “Arising Technology” means the Arising Know-How and Arising Patents, with [***]. As between the Parties, Arising Know-How invented solely by or on behalf of Navire or any of its Affiliates (excluding any Additional Navire GDP Know-How, [***], or Other Navire GDP Know-How) (collectively, the “Navire Arising Know-How”), and all Arising Patents claiming any such Navire Arising Know-How (the “Navire Arising Patents”) will be solely owned by Navire or its Affiliates (the Navire Arising Know-How and Navire Arising Patents collectively, “Navire Arising Technology”). Arising Know-How invented solely by or on behalf of BMS or any of its Affiliates (excluding any [***] and Other Navire GDP Know-How) and the Additional Navire GDP Know-How (collectively, the “BMS Arising Know-How”), and all Arising Patents claiming any BMS Arising Know-How (the “BMS Arising Patents”) will be solely owned by BMS or its Affiliates (the BMS Arising Know-How and BMS Arising Patents collectively, the “BMS Arising Technology”). Arising Technology invented jointly by or on behalf of Navire or any of its Affiliates and BMS or any of its Affiliates and the Other Navire GDP Know-How (“Joint Arising Know-How”), and all Arising Patents claiming any such Joint Arising Know-How (the “Joint Arising Patents”) will be jointly owned by both Parties (the Joint Arising Know-How and the Joint Arising Patents are together, the “Joint Arising Technology”). Notwithstanding the foregoing, (i) ownership of the [***] and all Arising Patents claiming any such [***] will be determined in accordance with the terms and conditions of the [***] (ii) the definitions of Arising Know-How and Arising Patents shall be subject to Section 2.5.3 (Subcontractors), solely to the extent applicable, and (iii) the definitions of Arising Know-How and Arising Patents shall not include [***] (or any Patents claiming any such Arising Know-How, as applicable), in each case, [***]. For clarity, Navire Arising Know-How shall include any

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Know-How developed, created, conceived, or reduced to practice in the conduct of the [***] (or any Patents claiming any such Arising Know-How, as applicable), in each case, [***].
(b)
Navire will promptly disclose to BMS any (i) Navire Arising Technology that is necessary or reasonably useful to Exploit the Licensed Compounds or Licensed Products in the Field in the Territory or (ii) Joint Arising Technology. BMS will promptly disclose to Navire any Joint Arising Technology. Navire will require its Affiliates, and all of its or its Affiliates’ employees, licensees, sublicensees (other than Sublicensees), subcontractors, independent contractors and agents involved in the Exploitation of Licensed Compounds or Licensed Products in the Territory (including the performance of any Development Activities) under this Agreement to assign all of its or their right, title and interest in or to any Arising Technology to Navire; provided that, for clarity, (A) with respect to any subcontractors, the terms of Section 2.5.3 (Subcontractors) shall apply, and (B) with respect to the Additional Navire GDP Know-How, such the Additional Navire GDP Know-How shall then be assigned to BMS. BMS will require its Affiliates, and all of its or its Affiliates’ employees, licensees, sublicensees (including Sublicensees), subcontractors, independent contractors and agents involved in the Exploitation of Licensed Compounds or Licensed Products in the Territory (including the performance of any Development Activities) under this Agreement to assign all of its or their right, title and interest in or to any Joint Arising Technology to BMS; provided that, with respect to any subcontractors, the terms of Section 2.5.3 (Subcontractors) shall apply. Navire, for itself and on behalf of any of its Affiliates, and its or its Affiliates’ employees, licensees, sublicensees, independent contractors and agents, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign and does assign), to BMS all right, title and interest in and to the Additional Navire GDP Know-How (provided that, solely to the extent such assignment is prohibited by Applicable Law, Navire shall grant, and hereby does grant, to BMS, a perpetual, irrevocable, exclusive, worldwide, royalty-free, fully-paid license, with the right to grant sublicenses through multiple tiers, under such Additional Navire GDP Know-How for any and all uses). Navire will, and will cause its Affiliates, and all of its or its Affiliates’ employees, licensees, sublicensees, independent contractors and agents involved in the Exploitation of the Licensed Compounds or Licensed Products (including the performance of any Development Activities) under this Agreement to cooperate and take all additional actions and to execute such agreements, instruments and documents as may be reasonably required to perfect BMS’ right, title and interest in and to Arising Technology.
(c)
Each Party will have an undivided one-half (1/2) interest in and to the Joint Arising Technology. Each Party will have the right to exercise its ownership rights in and to such Joint Arising Technology, including the right to license and sublicense or otherwise to exploit, transfer, or encumber its ownership interest, without any accounting or obligation to, or consent required from, the other Party, but subject, in the case of Navire, to the licenses granted to BMS hereunder and also subject to Section 2.6 (Exclusivity). At the reasonable written request of a Party, the other Party will in writing grant such consents and confirm that no such accounting is required to effect the foregoing regarding Joint Arising Technology. Each Party, for itself and on behalf of any of its Affiliates, and its or its Affiliates’ employees, licensees, sublicensees, independent contractors and agents, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign and does assign), to the other Party a joint and undivided interest in and to all Joint Arising Technology, to the extent required to give effect to the other Party’s joint ownership rights in such Joint Arising Technology in accordance with the first

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sentence of this Section 9.1.2(c). For those countries where a specific license is required for a joint owner of a Joint Arising Technology to practice such Joint Arising Technology in such countries, (i) BMS hereby grants to Navire a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under BMS’ right, title and interest in and to all Joint Arising Technology to use such Joint Arising Technology subject to the terms and conditions of this Agreement, and (ii) Navire hereby grants to BMS a perpetual, irrevocable, nonexclusive, worldwide, royalty-free, fully-paid license, with the right to grant sublicenses through multiple tiers, under Navire’s right, title and interest in and to all Joint Arising Technology to use such Joint Arising Technology subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, in the event joint ownership thereof reasonably conflicts with, is inconsistent with, or adversely affects in any material respect any of the rights or licenses granted hereunder and such conflict, inconsistency, or adverse effect would reasonably be expected to be remedied by assignment of the other Party’s ownership interest in any Joint Arising Technology to a Party, such Party may notify the other Party thereof, in which case the Parties shall discuss whether such an assignment is an appropriate course of action. If the Parties agree in good faith in writing that such an assignment is an appropriate course of action, subject to the Parties’ entrance into appropriate assignment terms, the applicable Party shall assign its ownership interest in the applicable Joint Arising Technology to the other Party and the other Party will grant, and hereby grants effective as of such assignment, a non-exclusive, perpetual, irrevocable, worldwide, sublicensable (through multiple tiers), fully-paid, royalty-free license to the assigning Party under such Joint Arising Technology to enable the assigning Party to exploit such Joint Arising Technology consistent with this Agreement to the fullest extent possible.
(d)
With respect to BMS Arising Patents, Navire Arising Patents and Joint Arising Patents, unless otherwise agreed to by the Parties in writing, the Parties will work to Prosecute such Patents such that (i) the claims within the Joint Arising Patents claim Joint Arising Know-How, but do not also claim Navire Arising Know-How or BMS Arising Know-How, (ii) the claims within the Navire Arising Patents claim Navire Arising Know-How, but do not also claim Joint Arising Know-How or BMS Arising Know-How, and (iii) the claims within the BMS Arising Patents claim BMS Arising Know-How, but do not also claim Joint Arising Know-How or Navire Arising Know-How.
9.2.
Intellectual Property Working Group.
9.2.1.
On the Effective Date, the Parties shall establish an intellectual property working group (the “IPWG”) to facilitate cooperation between the Parties with respect to intellectual property matters under this Agreement. The IPWG shall serve as a forum to discuss all material issues relating to the intellectual property that is the subject of this Agreement. The IPWG shall not be a committee of the JSC. Within [***] following the Effective Date, each Party shall initially appoint one employee of such Party or its Affiliates as its representative to the IPWG, which representative shall be duly authorized under their respective internal governance procedures to make the decisions or carry out the activities given to them under this Agreement.
9.2.2.
The IPWG may change its size from time to time by mutual, unanimous consent of its members; provided that the IPWG shall consist at all times of an equal number of representatives of each of BMS and Navire. Each Party may replace its IPWG representative at any time in its sole discretion upon written notice to the other Party. The IPWG may meet in

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person, by videoconference, teleconference or other similar communications equipment with such frequency, or at such times, as deemed appropriate by the IPWG, with the location of such meetings to be determined by the IPWG. The IPWG will, from time to time, coordinate the respective Patent strategies of the Parties relating to this Agreement.
9.3.
Prosecution and Maintenance of Navire Patents and Joint Arising Patents.
9.3.1.
BMS’ First Right. Solely to the extent not prohibited under the applicable Existing Navire Agreement [***].
9.3.2.
Abandonment. [***] may in its sole discretion elect to discontinue Prosecution of a Navire Patent in any country in the Territory or Joint Arising Patent in any country in the Territory, on a Patent-by-Patent basis. [***] will give [***] prompt notice at least [***] (or such shorter amount of time if [***] is not practicable) prior to the deadline for the next filing, office action, or payment with the relevant patent office, if [***] elects to discontinue Prosecution of any Navire Patent or Joint Arising Patent, or declines to pay costs for the Prosecution of a Navire Patent or Joint Arising Patent in any country. Following such notice, [***] will have the option, but not the obligation, to assume control of such Prosecution at its own expense by discussing with [***] through the IPWG and providing written notice thereof to [***]; provided that, if [***] has reasonable grounds for believing that [***] exercise of its backup Prosecution right as set forth in this Section 9.2.2 could reasonably be detrimental to the Development, Manufacture, Commercialization or use of any Licensed Compound or Licensed Product, or any Navire Patent, Joint Arising Patent or any BMS Arising Patent, then [***] shall not be permitted to Prosecute such Patent without the prior consent of [***], such consent not to be unreasonably withheld, conditioned, or delayed; provided, [***]. In the event [***] assumes control of the Prosecution of any Navire Patent or Joint Arising Patent, then (a) [***] will (i) provide [***] with copies of any material filings and documents with respect to the applicable Navire Patent or Joint Arising Patent, as applicable; and (ii) execute and deliver any legal papers reasonably requested by [***] to effectuate transfer of control of the Prosecution of such Navire Patent or Joint Arising Patent, as applicable and (b) [***].
9.3.3.
Cooperation. [***] will determine the overall strategy for the Prosecution of the Navire Patents in the Territory and Joint Arising Patents; provided that [***] shall consult with [***] (through the IPWG) regarding such overall strategy and consider [***] comments with respect thereto in good faith. The Party responsible for the Prosecution of the applicable Navire Patent or Joint Arising Patent, as applicable, as set forth in Section 9.3.1 (BMS’ First Right) or 9.3.2 (Abandonment), as applicable (the “Prosecuting Party”) will keep the non-Prosecuting Party (unless such Party is [***] as a result of exercising its rights under Section 9.3.2 (Abandonment)) informed (through the IPWG) of the status of all material actions taken with respect to the Prosecution of the applicable Navire Patents and Joint Arising Patents, and in particular, will (a) provide the non-Prosecuting Party with copies of all Navire Patents and Joint Arising Patents and other material submissions and correspondence with Governmental Authorities concerning such Navire Patents and Joint Arising Patents in sufficient time to allow for review and comment by the non-Prosecuting Party; and (b) provide the non-Prosecuting Party and its patent counsel with an opportunity to consult with the Prosecuting Party and its patent counsel regarding the filing and contents of any such application, amendment, submission, or response, and the advice and suggestions of the non-Prosecuting Party and its patent counsel will

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be considered by the Prosecuting Party in good faith; provided that the Prosecuting Party shall have the final decision making authority with respect to the filing and contents of such application, amendment, submission or response.
9.4.
Patent Linkage. [***] (or its designee) shall have the sole right, but not the obligation, to list, with the applicable Regulatory Authorities in the Territory, all applicable Patents (including any Navire Patents) for any Licensed Product, including in the FDA’s Orange Book, and all similar listings in any other relevant countries, and [***] and its Affiliates shall have no right to do so. For the avoidance of doubt, [***] will retain final decision-making authority as to the listing of all applicable Patents for any Licensed Product, regardless of which Party owns such Patent, and [***] shall reasonably assist [***] in connection therewith.
9.5.
Notice of Infringement or Patent Challenge. Each Party will promptly provide written notice to the other Party reasonably detailing any known or alleged infringement of any Navire Patent or Joint Arising Patent or if it receives notice of a Patent Challenge with respect to any Navire Patent or Joint Arising Patent.
9.6.
Enforcement of Intellectual Property Rights.
9.6.1.
General Enforcement Rights.
(a)
If either Party learns of an infringement or misappropriation or threatened infringement or misappropriation by a Third Party of (i) any Navire Patent or Navire Know-How, which infringing or misappropriating activity involves the development, using, making, importing, offering for sale, selling or otherwise exploiting any Competing Product or any other product that could be competitive with any Licensed Product in the Territory, or (ii) any Joint Arising Patent or Joint Arising Know-How anywhere in the world ((i) and (ii) individually or collectively, an “Infringement”), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Infringement, and following such notification, the Parties shall confer.
(b)
[***] or any [***] will have: (i) the first right to institute, direct and control proceedings or other actions against any Infringement; and (ii) the sole right to defend the Navire Patents and Joint Arising Patents from any claim of, invalidity or unenforceability in connection therewith in each case ((i) – (ii)), solely to the extent not prohibited under the applicable Existing Navire Agreement [***].
(c)
If [***] determines not to institute an action or proceeding with respect to a given Infringement pursuant to Section 9.6.1(b), it shall notify and consult with [***] of such decision within the IPWG, and, subject to the remaining provisions of this Section 9.6.1(c), [***] shall thereupon have the right (but not the obligation) to institute an action or proceeding with respect to such Infringement at [***] expense; provided that, if [***] has reasonable grounds for believing that [***] exercise of its backup enforcement right as set forth in this Section 9.6.1(c) could reasonably be detrimental to the Development, Manufacture, Commercialization, or use of any Licensed Compound or Licensed Product, or the Patent protection of any Licensed Compound or Licensed Product, then [***] shall not be permitted to enforce such Patent without the prior consent of [***], such consent not to be unreasonably withheld, conditioned, or delayed; provided,

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further, [***]. Navire will keep BMS informed of the status of all material actions taken with respect to such action or proceedings, including providing BMS copies of material correspondence, submissions and other documents with respect to such action or proceedings, [***], and Navire shall have the final decision making authority with respect to the conduct of such action or proceedings.
(d)
For clarity, [***]; provided that, with respect to any such enforcement of any Navire Patent, prior to any action to so enforce such Patent being commenced, [***] shall discuss such enforcement with [***] within the IPWG, and if [***] has reasonable grounds for believing that the exercise of such enforcement right with respect to any such Patent could reasonably be detrimental to the Development, Manufacture, Commercialization, or use of any Licensed Compound or Licensed Product, or the Patent protection of any Licensed Compound or Licensed Products, then [***] and its Affiliates (and any other Person, as applicable) shall not be permitted to enforce such Navire Patent without the prior consent of [***], such consent not to be unreasonably withheld, conditioned, or delayed; provided that, [***].
9.6.2.
Settlement. A settlement or consent judgment or other voluntary final disposition of a suit pursuant to this Section 9.6 (Enforcement of Intellectual Property Rights) may be entered into without the consent of the Party not bringing suit; provided, however, that any such settlement, consent judgment or other disposition of any action or proceeding by the Party bringing suit under this Section 9.6 (Enforcement of Intellectual Property Rights) shall not, without the prior written consent of the Party not bringing suit, such consent not to be unreasonably withheld, conditioned or delayed, (a) impose any liability or obligation on the Party not bringing suit or any of its Affiliates; (b) conflict with or reduce the scope of the subject matter claimed in the applicable Patent; or (c) in the case of [***] as the Party bringing the suit, include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the rights or licenses granted to [***] under this Agreement, or otherwise adversely affect the rights granted to BMS hereunder.
9.6.3.
Proceeds. All amounts recovered from enforcement of any Infringement by an enforcing Party pursuant to this Section 9.6 (Enforcement of Intellectual Property Rights) relating to such intellectual property licensed under this Agreement will be first used to reimburse each Party’s and, if applicable, [***] reasonable out-of-pocket costs and expenses incurred in connection with such action, [***].
9.6.4.
Cooperation in Enforcement Proceedings. The Parties will keep each other informed (through the IPWG) of the status of, and of their respective activities regarding, any enforcement action pursuant to this Section 9.6 (Enforcement of Intellectual Property Rights). For any action by either Party pursuant to Section 9.6.1 (General Enforcement Rights), in the event that such enforcing Party is unable to initiate or prosecute such action solely in its own name, the other Party or its Affiliates, as applicable, will join such action voluntarily and will execute all documents necessary for the enforcing Party to initiate, prosecute, and maintain such action; provided that the enforcing Party shall reimburse other Party or its Affiliates all reasonable costs and expenses incurred as a result of the joining of such action. If either Party initiates an enforcement action pursuant to Section 9.6.1 (General Enforcement Rights), then, at such Party’s request, the other Party will cooperate to the extent necessary and at the first Party’s sole expense for reasonable, out-of-pocket costs (except for the expenses of the non-controlling Party’s counsel,

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if any). Each Party will, if possible, assert and not waive the joint defense privilege with respect to all communications between the Parties reasonably the subject thereof with respect to any such action. If a joint defense privilege cannot be asserted for any reason, nothing in this agreement shall be construed so as to require either BMS or Navire to waive attorney-client privilege, work product, or any other privilege or protection.
9.6.5.
ANDA Act. Notwithstanding the foregoing, if either Party (a) reasonably believes that a Third Party may be filing or preparing or seeking to file a generic or abridged MAA that refers or relies on Regulatory Material submitted by either Party to any Regulatory Authority, whether or not such filing may infringe the Navire Patents; (b) receives any notice of certification regarding the Navire Patents or the Joint Arising Patents pursuant to the U.S. “Drug Price Competition and Patent Term Restoration Act” of 1984 (21 United States Code §355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV)) (“ANDA Act”) claiming that any such Patents are invalid or unenforceable or claiming that any such Patents will not be infringed by the Manufacture, use, marketing or sale of a product for which an application under the ANDA Act is filed; or (c) receives any equivalent or similar certification or notice in any other jurisdiction, it shall (i) promptly notify the other Party in writing identifying the alleged applicant or potential applicant and furnishing the information upon which determination is based and (ii) provide the other Party with a copy of any such notice of certification within [***] of the date of receipt and [***] shall have the first right to bring suit against such Third Party; provided that, if [***] elects not to bring suit against the Third Party providing notice of such certification, and notifies [***] of the decision not to bring suit within [***] of receipt of such notice of certification, then [***] shall have the right, but shall not be obligated, to bring suit against such Third Party and to join [***] as a party plaintiff if necessary to bring such a suit, in which event [***] shall hold [***] and its Affiliates harmless from and against any and all costs and expenses of such litigation, including reasonable attorneys’ fees and expenses.
9.7.
Patent Extensions and Supplementary Protection Certificates. [***] shall have the first right, at its sole cost and expense, to apply for patent term extensions in the Territory, including the United States with respect to extensions pursuant to 35 U.S.C. § 156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates or otherwise, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable, for the Navire Patents and Joint Arising Patents. [***] shall consult with [***] (through the IPWG) with respect to determining which Navire Patent should be extended and shall consider [***] comments in good faith. [***] will provide prompt and reasonable assistance with respect thereto as requested by [***], including by taking such action as patent holder as is required under any Applicable Law to obtain such extensions.
9.8.
Defense of Third Party Infringement Claims from Exploitation of Licensed Product.
9.8.1.
Notice of Allegations. Each Party will notify the other Party in writing of any allegations it receives from a Third Party alleging that the Exploitation of a Licensed Product or the use of any technology or intellectual property licensed under this Agreement in connection therewith infringes, misappropriates, or otherwise violates the intellectual property rights of such Third Party. The applicable Party will provide such notice to the other Party promptly, but in no event after more than [***] following receipt of such allegations.

PRIVILEGED AND CONFIDENTIAL

9.8.2.
Litigation. In the event that a Party receives notice that it or any of its Related Parties have been individually named as a defendant in a legal proceeding by a Third Party alleging infringement, misappropriation, or other violation of a Third Party’s Patents or other intellectual property right as a result of the Exploitation of a Licensed Product in the Territory or the use of any technology or intellectual property licensed under this Agreement in connection therewith, in the Territory, such Party will immediately notify the other Party in writing within [***] after the receipt of such notice. Such written notice will include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Each Party will, if possible, assert and not waive the joint defense privilege with respect to all communications between the Parties with respect to such legal proceeding. In such event, the Parties will use reasonable efforts to agree how best to mitigate or control the defense of any such legal proceeding; provided, however, that [***] or any [***] will have the right, but not the obligation, to assume the primary responsibility for the conduct of the defense of any such claim at its expense solely to the extent not prohibited under the applicable Existing Navire Agreement [***]; provided, further, that [***] will have the right, at its own expense, to be represented in any such claim in the Territory by counsel of its own choice. [***] will reasonably cooperate with [***] or any [***]. If a Party or any of its Related Parties have been individually named as a defendant in a legal proceeding relating to the alleged infringement, misappropriation, or other violation of a Third Party’s Patents or other intellectual property right as a result of the Exploitation of a Licensed Product, the other Party will be allowed to join in such action, at its own expense. For clarity, Navire will have the sole right, but not the obligation, to control the defense and response to any such Claim with respect to Navire’s activities, including any such claim outside of the Territory.
9.8.3.
Information Exchange. The Parties will keep each other informed of the status of and of their respective activities regarding any infringement litigation initiated by a Third Party concerning the Exploitation of a Licensed Product or settlement thereof. In all cases, (a) [***] shall not settle, or consent to any judgment or other disposition of, such litigation in the Territory, without the prior written consent of [***]; and (b) [***] shall not settle, or consent to any judgment or other disposition of, such litigation (i) [***] or (ii) that [***], without the prior written consent of [***], in each case ((a) or (b)), such consent not to be unreasonably withheld, conditioned or delayed. [***] shall not settle, or consent to any judgment or other disposition of, such litigation outside the Territory (i) without prior written notice to [***] and discussion in good faith at the IPWG, and (ii) to the extent it may reasonably be expected to adversely impact [***].
9.8.4.
Trademarks.
(a)
Licensed Product Trademarks. As between the Parties, BMS shall have the sole right (regardless of any trademarks used for the Licensed Products outside the Territory) with respect to the selection (including the creation, searching and clearing), registration, maintenance, policing and enforcement of all trademarks, trade dress, advertising taglines, or slogans, as well as any generic or non-proprietary name(s), specifically developed for use in connection with the development, marketing, sale or distribution of Licensed Compounds and Licensed Products in the Field in the Territory (the “Product Marks”). As between the Parties, BMS shall own all Product Marks, and all trademark registrations for said marks and all goodwill with respect thereto, as well as the copyright in any promotional and other materials created specifically for use in connection with the Commercialization of Licensed Compounds and Licensed Products in the Territory.

PRIVILEGED AND CONFIDENTIAL

(b)
Enforcement of Product Marks; Third Party Claims. BMS shall have the sole right, in its discretion, for (i) taking such action as BMS determines against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Marks by a Third Party in the Territory, and (ii) defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Marks in the Territory infringes, dilutes, misappropriates, or otherwise violates any trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party in connection with the use of the Product Marks with respect to a Licensed Product in the Territory. Navire shall provide to BMS prompt written notice of any actual or threatened infringement of the Product Marks in the Territory and of any actual or threatened claim that the use of the Product Marks in the Territory violates the rights of any Third Party.
(c)
Use of Name. Neither Party shall, without the other Party’s prior written consent, use any trademarks or other marks of the other Party (including the other Party’s corporate name), or any trademarks, advertising taglines or slogans confusingly similar thereto, in connection with such Party’s marketing or promotion of Licensed Compounds or Licensed Products under this Agreement or for any other purpose (including in any public announcement, press release or other public document), except (i) as may be expressly authorized in writing in connection with activities under this Agreement, (ii) with respect to BMS, to the extent required to comply with Applicable Law in connection with the activities under this Agreement (e.g., identifying Navire as the manufacturer of Licensed Product) and (iii) subject to Section 12.6 (Publications), either Party may use the name of the other Party in any document filed with any Regulatory Authority or Governmental Authority, including the Securities and Exchange Commission. For the avoidance of doubt, BMS shall advise any Related Party to not use the name of the [***], or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by [***], or [***] in any promotional material or other public announcement or disclosure related to this Agreement, without the prior written consent of [***], except (i) in routine business correspondence or (ii) as needed in appropriate regulatory submissions.
(d)
Further Actions. Each Party shall, upon the reasonable request of the other Party, provide such assistance and execute such documents as are necessary for such Party to exercise its rights or perform its obligations pursuant to this Section 9.8.4 (Trademarks); provided, however, that neither Party shall be required to take any action pursuant to this Section 9.8.4 that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any applicable court or government order or decree or Applicable Law.
9.9.
Coordination of Intellectual Property Matters Outside the Territory. Navire shall consult with BMS, through the IPWG, regarding the Prosecution, enforcement and defense of the corresponding Patents to the Navire Patents outside the Territory and consider BMS’ reasonable comments with respect thereto in good faith. [***] At BMS’ request, Navire will (and will use reasonable efforts to cause [***] to) enter into a common interest agreement to govern BMS’, Navire’s, and [***]’s discussion and other disclosure of Patent and other intellectual property matters.

PRIVILEGED AND CONFIDENTIAL

9.10.
BMS Arising Patents and BMS Arising Know-How. For clarity (and notwithstanding the foregoing provisions of this Article 9), as between the Parties, BMS shall have the sole right, but not the obligation, to Prosecute the BMS Arising Patents and BMS Arising Know-How, including with respect to any patent term extensions and patent listings, and to enforce and defend (including retaining all recoveries) such BMS Arising Patents and BMS Arising Know-How, in each case, in its discretion, and Navire shall have no rights in connection therewith. Navire will promptly provide written notice to BMS reasonably detailing any known or alleged infringement of any BMS Arising Patent or if it receives notice of a Patent Challenge with respect to any BMS Arising Patent.

ARTICLE 10
Representations, Warranties and Covenants; Compliance

10.1.
Mutual Representations and Warranties. Each of (a) Navire and BridgeBio hereby represents and warrants to BMS as follows, and (b) BMS hereby represents and warrants to Navire and BridgeBio, in each case ((a) and (b)) as of the Effective Date:
10.1.1.
Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing under the Applicable Laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.
10.1.2.
Authority and Binding Agreement. (a) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (c) this Agreement has been duly executed and delivered on its behalf, and constitutes a its legal, valid, and binding obligation that is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency, or other similar laws and by general principles of equity.
10.1.3.
No Conflicts. The execution, delivery, and performance of this Agreement by it does not (a) conflict with any agreement, instrument, or understanding, oral or written, to which it (or any of its Affiliates) is a party and by which it (or any of its Affiliates) may be bound; or (b) violate any Applicable Law.
10.1.4.
All Consents and Approvals Obtained. Except with respect to Regulatory Approvals for the Development, Manufacturing or Commercialization of the Licensed Products or as otherwise described in this Agreement, (a) all necessary consents, approvals and authorizations of; and (b) all notices to, and filings by it with, in either case ((a) or (b)), all Governmental Authorities and other Persons required to be obtained or provided by it as of the Effective Date, as applicable, in connection with the execution, delivery, and performance of this Agreement have been obtained and provided.

PRIVILEGED AND CONFIDENTIAL

10.1.5.
No Litigation. There is no action or proceeding pending or, [***], threatened, that could reasonably be expected to impair or delay its ability to perform its obligations under this Agreement.
10.1.6.
Debarment. Neither it, nor any its Affiliate, has been debarred by any Regulatory Authority, including under Section 306 of the FD&C Act (or similar Applicable Law outside of the U.S.), is under investigation for debarment action by any Regulatory Authority, has been excluded, debarred, suspended, or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs, has been disqualified as an investigator pursuant to Section 306 of the FD&C Act (or similar Applicable Law outside of the U.S.), has been convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible, has a disqualification hearing pending, or is currently employing or using any Person that has been so debarred or disqualified by any Regulatory Authority to perform any of its obligations under this Agreement.
10.2.
Additional Representations, Warranties, and Covenants of Navire. Navire hereby represents and warrants to BMS as of the Effective Date and covenants to BMS during the Term, as applicable that
10.2.1.
Title to Navire Patents and Navire Know-How. All Navire Patents as of the Effective Date are listed on Schedule 1.81 (Navire Patents). Navire is and will remain (a) the sole and exclusive owner of the entire right, title and interest in the Navire Patents listed on Schedule 1.81 (Navire Patents), Part A, the Navire Know-How (b) the sole and exclusive licensee of the Navire Patents listed on Schedule 1.81 (Navire Patents), Part B, and (c) the joint owner of the right, title and interest in the Navire Patents listed on Schedule 1.81 (Navire Patents), Part C, in each case ((a), (b) and (c)), free and clear of any liens, charges, and encumbrances, or claims of ownership by any Third Party. Neither Navire nor any of its Affiliates has entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, or conveyed or otherwise encumbered its rights, title, and interests in or to (i) any Navire Know-How or Navire Patent, in each case, in a manner that is inconsistent with the rights granted to BMS under this Agreement or (ii) any Patent or Know-How that would be an Navire Patent or Navire Know-How but for such assignment, transfer, license, conveyance or encumbrance. Without limiting the foregoing, Navire shall ensure that it Controls (A) any and all Know-How first owned or licensed by Navire or any of its Affiliates after the Effective Date that would otherwise be Navire Know-How if Controlled by Navire and (B) any and all Patents first owned or licensed by Navire or any of its Affiliates after the Effective Date that would otherwise be Navire Patents if Controlled by Navire, in each case (A) and (B), such that Navire can grant all rights and licenses to BMS hereunder with respect to such Know-How and Patents as Navire Know-How or Navire Patents, respectively. [***]. Without limiting the foregoing, Navire and its Affiliates have obtained (or have a contractual obligation to obtain) from all individuals who were involved in the invention of any Navire Patent or Navire Know-How owned by Navire, effective assignments that vest in Navire or its applicable Affiliate all ownership rights of such individuals in such Navire Patent or Navire Know-How, either pursuant to written agreement or by operation of law. There are no claims that have been asserted in writing ([***]) against Navire or its Affiliates challenging the inventorship or ownership of any Navire Patents.

PRIVILEGED AND CONFIDENTIAL

10.2.2.
Scheduled Navire Patents. Schedule 1.81 (Navire Patents) sets forth a complete and accurate list of all Navire Patents in the Territory, as of the Effective Date. Following the Effective Date, if either Party discovers any Patent that is owned or Controlled by [***] that is not set forth on Schedule 1.81 (Navire Patents), then Navire will promptly update such Schedule to add such omitted Patent to Schedule 1.81 (Navire Patents), and such updated schedule will supersede and replace the original schedule for all purposes of this Agreement.
10.2.3.
Completeness of Navire Know-How and Navire Patents. Other than the Navire Know-How and the Navire Patents, Navire does not own or control any Know-How or Patent, as applicable, that claims or covers the Licensed Compound or Licensed Product or is [***].
10.2.4.
[***]. No [***] Affiliate owns or controls (through license or otherwise) (a) any Patent or Know-How that [***] or (b) any Patent or Know-How that is [***]. No [***]Affiliate is subject, as of the Effective Date, to any payment obligations to Third Parties (other than to subcontractors) as a result of the execution or performance of this Agreement, including the research, development, manufacture or commercialization of any Licensed Compound or Licensed Product in the Field in the Territory.
10.2.5.
Validity. [***], any Navire Patents, if granted or issued will be valid and enforceable without any claims, challenges, oppositions, nullity actions, interferences, inter-partes reexaminations, inter-partes reviews, post-grant reviews, derivation proceedings, or other proceedings pending or threatened. Neither Navire nor any of its Affiliates has knowingly committed any act, or omitted to commit any act, that would cause any Navire Patent to not grant.
10.2.6.
Prosecution. Navire and its Affiliates have complied with all Applicable Law, including any disclosure requirements, in connection with the Prosecution of the Navire Patents, and the pending applications included in the Navire Patents are being diligently prosecuted in the applicable patent offices. In addition, Navire has paid, and will timely pay, all necessary application, registration, maintenance, and renewal fees in respect of the Navire Patents, and Navire has filed, and will timely file, all necessary documents and certificates with the relevant agencies for the purpose of maintaining the Navire Patents.
10.2.7.
Proceedings. Neither Navire nor any of its Affiliates, [***], its subcontractors, has received written notice of any proceedings pending before or threatened by any Regulatory Authority with respect to any Licensed Compound or Licensed Product.
10.2.8.
Infringement of Navire Technology. [***], no Third Party has infringed, is infringing or has threatened to infringe any Navire Patents or has misappropriated, is misappropriating or has threatened to misappropriate any Navire Know-How.
10.2.9.
Patent Challenges. No Person has asserted against Navire or its Affiliates any written action, proceeding or other claim ([***] any oral claim), or otherwise challenged (including by instituting a Patent Challenge) Navire’s ownership or other right, title or interest in or to, right to use or license to, any Navire Technology, or the use, validity, enforceability, patentability or registrability of, any of the Navire Patents.

PRIVILEGED AND CONFIDENTIAL

10.2.10.
Infringement of Third Party IP. [***], there are no Patents owned solely or jointly by any Third Party other than the Navire Patents listed on Schedule 1.81 (Navire Patents) that (a) (i) contain an issued claim that Covers [***] or (ii) [***] as it exists as of the Effective Date or (b) are [***], the Development, Manufacture, Commercialization or other Exploitation of any Licensed Compound or Licensed Product as conducted by Navire, its Affiliates or its or their Sublicenses prior to the Effective Date does not infringe any Patents of any Third Party or misappropriate any Know-How of any Third Party. [***], Navire has not (a) infringed any Patents of any Third Party; or (b) misappropriated any Know-How of any Third Party, in each case ((a) and (b)), in connection with its Development or Manufacture of any Licensed Compound or Licensed Product prior to the Effective Date. No claim or litigation has been brought or, [***], threatened in writing, by any Person alleging that the Development, Manufacture or Commercialization of the Licensed Compounds or Licensed Products, in each case, will violate, infringe, or misappropriate, any Patent, Know-How or other proprietary right of any Third Party.
10.2.11.
No Conflicting Grants.
(a)
Neither Navire nor its Affiliates have entered into any agreement under which Navire or its Affiliates (i) has obtained a license or sublicense of rights from a Third Party to any Licensed Compound or Licensed Product, or to any Navire Technology, in each case, with respect to the Field and the Territory, except for the licenses pursuant to the Existing Navire In-License Agreements set forth on Schedule 1.40 (Existing Navire In-License Agreements), or (ii) has granted a license, sublicense, option or right to a Third Party that remains in effect as of the Effective Date to research, develop, manufacture or commercialize any Licensed Compound or Licensed Product in the Field in the Territory and [***]. The agreements set forth on Schedule 1.40 (Existing Navire In-License Agreements) do not conflict with or limit the scope of the rights granted to BMS hereunder.
(b)
Commencing on the Effective Date until the end of the Term, Navire shall not and shall cause its Affiliates not to assign, transfer, convey, encumber (including through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (including through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, any Navire Technology (or any intellectual property that would otherwise be included in the Navire Technology) in the Field in the Territory, including any rights to any Licensed Compound or Licensed Products in the Field in the Territory, except to the extent such assignment, transfer, conveyance, encumbrance or disposition would not conflict with, be inconsistent with, prohibit or restrict the rights or licenses granted to BMS hereunder.
10.2.12.
Related Agreements.
(a)
Navire has provided BMS true, complete and correct copies of all Existing Navire Agreements, provided that such copies may be subject to reasonable redactions as necessary to protect confidential business information. With respect to each Existing Navire Agreement, except as set forth in Schedule 10.2 (Disclosure Schedule), (i) it is in full force and effect, (ii) Navire (or its Affiliate, as applicable) is not in breach thereof, and (iii) Navire (or its Affiliate, as applicable) has not received any notice from the counterparty to such Existing Navire

PRIVILEGED AND CONFIDENTIAL

Agreement of Navire’s (or its Affiliate’s, as applicable) breach or notice of threatened breach by Navire (or its Affiliate, as applicable) thereof.
(b)
With respect to the Existing Navire Agreements and Navire In-License Agreements, (i) Navire (and its Affiliates, as applicable) shall not breach in any material respect, or commit any acts or permit the occurrence of any omissions that would cause the material breach or termination, of any Existing Navire Agreement or Navire In-License Agreements and (ii) Navire shall (and shall cause its Affiliates to, as applicable) to satisfy all of its material obligations under each Existing Navire Agreement and Navire In-License Agreement and shall, and shall cause its Affiliates to, as applicable, maintain each Existing Navire Agreement and Navire In-License Agreement in full force and effect, subject to its terms. Navire shall, and shall cause its Affiliates to, as applicable, enforce its rights under each Existing Navire Agreement and Navire In-License Agreement to preserve BMS’ rights under this Agreement. Navire shall not, and shall cause its Affiliates not to, amend, modify, terminate, assign or transfer any Existing Navire Agreement or Navire In-License Agreement in a manner that would negatively impact BMS’ rights under this Agreement unless Navire obtains BMS’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Navire will provide BMS with prompt written notice of any written claim of a material breach of which it is aware under any of the Existing Navire Agreements or Navire In-License Agreements or notice of termination of any Existing Navire Agreements or Navire In-License Agreements.
(c)
At the written request of BMS on case-by-case basis, Navire shall (or shall cause its Affiliates to, as applicable) use commercially reasonable efforts to [***].
10.2.13.
No Government Funding. The inventions claimed by the Navire Patents and, [***], any other intellectual property with respect to any Licensed Compound or Licensed Product, were not conceived, reduced to practice, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by any grants, funds, or other money received from any governmental authority, and no governmental authority or academic institution has any right to, ownership of (including any “step-in” or “march-in” rights with respect to), or right to royalties for, or to impose any restriction on the assignment, transfer, grant of licenses or other disposal of the Navire Technology, or to impose any requirement or restriction on the Exploitation of any Licensed Compound or Licensed Product as contemplated herein.
10.2.14.
No Disclosure of Navire Know-How. The Navire Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality and no breach of such confidentiality has been committed by any Third Party.
10.2.15.
Disclosure of Navire Know-How and Information. Navire has made available to BMS all (a) Navire Know-How in the Territory; and (b) all information regarding the safety or efficacy of any Licensed Compound or Licensed Product, and all such Navire Know-How and information is true, complete and correct in all material respects. True, complete, and correct copies (as of the Effective Date) of all Regulatory Materials with respect to the Licensed Compound and Licensed Products filed, applied for, or submitted by or on behalf of Navire or any of its Affiliates or direct or indirect licensees (for the Territory [***], outside the Territory) as of the Effective Date have been provided or made available to BMS prior to the Effective Date.

PRIVILEGED AND CONFIDENTIAL

10.2.16.
Regulatory Materials. Schedule 10.2 (Disclosure Schedule) sets forth a list of all of the INDs, MAAs and Regulatory Approvals, in each case, as of the Effective Date, for the Licensed Compounds, in the name of, or otherwise held by or on behalf of, Navire or any of its Affiliates or direct or indirect licensees for the Territory or outside the Territory. [***], no other Person has obtained, or filed for, any INDs, MAAs or Regulatory Approvals for the Licensed Compounds for the Territory or outside the Territory. Each of the MAAs and Regulatory Approvals set forth on Schedule 10.2 (Disclosure Schedule) have been approved by the FDA or other applicable Regulatory Authority. Each of the INDs, MAAs and Regulatory Approvals are in full force and good standing, and neither Navire nor any of its Affiliates has received any notice in writing, or otherwise has Knowledge of any facts, which have, or would reasonably be expected to have, led Navire (or its Affiliate) to believe that any of the INDs, MAAs or Regulatory Approvals relating to the Licensed Compounds are not currently in, or may not with the passage of time remain in, good standing with the FDA or other applicable Regulatory Authority.
10.2.17.
No Recalls. No Licensed Compound has been recalled, withdrawn, suspended or discontinued (whether voluntarily or otherwise), neither Navire nor any of its Affiliates have received any warning letters or similar notices with respect to any Licensed Compound by any Regulatory Authority, [***] no recall, withdrawal, suspension, discontinuance, warning letters or similar notices with respect to any Licensed Compound is pending or threatened.
10.2.18.
Compliance. Navire, its Affiliates and its and their respective contractors and consultants have conducted and will conduct (including the generation, preparation, maintenance and retention of documentation with respect thereto) all Development and Manufacture of the Licensed Compounds and Licensed Products, including any and all pre-clinical studies and Clinical Trials related thereto, in accordance with GLP, GCP and Applicable Law. Navire and its Affiliates have generated, prepared, maintained, and retained all Regulatory Materials that are required to be maintained or retained pursuant to and in accordance with GLP and GCP and Applicable Law, and all such information is true, complete, and correct and what it purports to be.
10.2.19.
No Untrue Statements. [***], neither Navire nor any of its Affiliates, nor any of its or their respective officers, employees or agents has (a) committed an act, (b) made a statement to the FDA or any Regulatory Authority; or (c) failed to act or make a statement to the FDA or any Regulatory Authority, in any case ((a), (b) or (c)), that (i) would be, or would create, an untrue statement of material fact, failure to disclose a material fact, or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Exploitation of any Licensed Compound or Licensed Product or (ii) could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or any other Regulatory Authority to take similar action under analogous laws or policies in the Territory.
10.2.20.
CADE. Pursuant to Brazil Law No. 12,529 of 2011, the resolutions issued thereunder by the Administrative Council of Economic Defence (CADE), and Brazil Interministerial Ordinance No. 994/2012 MJ/M, Navire’s or its Affiliates’ “economic group” did not satisfy the applicable Brazilian merger control thresholds in calendar year 2021.

PRIVILEGED AND CONFIDENTIAL

10.3.
Compliance Representations, Warranties, and Covenants by the Parties.
10.3.1.
Compliance with Anti-Corruption Laws. In connection with this Agreement, each Party has complied and will comply with all Applicable Law and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and any laws enacted to implement the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.
10.3.2.
Prohibited Conduct. In connection with this Agreement, neither Party: has (a) made, offered, given, promised to pay, paid or authorized, and during the Term will make, offer, give, promise to pay, pay or authorize, any bribe, kickback, donation (including of Licensed Products), payment or transfer of anything of value, directly or indirectly, to any person (including healthcare professionals, hospitals, hospital services or departments or healthcare organizations) or to any Government Official or Official for the purpose of improperly influencing any act or decision of the person or Government Official or Official, inducing the person or Government Official or Official to do or omit to do an act in violation of a lawful or otherwise required duty, corruptly obtaining or retaining business, securing any improper advantage, inducing the person or Government Official or Official to improperly influence the act or decision of any organization, including any government or government instrumentality to assist BMS or Navire in obtaining or retaining business or engaging in any act that might cause a reasonable person to infer that BMS or Navire is making improper payments to any person or Government Official or Official; (b) has used or will use any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (c) has established or maintained, or during the Term will establish or maintain, any unlawful fund of corporate monies or other properties; or (d) has made or will make any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
10.3.3.
Compliance with Export Laws. Each Party and its Related Parties shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including, without limitation, all Export Administration Regulations of the United States Department of Commerce. Each Party, hereby gives written assurance that it shall comply with, and shall cause its Affiliates and sublicensees (including Sublicensees) to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its Related Parties.
10.3.4.
Notifications and Requests for Information. Each Party will notify the other Party of any violations of this Section 10.3 (Compliance Representations, Warranties, and Covenants by the Parties) by any of the Party’s employees, subcontractors, consultants, and agents within [***] of the incident or violation being reported to or identified by the applicable Party. Each Party will make all reasonable efforts to comply with requests for disclosure of information, including answering questionnaires and narrowly tailored audit inquiries, to enable the other Party to ensure compliance with all Applicable Law, including anti-corruption laws, related to the subject matter of this Agreement.

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10.3.5.
Cooperation in Investigation. Each Party agrees to cooperate in good faith to investigate the extent of any potential violations of Applicable Law in connection with this Agreement.
10.3.6.
Non-Use by BMS. BMS and its Related Parties shall not use the name of [***], or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by Board, the [***], or [***], or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of [***]. The foregoing notwithstanding, without the consent of [***], BMS may use the name of (or name of employee of) [***] or [***] in routine business correspondence, or as needed in appropriate regulatory submissions without express written consent.
10.4.
No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL IMPLIED REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 11
Indemnification

11.1.
Indemnification by Navire. Navire shall indemnify, defend, and hold BMS, its Affiliates, and its and their respective directors, officers, agents, employees, successors and assigns (collectively, the “BMS Indemnitees”) harmless from and against any and all Third Party Damages to the extent resulting or otherwise arising from (a) [***]; (b) [***]; (c) [***]; or (d) [***]; provided, however, that such indemnity shall not apply to the extent BMS has an indemnification obligation pursuant to Section 11.2 (a) or (b) for such Third Party Damages.
11.2.
Indemnification by BMS. BMS shall indemnify, defend and hold Navire, its Affiliates, [***] Affiliates, and its and their respective directors, agents, employees, successors and assigns (collectively, the “Navire Indemnitees”) harmless from and against any and all Third Party Claims to the extent resulting or otherwise arising from (a) [***]; (b) the [***]; or (c) [***]; provided, however, that such indemnity shall not apply to the extent Navire has an indemnification obligation pursuant to Section 11.1 (Indemnification by Navire) for such Third Party Damages.
11.3.
Indemnification Procedures. If a Party is seeking indemnification under Section 11.1 (Indemnification by Navire) or Section 11.2 (Indemnification by BMS), as applicable (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to Section 11.1 (Indemnification by Navire) or Section 11.2 (Indemnification by BMS), as applicable, as soon as reasonably practicable after receiving notice of the claim (provided, however, that any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnitee’s rights to

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indemnification under Section 11.1 (Indemnification by Navire) or Section 11.2 (Indemnification by BMS), as applicable, except to the extent that such delay or failure materially prejudices the Indemnitor’s ability to defend against the relevant claims). The Indemnifying Party shall have the right to assume the defense of any such claim for which the Indemnified Party is seeking indemnification pursuant to Section 11.1 (Indemnification by Navire) or Section 11.2 (Indemnification by BMS), as applicable. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnifying Party will keep the Indemnified party reasonably informed of the status and material developments of such Third Party Claim and the defense thereof and will reasonably consider recommendations made by the Indemnified Party with respect thereto. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. The Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed; provided, however, that the Indemnifying Party shall not be required to obtain such consent if the settlement (a) involves only the payment of money and will not result in the Indemnified Party (or other Navire Indemnitees or BMS Indemnitees, as applicable) becoming subject to injunctive or other similar type of relief, or additional non-monetary obligations; (b) does not require an admission by the Indemnified Party (or other Navire Indemnitees or BMS Indemnitees, as applicable); and (c) does not adversely affect the rights or licenses granted to either Party (or its Affiliate) under this Agreement. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, which it may provide in its sole discretion. If the Parties cannot agree as to the application of Section 11.1 (Indemnification by Navire) or Section 11.2 (Indemnification by BMS), as applicable, to any claim, pending resolution of the Dispute pursuant to Article 15 the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 11.1 (Indemnification by Navire) or Section 11.2 (Indemnification by BMS), as applicable, upon resolution of the underlying claim. In each case, the Indemnified Party shall reasonably cooperate with the Indemnifying Party, and shall make available to the Indemnifying Party all pertinent information under the control of the Indemnified Party, which information shall be subject to Article 12. If the Indemnifying Party does not assume and conduct the defense of the Third Party Claim as provided above, (i) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Third Party Claim in any manner the Indemnified Party may deem reasonably appropriate (provided that the Indemnified Party shall not settle or compromise any claim without the prior written consent of the Indemnifying Party, which it may provide in its sole discretion), and (ii) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 11.
11.4.
Insurance.
11.4.1.
BMS shall maintain a program of self-insurance sufficient to satisfy its obligations hereunder.
11.4.2.
Navire shall procure and maintain commercially reasonable levels of insurance or other adequate or commercially reasonable forms of protection to satisfy its obligations under this Agreement (including its indemnification obligations and any obligations

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with respect to Development or Manufacture of Licensed Compounds or Licensed Products under this Agreement). Navire will provide BMS with written evidence of such insurance upon reasonable request. Navire will provide BMS with written notice at least [***] prior to the cancellation, nonrenewal, or material change in such insurance that materially adversely affects the rights of BMS hereunder.
11.4.3.
It is understood that such insurance or other protection will not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11 or other obligations under this Agreement.

ARTICLE 12
Confidentiality

12.1.
Confidential Information.
12.1.1.
During the Term and for a period of [***] after any termination or expiration of this Agreement, each Party receiving Confidential Information of the other Party will, and will cause its Affiliates and Sublicensees and contractors to, (a) maintain in confidence such Confidential Information at least to the same extent such Party maintains its own proprietary information of similar kind and value (which shall be no less than a reasonable standard); (b) not disclose such Confidential Information to any Third Party without the prior written consent of the other Party, except as otherwise expressly permitted below; and (c) not use such Confidential Information for any purpose except those permitted by this Agreement. As used herein, “Confidential Information” means all non-public Know-How, trade secrets or confidential or proprietary information (including any tangible materials embodying any of the foregoing) and other information and materials received by either Party from or on behalf of the other Party or its Affiliates or [***]Affiliates (with respect to Navire) pursuant to this Agreement (or the Prior CDA to the extent related to the subject matter hereof); provided that, notwithstanding the foregoing, (i) (A) the BMS Arising Know-How, (B) all Regulatory Materials and Regulatory Data related to any Licensed Compound or Licensed Product and (C) all Navire Know-How relating to (1) the composition of matter of a Licensed Compound or Licensed Product or (2) a formulation, product by process, or method of use, manufacture, preparation or administration of a Licensed Compound or Licensed Product, in each case ((A) through (C)), will be the Confidential Information of BMS; provided however, [***], and BMS shall constitute the disclosing Party and Navire the receiving Party with respect thereto and (ii) the Joint Arising Know-How and the terms of this Agreement will be the Confidential Information of each Party, and each Party shall be deemed the disclosing Party and the receiving Party with respect thereto.
12.1.2.
The obligations set forth in this Section 12.1 (Confidential Information) will not apply with respect to any portion of such Confidential Information that the receiving Party can demonstrate by contemporaneous tangible records or other competent proof:
(a)
is publicly disclosed by the disclosing Party after it becomes known to the receiving Party;
(b)
was known to the receiving Party or any or its Affiliates or [***] Affiliates (with respect to Navire), without any obligation to keep it confidential, prior to when it

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was received from the disclosing Party, and not through a prior disclosure by the disclosing Party, without any obligation of confidentiality with respect to such information;
(c)
is subsequently disclosed to the receiving Party or any of its Affiliates or [***] Affiliates (with respect to Navire) by a Third Party that is lawfully in possession thereof without obligation to keep it confidential;
(d)
has been published by a Third Party or otherwise is or hereafter enters the public domain by public use, publication, general knowledge or the like through no fault of the receiving Party or any of its Affiliates or [***] Affiliates (with respect to Navire) in breach of this Agreement; or
(e)
has been independently developed or acquired by the receiving Party or any of its Affiliates or [***] Affiliates (with respect to Navire) without reference to, application, disclosure or use of the disclosing Party’s Confidential Information;

provided that the exceptions in subclauses (b) and (c) above shall not apply with respect to the BMS Arising Know-How, Regulatory Materials or Regulatory Data related to any Licensed Compound or Licensed Product, or Navire Know-How relating to (i) the composition of matter of a Licensed Compound or Licensed Product or (ii) a formulation, product by process, or method of use (whether as a monotherapy or for use in any Combination Therapy), manufacture, preparation or administration of a Licensed Compound or Licensed Product, or the Joint Arising Know-How.

12.1.3.
Except as set forth above, each Party agrees that it and its Affiliates will provide or permit access to Confidential Information of the other Party only to (a) the receiving Party’s attorneys, independent accountants, and financial advisors for the sole purpose of enabling such attorneys, independent accountants, and financial advisors to provide advice to the receiving Party; (b) the receiving Party’s Affiliates, directors, officers, employees, consultants, advisors, permitted subcontractors or sublicensees under this Agreement; (c) the receiving Party’s bona fide potential or actual collaborators licensors, licensees or strategic partners (with respect to Navire as the receiving Party, solely to the extent required under, and in accordance with, an Existing Navire Agreement); (d) the receiving Party’s or its Affiliates’ financial advisors, attorneys and accountants, bona fide actual or potential acquisition partners, financing sources or investors and underwriters on a need to know basis (provided that, with respect to Navire as the receiving Party, Navire shall provide BMS with written notice prior to disclosing any of BMS’ Confidential Information to any investors); and (e) with respect to BMS as the receiving Party, to Third Parties and to employees, directors, agents, consultants and advisors of such Third Parties in connection with the exercises of the licenses granted to BMS hereunder, in each case ((a) through (d)), who have a need to know such Confidential Information to assist the receiving Party with the activities contemplated or required of it by this Agreement (including Navire’s obligations to [***] as contemplated by this Agreement); provided that, in each case ((a) through (d)), (i) the Person to whom Confidential Information is being disclosed is subject to written obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and nonuse of the receiving Party pursuant to this Section 12.1 (Confidential Information); provided, however, that each Party may disclose the terms of this Agreement (but not any other Confidential Information) to bona fide actual or potential acquisition partners, financing sources or investors on a need to know basis, in each case, under appropriate

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confidentiality and non-use obligations (which may include professional ethical obligations) no less stringent than those in this Agreement and of duration customary in confidentiality agreements entered into for a similar purpose (provided that Navire shall provide BMS with written notice prior to disclosing the terms of this Agreement to any investors); and (ii) the disclosing Party will remain responsible for any failure by such Person to whom Confidential Information is being disclosed to treat such Confidential Information as required under this Section 12.1 (Confidential Information), as if such Persons were parties directly bound to the requirements of this Section 12.1 (Confidential Information). In addition, each Party may disclose the other Party’s Confidential Information to the extent such disclosure is necessary for: (A) filing or prosecuting Patents in a manner consistent with this Agreement; or (B) filing and submitting any Regulatory Materials in a manner consistent with this Agreement.
12.1.4.
Equitable Remedies. Each Party acknowledges that a Party in breach of any of its obligations under this Section 12.1 (Confidential Information) may cause the non-breaching Party irreparable harm, for which monetary damages may be an inadequate remedy. Therefore, notwithstanding anything to the contrary in this Agreement, in the event of any such breach, the non-breaching Party will be entitled, in addition to any other remedy available to it under this Agreement, at law or in equity, to seek equitable relief as provided in Section 15.6 (Equitable Remedies).
12.2.
Prior CDA. As of the Effective Date, the terms of this Article 12 shall supersede the Prior CDA to the extent related to the subject matter hereof, and, this Article 12 shall apply to any Confidential Information disclosed by a Party (or its Affiliate or [***] Affiliates (with respect to Navire)) under the Prior CDA to the extent related to the subject matter hereof.
12.3.
Publicity. The Parties agree to publish a press release in the form set out in Schedule 12.3 (Press Release) within [***] of the Effective Date. Any other press releases or other public statements or disclosures regarding the subject matter of this Agreement to be made by Navire or its Affiliates or [***] Affiliates will be subject to the express prior written consent of BMS; provided that a disclosure will be permitted without BMS’ consent to the extent that it does not contain information beyond that included in a prior disclosure approved in writing by BMS and that such previously published information remains true and correct at the time of such subsequent disclosure. Notwithstanding the foregoing, any disclosure that is required by Applicable Law or the rules of the U.S. Securities and Exchange Commission or any securities exchange may be made without the prior consent of the other Party; provided that the disclosing Party has first provided the other Party a reasonable opportunity to review and comment on such disclosure, and the disclosing Party shall take into account any timely comments from the other Party in good faith. BMS, its Affiliates, and Sublicensees shall have the right to make any press release or other public statement or disclosure regarding the subject matter of this Agreement without Navire’s prior written consent.
12.4.
Permitted Disclosures. The receiving Party will have the right to disclose any Confidential Information provided by the other Party hereunder if such disclosure is necessary to comply with the terms and conditions of this Agreement, or the requirements of any law or rule imposed by the U.S. Securities and Exchange Commission or any securities exchange or other Applicable Law, but only to the extent of such necessity or requirements; and no such disclosure will cause any such information to cease to be Confidential Information hereunder, except to the

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extent such disclosure results in a public disclosure of such information. If reasonably possible, the receiving Party will notify the disclosing Party of the receiving Party’s intent to make such disclosure of Confidential Information pursuant to the preceding sentence sufficiently prior to making such disclosure so as to allow the disclosing Party adequate time to take whatever action the disclosing Party may deem to be appropriate to protect the confidentiality of its Confidential Information. For clarity, either Party may disclose without any limitation such Party’s U.S. federal income tax treatment of the transactions relating to such Party that are based on or derived from this Agreement. Notwithstanding the foregoing, if a Party is obligated to file under Applicable Law a copy of this Agreement with the U.S. Securities and Exchange Commission or other Governmental Authority, such Party shall be entitled to make such a required filing; provided that such Party (a) requests confidential treatment of at least the financial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party; (b) provides the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment not less than [***] prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), and considers in good faith the other Party’s reasonable comments thereon to the extent consistent with the legal requirements, governing such disclosure of such provision; and (c) only discloses Confidential Information that it is advised by counsel or the applicable Governmental Authority is legally required to be disclosed.
12.5.
Terms of this Agreement. The Parties agree that this Agreement and the terms hereof are the Confidential Information of Navire and BMS, and each Party agrees not to disclose any of them without the prior written consent of the other Party, except that (a) each Party may disclose any of them in accordance with the provisions of either Section 12.1.3 (Use of Confidential Information) (provided that, in the case of clause (b) of Section 12.1.3 (Use of Confidential Information), solely to actual and bona fide potential collaborators) or Section 12.4 (Permitted Disclosure); and (b) either Party may disclose any of them to the United States Internal Revenue Service or other tax authorities, to the extent required by Applicable Law, without advance written notice or approval of the other Party.
12.6.
Publications. Except for disclosures permitted under this Agreement:
12.6.1.
Except with respect to a publication [***] related to the [***], Navire (and its Affiliates and [***] Affiliates and its and their respective employee(s) and consultant(s)) shall not have the right to make any publication related to any Licensed Compound or Licensed Product to the extent related to the Development and Commercialization of the Licensed Compound or Licensed Product without the prior written consent of BMS. In the event that [***] or [***] submits any proposed publication, oral presentation or abstract that contains any clinical data or pertain to results of clinical studies or other studies with respect to any Licensed Product to Navire for review (in the case of the [***], via the [***] pursuant to the [***], or in the case of [***] as applicable), Navire shall (a) provide a copy of such proposed material to BMS for review; (b) upon the reasonable request of BMS, Navire shall consult with BMS in good faith with respect to such proposed publication, including providing BMS’ reasonable comments and feedback to [***], as applicable, including removal of Confidential Information of BMS or its Related Parties, in accordance with the applicable Existing Navire Agreement; and (c) in the case of [***], consider in good faith recommending (or, shall cause its [***] representatives to recommend) the [***] make a specific statement of concern, based upon either the need to seek patent protection, concern

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regarding competitive disadvantage arising from the proposal, removal of Confidential Information of BMS or its Related Parties, or the decision whether to make any filings under Applicable Laws outside the Territory, including to the Biosecurity Law and Management of Human Genetic Resources of the People’s Republic of China, as applicable, in accordance with the terms of [***].
12.6.2.
Except with respect to a publication [***] related to the [***], BMS (and its Affiliates and its and their respective employee(s) and consultant(s)) may make publications related to any Licensed Compound or Licensed Product to the extent related to the Development and Commercialization of the Licensed Compound or Licensed Product in the Field in the Territory; provided that, solely in the event that any such proposed publication contains Confidential Information of Navire or its Affiliates or [***] Affiliates, BMS shall deliver to Navire a copy of the proposed written publication or an outline of an oral disclosure at least [***]prior to submission for publication or presentation (unless BMS or its Affiliates are required by Applicable Law to publish such information sooner). If requested by Navire or its Affiliates within [***] after receipt thereof, BMS shall remove any Confidential Information of Navire or its Affiliates or [***] Affiliates, or delay the publication or presentation for up to an additional [***] to allow Navire or its Affiliates or [***] Affiliates to pursue patent protection for any intellectual property that is Confidential Information of Navire or its Affiliates or [***] Affiliates disclosed in such publication or presentation, in which case, BMS may only submit or present such publication or presentation upon removal of such Confidential Information or after such delay period. [***]
12.7.
Clinical Trials Registry. BMS (and its Affiliates and designees) shall have the right to publish registry information and summaries of data and results from any Clinical Trials of Licensed Products conducted in connection with activities under this Agreement, on its clinical trials registry or on a government-sponsored database such as www.clinicaltrials.gov, without requiring the consent of Navire. Navire shall reasonably cooperate if required or reasonably requested by BMS in order to facilitate any such publication by BMS (and its Affiliates and designees). Notwithstanding the foregoing, Navire (and its Affiliates and designees) shall have the right to publish such registry information and summaries of data and results regarding the Navire GDP Trials on its clinical trials registry or on a government-sponsored database such as www.clinicaltrials.gov, as required by Applicable Law.
12.8.
Effects of Termination. Within [***] after the effective date of any termination of this Agreement, each Party shall destroy all tangible items comprising, bearing or containing any Confidential Information of the other Party that are in its or its Affiliates’ or [***] Affiliates (with respect to Navire) possession or Control; provided that (a) each Party may retain Confidential Information of the other Party to the extent necessary to perform its obligations or exercise rights and licenses which expressly survive such termination or expiration pursuant to this Agreement; and (b) each Party may retain one copy of the Confidential Information of the other Party for its legal archives; provided, further, for clarity, such Party shall not be required to destroy electronic files containing Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its customary electronic record retention and destruction practices that apply to its own general electronic files and information.

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Article 13

Term and Termination
13.1
Term. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the date of expiration of the last Royalty Term for the last Licensed Product (such period, the “Term”). Following the expiration of the Royalty Term for a given Licensed Product in a given country or jurisdiction, the rights granted in Section 2.1 (Grant to BMS) shall become fully-paid, royalty-free, perpetual and irrevocable for such Licensed Product in such country or jurisdiction and upon expiration of the Term, all licenses granted to BMS pursuant to Section 2.1 (Grant to BMS), the Letter Agreement or Section 2.2 (License to [***]), as applicable, will become fully-paid, royalty-free, perpetual and irrevocable.
13.2
Termination for Breach. Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement upon written notice to the other Party in the event that the other Party (the “Breaching Party”) materially breaches this Agreement and such breach is not cured in accordance with this Section 13.2 (Termination for Breach). Except as set forth in Section 4.3.3 (Navire GDP Trial Breach), the Breaching Party will have [***] (or [***] for non-payment) after written notice thereof (a “Material Breach Notice”) was provided to the Breaching Party by the non-Breaching Party to remedy such breach; provided that, with respect to any alleged material breach by BMS (as the Breaching Party) of its diligence obligations, Navire shall first notify BMS of such alleged material breach in writing and the Parties shall meet within [***] after delivery of such notice to discuss in good faith such alleged material breach, which discussions must be concluded before Navire may issue a Material Breach Notice with respect to such alleged material breach (for clarity, the [***] period shall not commence prior to the conclusion of such good faith discussions and the subsequent issuance of a Material Breach Notice). Unless the Breaching Party has cured any such breach prior to the expiration of such [***] period (or [***] period for non-payment), such termination will become effective upon the end of such [***] period ([***] period for non-payment); provided that (a) if either Party initiates a dispute resolution procedure under Section 15.1 (Disputes) during such [***] period ([***] period for non-payment) to resolve the dispute for which termination is being sought and is diligently pursuing such procedure (including pursuant to Article 15, if applicable), the cure period set forth in this Section 13.2 (Termination for Breach) shall be tolled and the termination shall become effective only if such breach remains uncured for [***] (or [***] for non-payment) after the resolution of the dispute in accordance with Article 15; or (b) in all cases, if the applicable breach (other than a non-payment breach) by its nature, is curable, but cannot be cured within the applicable [***] cure period (for clarity, whether or not such cure period has been tolled pursuant to the foregoing clause (a)), then the cure period will be extended if the Breaching Party provides a written plan for curing such breach to the non-Breaching Party and the Breaching Party uses Commercially Reasonable Efforts to cure such breach in accordance with such written plan; provided however, that no such extension will exceed [***] without the written consent of the Non-Breaching Party. Notwithstanding Section 13.2 (Termination for Breach), if the material breach and failure to cure contemplated by Section 13.2 (Termination for Breach) is with respect to BMS’ obligations hereunder with respect to one or more countries in the Territory, but not all countries in the Territory, then Navire shall not have the right to terminate this Agreement in its entirety, but shall have the right to terminate this Agreement solely with respect to such

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country(ies), and this Agreement shall remain in full force and effect with respect to all other countries in the Territory.
13.3
Termination as a Result of Bankruptcy. Each Party may terminate this Agreement upon written notice to the other Party if such other Party (or any controlling Affiliate of such other Party) (a) makes an assignment of a substantial portion of its assets for the benefit of creditors; (b) appoints or suffers appointment of a receiver or trustee over all or substantially all of its property that is not dismissed or discharged within [***] after such appointment; (c) proposes a written agreement of composition or extension of its debts; (d) proposes or is a party to any dissolution or liquidation; (e) files a petition under any bankruptcy or insolvency law or is the subject of any such petition that is not dismissed within [***] of the filing thereof; or (f) admits in writing its inability to meet its obligations as they generally become due, then the other Party may terminate this Agreement.
13.4
Termination for Convenience by BMS. BMS may terminate this Agreement in its entirety at will, in its sole discretion, by providing not less than (a) [***] prior written notice to Navire, if such written notice is given prior to the First Commercial Sale; and (b) [***] prior written notice to Navire, if such written notice is given after the First Commercial Sale.
13.5
Termination by BMS for Safety Reasons. BMS may terminate this Agreement in its entirety upon written notice to Navire based on Safety Reasons. Upon such termination for Safety Reasons, BMS (or the applicable Affiliate or Sublicensee of BMS) shall be responsible, at its sole cost and expense, for the wind-down of any Development of the Licensed Compound or Licensed Products (including any Clinical Trials for the Licensed Products being conducted by or on behalf of BMS) and any Commercialization activities for the Licensed Products. Such termination shall become effective upon the date that BMS notifies Navire in writing that such wind-down is complete. Prior to BMS providing written notice of such termination, [***].
13.6
Additional Remedies of BMS in Lieu of Termination of Agreement by BMS under Section 13.2. If BMS has the right to terminate this Agreement under Section 13.2 (Termination for Breach) (for clarity, subject to the provisions of Section 13.2 (Termination for Breach) with respect to cure and tolling), then in lieu of BMS terminating this Agreement pursuant to Section 13.2 (Termination for Breach), BMS shall have the right to elect, by providing written notice to Navire, to have this Agreement continue in full force and effect; provided that:
13.6.1
All rights and licenses granted to BMS under Section 2.1 (Grant to BMS) and the Letter Agreement shall become perpetual and irrevocable; provided that, [***];
13.6.2
BMS’ obligations to pay [***] shall be reduced by [***] of the amount that would otherwise have been payable under this Agreement;
13.6.3
[***];
13.6.4
At the written request of BMS, [***]; and
13.6.5
if such election occurs prior to the exercise of the Co-Funding Option, [***].

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13.7
Milestone Payments. [***].
Article 14

Effects of EXPIRATION OR Termination
14.1
Termination of Licenses. Upon the termination (but excluding, for clarity, expiration of the Term) of this Agreement with respect to a given Terminated Territory, except as otherwise set forth in this Article 14, all rights and licenses granted to a Party by the other Party (or BridgeBio or a [***] Affiliate, as applicable) hereunder with respect to the Licensed Compounds and Licensed Products for such Terminated Territory will immediately terminate and be of no further force and effect; provided that: (a) the licenses granted to BMS hereunder shall survive on a non-exclusive basis for [***] following the effective date of termination in order for BMS (and its Affiliates, Sublicensees and distributors), at BMS’ discretion, during the [***] period immediately following the effective date of termination, or shorter period set forth in an Existing Navire In-License Agreements, in [***], to (i) finish or otherwise wind-down, in BMS’ sole discretion, any ongoing Clinical Trials with respect to Licensed Products, including any with respect to a Combination Therapy, hereunder (provided that, if in the best interests of trial subjects, a Clinical Trial is not able to be finished or wound-down within such [***] period, then such [***] period shall automatically be extended with respect to such Clinical Trial until such Clinical Trial is completed or can be reasonably and safely wound-down); and (ii) to finish and sell (but not actively promote after the effective date of termination) any work-in-progress and any remaining inventory of the Licensed Products hereunder in any Terminated Territory for which Regulatory Approval therefor has been obtained (provided that such Licensed Products shall have launched in each such Terminated Territory as of the applicable effective date of termination and provided further BMS shall pay [***] as would have applied had this Agreement otherwise remained in full force and effect; provided that, for clarity, BMS shall have no obligation to undertake such activities; and (b) if such Terminated Territory is not the entire Territory, then BMS shall retain exclusive licenses to Develop or Manufacture Licensed Products in the Terminated Territory solely for purposes of Exploiting the Licensed Products in the remaining Territory. For clarity, [***].
14.2
Reversion License.
14.2.1
If this Agreement is terminated (a) [***] or (b) [***] then, upon Navire’s written request to BMS (which must be provided within [***] after the effective date of termination), upon Navire’s request, subject to Section 14.2.2, BMS, on behalf of itself and its Affiliates shall grant, and hereby does grant, to Navire and its Affiliates a transferable, exclusive license, with the right to grant sublicenses through multiple tiers, under the [***] to Develop, Manufacture, have Manufactured, sell, offer for sale, import and otherwise Commercialize the Reversion Product in the Field in the Territory (such license grants, the “Reversion License”). Subject to Section 14.2.3, the Reversion License shall exclude [***]. Navire shall be responsible for (a) making any payments (including royalties, milestones and other amounts) payable by BMS to Third Parties under any Third Party agreements with respect to the BMS Reversion Technology that are the subject of the Reversion License, to the extent reasonably allocable to Navire’s exercise of the rights granted thereunder, by making such payments directly to BMS and, in each instance, Navire shall make the requisite payments to BMS and provide the necessary reporting information to BMS in sufficient time to enable BMS to comply with its obligations under such Third Party

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agreements, and (b) complying with any other obligations included in any such Third Party agreements that are applicable to the grant to Navire of such license or to the exercise of such license by Navire or any of its Affiliates or sublicensees; provided that Navire has been provided with a written copy of all such applicable obligations within thirty (30) days of the effective date of termination, and BMS shall be responsible for paying or providing to any such Third Party any payments or reports made or provided by Navire pursuant to the foregoing; provided that [***].
14.2.2
Within [***] following the termination of this Agreement, [***].
14.2.3
If this Agreement is terminated (a) [***] or (b) [***] then, upon Navire’s written request to BMS (which must be provided within [***] after the effective date of termination), BMS and Navire shall discuss in good faith, for a period of up to [***] following such written request, terms and conditions of an agreement under which BMS may be willing to grant to Navire a [***]. For clarity, neither Party shall have any obligation to enter into any such agreement unless each Party agrees to do so in its sole discretion. “BMS Other Reversion Technology” means any Patent or Know-How that is [***].
14.3
Regulatory Materials and Data. Upon such termination, BMS shall transfer, and shall cause each of its Affiliates and Sublicensees to transfer, to Navire any and all Regulatory Materials and Regulatory Approvals that are solely and exclusively for such Reversion Product in the Terminated Territory. Upon Navire’s reasonable request, BMS shall take such commercially reasonable actions to execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights under such Regulatory Materials and Regulatory Approvals to Navire. If Applicable Law prevents or delays the transfer of ownership of any such Regulatory Materials and Regulatory Approvals to Navire, BMS hereby grants to Navire, its Affiliates, Sublicensees and licensees an exclusive and irrevocable right of access and right of reference to such Regulatory Materials and Regulatory Approvals for Reversion Products in the Terminated Territory, and shall reasonably cooperate to make the benefits of such Regulatory Materials and Regulatory Approvals available to Navire or its designee.
14.4
Exclusivity. If the Terminated Territory is not the entire Territory, Section 2.6 (Exclusivity) shall continue to survive and apply after any such termination for the period set forth therein; provided that, solely with respect to such Terminated Territory, Section 2.6.1 (Exclusivity Covenant) will not restrict Navire (or any of its Affiliates) or any [***] Affiliate from Developing, Manufacturing or Commercializing the Reversion Product (and for clarity, whether such Reversion Product is a monotherapy or Combination Therapy) in such Terminated Territory.
14.5
Effect on Sublicenses. In the event of any termination of this Agreement for any reason for any Terminated Territory, at the written request of BMS to Navire (on a Sublicensee-by-Sublicensee basis), any Sublicensee for such Reversion Product in the Field in the Terminated Territory, from the effective date of the applicable termination, will become a direct licensee of Navire under rights and terms equivalent to the sublicense rights and terms that were previously granted to such Sublicensee by BMS hereunder; provided that such direct license shall not expand Navire’s obligations or limit Navire’s rights, in each case, as set forth in this Agreement with respect to such Terminated Territory as of the effective date of the applicable termination.

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14.6
Accrued Rights. Expiration or termination this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such expiration or termination. Such expiration or termination will not relieve a Party from obligations that are expressly indicated to survive the expiration or termination of this Agreement.
14.7
Survival. Notwithstanding anything to the contrary contained herein, the following provisions will survive any expiration or termination of this Agreement: Section 4.3.3 (Navire GDP Trial Breach) (with respect to any outstanding payment obligation of Navire incurred prior to the date of termination or expiration); Section 4.6.2(b) (Invoices and Payments) (with respect to any outstanding payment obligation of Navire with respect to the Navire Co-Funding Share for BMS Allowable Development Costs incurred prior to the date of termination or expiration); Section 8.1 (Upfront License Fee); Section 8.2 (Development Milestone Payments) (with respect to any outstanding payment obligation of BMS with respect to any Development Milestone Payment for any Development Milestone achieved prior to the notice of termination or expiration); Section 8.3 (Sales Milestones Payments) (with respect to any outstanding payment obligation of BMS with respect to any Sales Milestone Payment for any Sales Milestone achieved prior to the date of notice of termination or expiration); Section 8.5 (Royalties) (with respect to any payments accrued prior to effective date of termination or thereafter in accordance with Section 14.1), Section 8.11 (Royalty Payments and Reports) (with respect to the last Calendar Quarter of the Term to the extent not already reported and any outstanding payment obligation of BMS with respect to any Royalty Payments incurred prior to the date of termination or expiration); Section 8.12 (Existing Third Party License Agreements); Section 8.13 (Taxes and Withholding) to Section 8.16 (Offset Rights) (for the duration of any outstanding payment obligations under this Agreement); Section 8.17 (Records and Audits) (for the duration set out therein); Section 9.1.1 (Background Technology); Section 9.1.2(a), Section 9.1.2(c) (first four (4) sentences); Section 9.6 (Enforcement of Intellectual Property Rights); Section 9.6.4 (Cooperation in Enforcement Proceedings), and Section 9.8 (Defense) (in each case, with respect to any actions or proceedings described therein to the extent outstanding as of the date of termination or expiration); Section 10.4 (No Other Representations or Warranties); Section 11.1 (Indemnification by BMS) to Section 11.3 (Indemnification Procedures); Section 12.1 (Confidential Information) to Section 12.5 (Terms of this Agreement) (for the duration set out in Section 12.1.1); Section 12.8 (Effects of Termination) (in the case of termination of this Agreement only, and for the duration of any outstanding obligations set out therein); Section 13.1 (Term) (in the case of expiration of this Agreement only, the last sentence); Section 13.7 (Milestone Payments); and Article 1 (Definitions) (to the extent necessary to interpret other surviving sections); Article 14 (Effects of Expiration or Termination); Article 15 (Dispute Resolution); and Article 16 (Miscellaneous). Except as set forth in this Article 14 (Effects of Expiration or Termination) or otherwise expressly set forth herein, upon expiration or termination of this Agreement all other rights and obligations of the Parties and BridgeBio will cease.
14.8
Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Navire to BMS are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. Navire, BridgeBio, and BMS agree that BMS, as licensee of certain rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. Navire, BridgeBio, and BMS further agree that, in the event of the commencement of a bankruptcy proceeding by or against Navire or BridgeBio

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(such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code, (a) BMS will be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to BMS and all embodiments of such intellectual property, which, if not already in such BMS’ possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon such BMS’ written request therefore, unless the Bankrupt Party elects to continue to perform its obligations under this Agreement or (ii) if not delivered under clause (i), following the rejection of this Agreement by the Bankrupt Party and the election by BMS to retain its rights under Section 365(n)(1)(B) of the U.S. Bankruptcy Code, upon written request therefore by BMS; and (b) the Bankrupt Party will not unreasonably interfere with the BMS’ rights under this Agreement to intellectual property and all embodiments of intellectual property, including any right under this Agreement to obtain such intellectual property or embodiment from another entity. The “embodiments” of intellectual property includes all tangible, intangible, electronic, or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Licensed Products, filings with Regulatory Authorities and related rights, including Navire Know-How.
Article 15

Dispute Resolution
15.1
Disputes. Except as provided in Sections 3.2 (Resolution of JSC Disputes), Section 14.2.2 or Section 15.6 (Equitable Remedies), any dispute between the Parties or between BMS and BridgeBio arising out of or in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), shall be resolved pursuant to this Article 15. Any Dispute shall first be referred to the Designated Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Designated Officers shall be conclusive and binding on the Parties and BridgeBio. If the Designated Officers are not able to agree on the resolution of any such issue within [***] (or such other period of time as mutually agreed by the Designated Officers) after such issue was first referred to them, then, except as otherwise set forth in Section 15.2 (Intellectual Property Disputes) or Section 15.4 (Litigation), the Dispute will be resolved pursuant to Section 15.3 (ADR).
15.2
Intellectual Property Disputes. In the event that a Dispute arises with respect the validity, enforceability, or patentability of any Patent or other intellectual property rights, and such Dispute cannot be resolved in accordance with Section 15.1 (Disputes), unless otherwise agreed by the Parties and BridgeBio in writing, such Dispute shall not be submitted to an ADR proceeding in accordance with Section 15.3 (ADR) and instead, either Party or BridgeBio, as applicable may initiate litigation in a court of competent jurisdiction in any country or other jurisdiction in which such rights apply.
15.3
ADR. Any ADR proceeding under this Agreement shall take place pursuant to the procedures set forth in Schedule 15.3 (ADR Procedures). Any dispute concerning the scope, enforceability or applicability of Section 15.3 (ADR) and Schedule 15.3 (ADR Procedures), including whether a Dispute is subject to Section 15.3 (ADR) and the propriety of commencing an ADR proceeding shall be decided by the Neutral. Any determination made by the Neutral that a Party or BridgeBio is in material breach of its material obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such material breach, if feasible.

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15.4
Litigation. Notwithstanding Section 15.3 (ADR), with respect to any Dispute that involves (a) a claim for monetary damages, (b) a claim for material breach that would give rise to a Party’s right to terminate in accordance with Section 13.2 (Termination for Breach) or BMS’ rights under Section 13.6 (Additional Remedies of BMS in Lieu of Termination), or (c) the terms of the Reversion License pursuant to Section 14.2.2, unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to an ADR proceeding in accordance with Section 15.3 (ADR) and instead, either Party may commence or take proceedings or seek remedies before the courts or any other competent authority located in New York, New York for interim, interlocutory or injunctive remedies in relation to this Agreement.
15.5
Choice of Law. This Agreement and any Dispute arising from the performance or breach hereof will be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws that might otherwise make this Agreement subject to the substantive law of another jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement and is expressly and entirely excluded.
15.6
Equitable Remedies. Notwithstanding anything to the contrary herein, the Parties and BridgeBio do not intend to deprive any court of its jurisdiction to issue, at the request of a Party or BridgeBio, as applicable, a pre-arbitral injunction, pre-arbitral attachment or other order of interim relief to avoid irreparable harm, maintain the status quo, preserve the subject matter of the Dispute, or aid the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal will have full authority to grant provisional or interim remedies and to award damages for the failure of any Party or BridgeBio to the dispute to respect the arbitral tribunal’s order to that effect.
Article 16

Miscellaneous
16.1
Entire Agreement; Amendment. This Agreement, together with the Letter Agreement, the Existing Nivolumab Combination Trial Agreement, and the Schedules and Exhibits hereto and thereto, contains the entire understanding of the Parties and BridgeBio with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof are superseded by the terms of this Agreement, including the Prior CDA to the extent related to the subject matter hereof (provided that all information disclosed or exchanged under such agreement will be treated as Confidential Information hereunder). The Schedules and Exhibits to this Agreement, the Existing Nivolumab Combination Trial Agreement, and the Letter Agreement are incorporated herein by reference and will be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of each of the Parties and BridgeBio. In the event of any conflict or inconsistency between the terms and conditions hereof and any terms or conditions set forth in the Existing Nivolumab Combination Trial Agreement, except as otherwise expressly set forth herein, the terms and conditions of this Agreement shall prevail.

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16.2
Force Majeure. A Party or BridgeBio shall not be liable for delay or failure in the performance of any of its obligations hereunder (except for any financial obligations hereunder) if such delay or failure is due to a cause beyond the reasonable control of such Party or BridgeBio, including acts of God, embargos, fires, earthquakes, acts of war (whether war be declared or not), terrorism, insurrections, riots, strikes, lockouts, or other labor disturbances (other than strikes, lockouts, or labor disturbances involving a Party’s own employees), government actions, fire, earthquakes, floods, epidemics, pandemics, quarantines or civil unrest, or hurricane or other inclement weather, or any delays or pauses of programs as a result of pandemics (“Force Majeure”) for so long as such failure or delay continues to be caused by or result from such Force Majeure event; provided, however, that the affected Party or BridgeBio promptly notifies the other Party; provided, further, that the affected Party or BridgeBio shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance in accordance with the terms of this Agreement whenever such causes are removed. When such circumstances arise, the Parties and BridgeBio shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.
16.3
Notices. Any notice required or permitted to be given by this Agreement shall be in writing and in English and shall be (a) delivered by hand or by overnight courier with tracking capabilities; (b) mailed postage prepaid by first class, registered, or certified mail; or (c) delivered by facsimile followed by delivery via either of the methods set forth in foregoing clauses (a) or (b), in each case, addressed as set forth below unless changed by notice so given:

If to Navire or BridgeBio:

Navire Pharma, Inc.

421 Kipling Street

Palo Alto, CA 91320-1799

Attention: Chief Executive Officer
Email: [***]

With copies to:

BridgeBio Pharma, Inc.

421 Kipling Street

Palo Alto, CA91320

Attention: Legal Department

Email: [***]

If to BMS:

Bristol-Myers Squibb Company

Route 206 & Province Line Road

Princeton, NJ 08543-4000

Attention: Executive Vice President, Strategy and Business Development

With copies (that shall not constitute notice) to:

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Bristol-Myers Squibb Company

Route 206 & Province Line Road

Princeton, New Jersey 08543-4000

Attention: Senior Vice President, Associate General Counsel, Transactions Law

Email: [***]

Any such notice shall be deemed given on the date received, except any notice received after 5:30 p.m. (in the time zone of the receiving party) on a Business Day or if received on a non-Business Day, shall be deemed to have been received on the next Business Day. A Party may add, delete, or change the person or address to which notices should be sent at any time upon written notice delivered to the other Parties in accordance with this Section 16.3 (Notices).

16.4
Assignment.
16.4.1
Generally. Except as expressly permitted herein, this Agreement may not be assigned or transferred (however structured, whether by merger, acquisition, sale of assets or otherwise) by any Party or BridgeBio, nor may any Party or BridgeBio assign or transfer any rights or obligations created by this Agreement, except as expressly permitted hereunder, without the prior written consent of the other Party (or BMS, in the case of BridgeBio), which consent will not be unreasonably withheld, conditioned or delayed.
16.4.2
BMS. Notwithstanding the limitations in Section 16.4.1 (Generally), BMS may assign or transfer this Agreement, or any rights or obligations hereunder, in whole or in part, to (a) one or more Affiliates (provided, however, that BMS shall remain fully and unconditionally liable and responsible to Navire for the performance and observance of all such duties and obligations by such Affiliate); or (b) its successor in interest in connection with its merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement.
16.4.3
Navire and BridgeBio. Notwithstanding the limitations in Section 16.4.1 (Generally), and subject to the remaining provisions of this Section 16.4.3 (Navire), (a) Navire may assign or transfer this Agreement, together with its rights and obligations hereunder, in whole (but not in part), to Navire’s successor in interest in connection with a Change of Control of Navire, or (b) BridgeBio may assign or transfer this Agreement, together with its rights and obligations under this Agreement, in whole (but not in part), to BridgeBio’s successor in interest in connection with a Change of Control of BridgeBio. Without limiting the provisions of Section 2.6 (Exclusivity), in the event that Navire, BridgeBio or any other of Affiliates of Navire, as applicable, undergoes a Change of Control with a Third Party that is (or has an Affiliate that is) developing or commercializing any Competing Products or Competing Combination Programs (as of the time of such Change of Control or thereafter), then [***]. “Competing Combination Program” [***].
16.4.4
All Other Assignments Null and Void. The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and

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permitted assigns of the applicable Party or BridgeBio. Any purported assignment in violation of this Section 16.4 (Assignment) will be null and void ab initio.
16.5
Change of Control.
16.5.1
In the event of any Change of Control of Navire or any of its Affiliates (including, for clarity, BridgeBio), the applicable Change of Control Party shall provide BMS with written notice of such Change of Control within [***] following the closing date of such transaction. “Change of Control Party” means (a) Navire (or its successor), with respect to any Change of Control of Navire; or (b) BridgeBio (or its successor), with respect to any Change of Control of (i) BridgeBio or (ii) any other Affiliate of Navire (other than any of Navire’s directly or indirectly controlled subsidiaries).
16.5.2
During the Term, in the event of any Change of Control of Navire, BridgeBio or any other Affiliates of Navire, at any time during the [***] following delivery of the written notice contemplated by Section 16.5.1, BMS shall have the right, in its sole and absolute discretion, by written notice delivered to the applicable Change of Control Party, to: (a) require such Change of Control Party (and the relevant Navire Affiliates, as applicable) and its Acquiror to adopt reasonable procedures to be agreed upon in writing to prevent disclosure of Confidential Information of BMS; (b) disband the JSC (and any committee thereof) and terminate the activities of the JSC (and any committee thereof) and thereafter BMS may undertake all activities assigned by this Agreement to the JSC solely and exclusively by itself; (c) assume and complete any activities with respect to the Navire GDP Trials, in which case, as and to the extent reasonably requested by BMS, Navire (or its successor, as applicable) shall, at its cost (i) transfer any Navire GDP Trials to BMS (or its designee), and cooperate with BMS to ensure a smooth and orderly transition thereof, in a diligent manner, which will in any event be in compliance with Applicable Laws and accepted pharmaceutical industry norms and ethical practice, and (ii) to the extent reasonably requested by BMS and permitted by Applicable Law (A) [***] and (B) [***] or (d) [***].
16.6
Severability. If any one or more of the terms or provisions of this Agreement is held by a court of competent jurisdiction to be void, invalid or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction, and the term or provision shall be considered severed from this Agreement solely for such situation and solely in each such jurisdiction, unless the invalid, void or unenforceable term or provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties and BridgeBio would not have entered into this Agreement without the invalid, void or unenforceable term or provision. If the final judgment of such court declares that any term or provision hereof is invalid, void or unenforceable, the Parties and BridgeBio agree to (a) reduce the scope, duration, area or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable; and (b) make a good faith effort to replace any invalid, void or unenforceable term or provision with a valid and enforceable one such that the objectives contemplated by the Parties and BridgeBio when entering this Agreement may be realized.

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16.7
Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.
16.8
Interpretation.
16.8.1
Generally. This Agreement has been diligently reviewed by and negotiated by and among the Parties, and in such negotiations each of the Parties and BridgeBio has been represented by competent (in-house or external) counsel, and the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and BridgeBio and their respective counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party and BridgeBio as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party and BridgeBio, irrespective of which Party(or BridgeBio, as applicable) may be deemed to have authored the ambiguous provision.
16.8.2
Definitions; Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined and where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “any” shall mean “any and all” unless otherwise clearly indicated by context. The words “including”, “includes”, “include”, “for example”, and “e.g.” and words of similar import will be deemed to be followed by the words “without limitation.” The word “or” is disjunctive but not necessarily exclusive. The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires otherwise or otherwise specifically provided, (a) all references herein to Articles, Sections, Schedules or Exhibits shall be construed to refer to Articles, Sections, Schedules and Exhibits of this Agreement; (b) reference in any Section to any subclauses are references to such subclauses of such Section; (c) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified, and if a period of time is specified and dates from a given day or Business Day, or the day or Business Day of an act or event, it is to be calculated exclusive of that day or Business Day; (d) “monthly” means on a calendar month basis, (e) “quarter” or “quarterly” means on a Calendar Quarter basis; (f) “annual” or “annually” means on a Calendar Year basis; (g) “year” means a 365-day period unless Calendar Year is specified; and (h) a capitalized term not defined herein but reflecting a different part of speech than a capitalized term which is defined herein will be interpreted in a correlative manner.
16.8.3
Subsequent Events. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein); (b) any reference to any Applicable Law herein shall be construed as referring to such Applicable Law as from time to time enacted, repealed, or

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amended; and (c) any reference herein to any Person shall be construed to include the Person’s successors and assigns (subject to Section 16.9 (Further Assurances)).
16.8.4
Headings. Headings, captions and the table of contents are for reference and convenience only and are not to be used in the interpretation of this Agreement.
16.8.5
Prior Drafts. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement.
16.8.6
Independent Significance. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties and BridgeBio intend that, except as reasonably apparent on the face of this Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content).
16.9
Further Assurances. Each Party and BridgeBio shall execute, acknowledge and deliver such further instruments, and do all such other ministerial, administrative or similar acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.
16.10
No Consequential or Punitive Damages. NEITHER NAVIRE NOR BMS, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR [***] AFFILIATES (WITH RESPECT TO NAVIRE), WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY, CONTRIBUTION OR OTHERWISE, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 16.10 (NO CONSEQUENTIAL OR PUNITIVE DAMAGES) IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1 (Indemnification by Navire) OR SECTION 11.2 (Indemnification by BMS) FOR ANY THIRD PARTY LOSSES; (B) THE LIABILITY OF ANY PARTY FOR BREACH OF ANY OF ITS OBLIGATIONS UNDER ARTICLE 12; OR (C) THE LIABILITY OF NAVIRE OR BRIDGEBIO FOR BREACH OF ANY OF ITS RESPECTIVE OBLIGATIONS UNDER SECTION 2.6 (EXCLUSIVITY).
16.11
Waivers and Modifications. The failure of any Party or BridgeBio to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release, or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by BMS, Navire, and BridgeBio.

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16.12
No Third Party Beneficiaries. There are no express or implied Third Party beneficiaries hereunder. The provisions of this Agreement are for the exclusive benefit of the Parties and BridgeBio, and no other person or entity shall have any right or claim against any Party or BridgeBio by reason of these provisions or be entitled to enforce any of these provisions against any Party or BridgeBio.
16.13
Relationship of Navire, BridgeBio, and BMS. As between BMS, on the one hand, and Navire and BridgeBio, on the other, each are independent contractors under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute (a) Navire as a partner, agent, or joint venturer of BMS; or (b) BMS as a partner, agent or joint venturer of Navire. Neither Navire, nor BridgeBio (nor any employee or representative of Navire or its Affiliates) nor BMS (nor any employee or representative of BMS or its Affiliates), respectively, shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of or to bind, (i) BMS or (ii) Navire or BridgeBio, respectively, to any contract, agreement, or undertaking with any Third Party. The Parties and BridgeBio (and any successor, assignee, transferee, or Affiliate of a Party or BridgeBio) shall use commercially reasonable efforts to (A) avoid restructuring the arrangement contemplated by this Agreement in a way that would knowingly and intentionally cause the arrangement contemplated by this Agreement being treated as a partnership for United States tax purposes and (B) not treat or report the relationship among the Parties and BridgeBio arising under this Agreement as a partnership for United States tax purposes, without the prior written consent of the other Party or BridgeBio unless required by a final “determination” as defined in Section 1313 of the United States Internal Revenue Code of 1986, as amended.
16.14
Counterparts. This Agreement may be executed in counterparts with the same effect as if both Parties and BridgeBio had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto nor BridgeBio shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party and BridgeBio forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

[No Further Text on This Page]

In Witness Whereof, the Parties and BridgeBio have executed this Agreement by their duly authorized representatives as of the Effective Date.

Bristol-Myers Squibb Company		Navire Pharma, Inc.

By:	/s/ Elizabeth A. Mily	By:	/s/ Michael Henderson
Printed:	Elizabeth A. Mily	Printed:	Michael Henderson
Title:	EVP,	Title:	Chief Executive Officer
Strategy and Business Development

BridgeBio Pharma, Inc.

		By:	/s/ Neil Kumar
		Printed:	Neil Kumar
		Title:	Chief Executive Officer

Schedule 1.4

[***]

Schedule 1.37

[***]

Schedule 1.38

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Schedule 1.40

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Schedule 1.63

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Schedule 1.64

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Schedule 1.66

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Schedule 1.77

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Schedule 1.81

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Schedule 2.4

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Schedule 4.2.2

Initial Global Development Plan

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Schedule 4.7.3

Report Information for Navire GDP Trials

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Schedule 7.1.2

Initial Material Transfer

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Schedule 10.2

Disclosure Schedule

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Schedule 12.3

Press Release

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Schedule 15.3

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